Exhibit 10.1

Execution Copy

SUPER PRIORITY SENIOR SECURED DEBTOR-IN-POSSESSION LOAN AND SECURITY AGREEMENT

Dated as of July 3, 2023

among

SIENA LENDING GROUP LLC,

as Agent,

SIENA LENDING GROUP LLC,

and the other financial institutions party hereto from time to time,

as Lenders

IMEDIA BRANDS, INC.,

VALUEVISION RETAIL, INC.,

FL ACQUISITION COMPANY,

PW ACQUISITION COMPANY, LLC,

VALUEVISION MEDIA ACQUISITIONS, INC.,

JWH ACQUISITION COMPANY,

NORWELL TELEVISION, LLC,

867 GRAND AVENUE LLC,

VALUEVISION INTERACTIVE, INC.,

PORTAL ACQUISITION COMPANY,

as Borrowers, Debtors and Debtors-In-Possession Under Chapter 11 of the Bankruptcy Code

and

VVI FULFILLMENT CENTER, INC.,

EP PROPERTIES, LLC

as Guarantors, Debtors and Debtors-In-Possession Under Chapter 11 of the Bankruptcy Code

Loan and Security Agreement

TABLE OF CONTENTS

Page

1.	LOANS		2

	1.1	Amount of Loans	2
	1.2	Term Loan Application	2
	1.3	[Reserved]	3
	1.4	Notice of Borrowing; Manner of Revolving Loan Borrowing	3
	1.5	Other Provisions Applicable to Letters of Credit	3
	1.6	Conditions of Making the Loans	3
	1.7	Repayments	4
	1.8	Prepayments / Voluntary Termination / Application of Prepayments	5
	1.9	Obligations Unconditional	5
	1.10	Reversal of Payments	6
	1.11	Release	6
	1.12	Independent Obligations	7
	1.13	Revolving Loans by Agent and Settlement Among Lenders	7

2.	INTEREST AND FEES; LOAN ACCOUNT		8

	2.1	Interest	8
	2.2	Fees	8
	2.3	Computation of Interest and Fees	8
	2.4	Loan Account; Monthly Accountings	8
	2.5	Further Obligations; Maximum Lawful Rate	8
	2.6	Special Provisions Regarding Term SOFR	9

3.	SECURITY INTEREST GRANT / POSSESSORY COLLATERAL / FURTHER ASSURANCES		13

	3.1	Grant of Security Interest	13
	3.2	Possessory Collateral	14
	3.3	Further Assurances	14
	3.4	UCC Financing Statements	15
	3.5	Superpriority Claims and Collateral Security	15

4.	CERTAIN PROVISIONS REGARDING ACCOUNTS, INVENTORY, COLLECTIONS, APPLICATIONS OF PAYMENTS, INSPECTION RIGHTS, AND APPRAISALS		18

	4.1	Cash Management	18
	4.2	Application of Payments	19
	4.3	Notification of Assignment of Receivables	20
	4.4	Power of Attorney	20
	4.5	Reserved	21
	4.6	Reserved	21
	4.7	Access to Collateral, Books and Records	21
	4.8	Appraisals	21

5.	REPRESENTATIONS, WARRANTIES AND COVENANTS		22

	5.1	Existence and Authority	22
	5.2	Names; Trade Names and Styles	22

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Loan and Security Agreement

	5.3	Title to Collateral; Third Party Locations; Permitted Liens	23
	5.4	[reserved]	23
	5.5	Electronic Chattel Paper	23
	5.6	Capitalization; Investment Property	23
	5.7	Commercial Tort Claims	25
	5.8	Jurisdiction of Organization; Location of Collateral	25
	5.9	Financial Statements and Reports; Budget	25
	5.10	Tax Returns and Payments; Pension Contributions	25
	5.11	Compliance with Laws; Intellectual Property; Licenses	26
	5.12	Litigation	27
	5.13	Use of Proceeds	28
	5.14	Insurance	28
	5.15	Financial, Collateral and Other Reporting / Notices	29
	5.16	Litigation Cooperation	32
	5.17	Maintenance of Collateral, Etc.	32
	5.18	Material Contracts	32
	5.19	No Default	33
	5.20	No Material Adverse Change	33
	5.21	Full Disclosure	33
	5.22	Sensitive Payments	33
	5.23	Cash Balance Payment	33
	5.24	Term Debt Permitted Indebtedness; Seller Note Permitted Indebtedness	33
	5.25	Negative Covenants	33
	5.26	[Reserved]	36
	5.27	Employee and Labor Matters	36
	5.28	[Reserved]	36
	5.29	Updates to the Information Certificate	36
	5.30	Bankruptcy Matters	36

6.	LIMITATION OF LIABILITY AND INDEMNITY		37

	6.1	Limitation of Liability	37
	6.2	Indemnity/Currency Indemnity	37

7.	EVENTS OF DEFAULT AND REMEDIES		38

	7.1	Events of Default	38
	7.2	Remedies with Respect to Lending Commitments/Acceleration/Etc.	42
	7.3	Remedies with Respect to Collateral	43

8.	LOAN GUARANTY		48

	8.1	Guaranty	48
	8.2	Guaranty of Payment	48
	8.3	No Discharge or Diminishment of Loan Guaranty	48
	8.4	Defenses Waived	49
	8.5	Rights of Subrogation	49
	8.6	Reinstatement; Stay of Acceleration	49
	8.7	Information	49
	8.8	Termination	49
	8.9	Maximum Liability	50
	8.10	Contribution	50
	8.11	Liability Cumulative	51

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Loan and Security Agreement

9.	PAYMENTS FREE OF TAXES; OBLIGATION TO WITHHOLD; PAYMENTS ON ACCOUNT OF TAXES		51

	9.1	Taxes	51

10.	GENERAL PROVISIONS		54

	10.1	Notices	54
	10.2	Severability	56
	10.3	Integration	56
	10.4	Waivers	56
	10.5	Amendment	56
	10.6	Time of Essence	58
	10.7	Expenses, Fee and Costs Reimbursement	58
	10.8	Benefit of Agreement; Assignability	59
	10.9	Recordation of Assignment	61
	10.10	Participations	62
	10.11	Headings; Construction	62
	10.12	USA PATRIOT Act Notification	62
	10.13	Counterparts; Email Signatures	62
	10.14	GOVERNING LAW	62
	10.15	WAIVERS AND JURISDICTION	63
	10.16	Publication	64
	10.17	Confidentiality	64
	10.18	Borrowing Agency Provisions	64
	10.19	Agent Provisions	65
	10.20	Settlements; Payments	71
	10.21	Defaulting Lender	71
	10.22	Erroneous Payments	72
	10.23	Acknowledgment	74
	10.24	Release	74
	10.25	Adoption and Ratification	75
	10.26	Credit Bidding	75

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Loan and Security Agreement

Schedule 1.1	Commitments
Schedule 3.1	Commercial Tort Claims
Schedule 4.1	Bank Accounts
Schedule 5.1	Subsidiaries; Equity Interests
Schedule 5.2	Names; Trade Names
Schedule 5.8	Jurisdiction of Organization; Location of Collateral
Schedule 5.11	Intellectual Property
Schedule 5.12	Litigation
Schedule 5.14	Insurance
Schedule 5.18	Material Contracts
Schedule 5.25	Liens and Indebtedness

Schedule A	Description of Certain Terms
Schedule B	Definitions
Schedule C	Fees
Schedule D	Reporting
Schedule E	[Reserved]
Schedule F	Lender Notice Information
Exhibit A	Form of Notice of Borrowing
Exhibit B	Closing Checklist
Exhibit C	Client User Form
Exhibit D	Authorized Accounts Form
Exhibit E	Form of Account Debtor Notification
Exhibit F	Form of Compliance Certificate
Exhibit G	Form of Assignment and Acceptance
Exhibit H	Initial Budget
Exhibit I	Interim Order

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Debtor-In-Possession Loan and Security Agreement

Pursuant to Section 364(c) and (d) of the Bankruptcy Code, this Debtor-In-Possession Loan and Security Agreement (as it may be amended, restated or otherwise modified from time to time, this “Agreement”) is entered into as of July 3, 2023 among (1) Siena Lending Group LLC (“Siena”), as agent for the Lenders (in such capacity, together with its successors and assigns “Agent”), (2) the lenders from time to time party hereto (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”), (3) iMedia Brands, Inc., a Minnesota corporation (“iMedia”), VALUEVISION INTERACTIVE, INC., a Minnesota corporation (“Value Interactive”), VALUEVISION RETAIL, INC., a Delaware corporation (“Value Retail”), PW ACQUISITION COMPANY, LLC, a Minnesota limited liability company (“PW Acquisition”), FL ACQUISITION COMPANY, a Minnesota corporation (“FL Acquisition”), VALUEVISION MEDIA ACQUISITIONS, INC., a Delaware corporation (“Value Media”), JWH Acquisition Company, a Minnesota corporation (“JWH Acquisition”), NORWELL TELEVISION, LLC, a Delaware limited liability company (“Norwell”), and 867 GRAND AVENUE LLC, a Minnesota limited liability company (“867 Grand Avenue”), PORTAL ACQUISITION COMPANY, a Minnesota corporation (“Portal”) each as a borrower, debtor and debtor-in-possession (collectively, Portal, iMedia, Value Interactive, Value Retail, PW Acquisition, FL Acquisition, Value Media, JWH Acquisition, Norwell, 867 Grand Avenue and any other Person who from time to time becomes a Borrower hereunder, are referred to herein as the “Borrowers” and each individually, a “Borrower”) and (4) VVI FULFILLMENT CENTER, INC., a Minnesota corporation (“VVI Fulfillment”), EP PROPERTIES, LLC, a Minnesota limited liability company (“EP Properties”), and each other of the Affiliates of the Borrowers signatory to this Agreement from time to time as guarantors, if any (each a “Guarantor” and collectively, the “Guarantors”). The Schedules and Exhibits to this Agreement are an integral part of this Agreement and are incorporated herein by reference. Terms used, but not defined elsewhere, in this Agreement are defined in Schedule B.

RECITALS

A.          Loan Parties filed voluntary petitions for relief on June 29, 2023 (the “Petition Date”) under Chapter 11 of the Bankruptcy Code, resulting in Bankruptcy Case No. 23-10852 (such petitions, the “Cases”) before the United States Bankruptcy Court for the District of Delaware (together with any other court having jurisdiction over the Case, the “Bankruptcy Court”). Loan Parties remain in possession of their assets and are operating their respective businesses as debtors and debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

B.          Pursuant to that certain Loan and Security Agreement dated as of July 30, 2021 (as has been amended, supplemented and modified through the date hereof, the “Pre-Petition Credit Agreement”), by and among Borrowers, Guarantors, the financial institutions party thereto as lenders as of the Petition Date (collectively, in such capacity, the “Pre-Petition Lenders”) and Siena, as agent for each of the Pre-Petition Lenders (in such capacity, “Pre-Petition Agent”), Pre-Petition Agent and Pre-Petition Lenders made certain credit facilities and advances of credit available to Borrowers prior to the Petition Date on the terms and conditions set forth therein, which credit facilities and advances of credit and all other Pre-Petition Obligations (as defined below) thereunder are unconditionally guaranteed by the Guarantors and secured by Liens on substantially all the assets of the Borrowers and the Guarantors.

C.          Loan Parties have requested that during the Case, Agent and Lenders make loans, advances and extensions of credit on a senior secured, superpriority basis, in an aggregate amount of up to $34,947,305.40 consisting of (i) new money term loans in an aggregate amount equal to $15,000,000, and (ii) new money revolving loans in an aggregate amount equal to $19,947,305.40.

D.          Agent and Lenders are willing to provide loans and advances to Borrowers on a senior secured, superpriority basis on the terms and subject to the conditions of this Agreement and the DIP Orders, so long as such post-petition credit obligations are (i) secured by Liens on all of the assets, property and interests, real and personal, tangible and intangible, of the Loan Parties, whether now owned or hereafter acquired, which liens are superior to all other liens pursuant to Sections 364(c) and (d) of the Bankruptcy Code (other than the Carve-Out); (ii) given priority over any administrative expenses of the kind specified in the Bankruptcy Code, including without limitation, Sections 105, 326, 328, 330, 331, 364(c)(1), 365, 503(b), 506(c) (upon entry of the Final Order), 507, 546(c), 726 and 1114 of the Bankruptcy Code, as provided in the DIP Orders, subject, as to priority, only to the Carve-Out, all as more fully set forth in this Agreement, the DIP Orders and the other Loan Documents, (iii) secured by Liens on all of the assets, property and interests, real and personal, tangible and intangible, of each Loan Party, whether now owned or hereafter acquired, which Liens are superior to all other Liens (other than the Carve-Out and Pre-Petition Prior Liens); and (iv) guaranteed by each Guarantor pursuant to the terms set forth in this Agreement.

IN CONSIDERATION of the foregoing Recitals, which are incorporated into the operative provisions of this Agreement by this reference, the mutual covenants and undertakings herein contained, each Loan Party (acting for itself and as a debtor-in-possession in the Case) Agent and each Lender hereby agree as follows:

1.	LOANS.

1.1          Amount of Loans.

(a)          Revolving Loans. Subject to the terms and conditions contained in this Agreement, including Section 1.6, each Lender with a Revolving Loan Commitment shall (severally, not jointly and severally) from time to time during the Availability Period, at Borrowing Agent’s request, make revolving loans to Borrowers (“Revolving Loans”) available to Borrowers in an amount not to exceed such Lender’s Pro Rata Share of such Revolving Loans; provided, that (1) after giving effect to each such Revolving Loan, the outstanding balance of all Revolving Loans will not exceed the Maximum Revolving Facility Amount, less the amount of “Revolving Loans” outstanding under Pre-Petition Credit Agreement, and (2) the aggregate amount of Revolving Loans made by Lenders in any week shall not exceed the “Total Disbursements” line item for such week set forth in the Initial Budget or the Approved Budget (subject to Permitted Variances). Any Revolving Loans repaid may be reborrowed in accordance with the terms herein. No Revolving Loans shall be advanced prior to the commencement of the Availability Period. All Revolving Loans shall be made in and repayable in Dollars.

(b)          Term Loan. Subject to the terms and conditions contained in this Agreement, including Section 1.6, on the Closing Date each Lender with a Term Loan Commitment will make its Pro Rata Share of a loan to Borrowers in the original principal amount of $15,000,000 (the “Term Loan”). The Term Loan shall be advanced in a single borrowing on the Closing Date, and any principal amounts repaid in respect of the Term Loan may not be reborrowed. The Term Loan shall be made in and repayable in Dollars. The Term Loan Commitment of each Lender shall terminate immediately after such Lender advances its Pro Rata Share of the Term Loan on the Closing Date. The Term Loan shall not amortize and shall not be permitted to be prepaid prior to the Maturity Date. The entire unpaid balance of the Term Loan is due and payable on the Maturity Date.

1.2          Term Loan Application. On the Closing Date, the Lenders shall fund the Term Loan to Agent in accordance with wire instructions provided by Agent. Proceeds of the Term Loan shall be applied by Agent to repay Revolving Loans in an amount equal to $15,000,000 on the Closing Date, subject to Borrowers right to re-borrow Revolving Loans in accordance with this Agreement.

1.3          [Reserved].

1.4          Notice of Borrowing; Manner of Revolving Loan Borrowing.

(a)          Borrowing Agent shall request each Revolving Loan by an Authorized Officer submitting such request via Passport 6.0 (or, if requested by Agent, by delivering, in writing or via an Approved Electronic Communication, a Notice of Borrowing substantially in the form of Exhibit A hereto) (each such request a “Notice of Borrowing”). Subject to the terms and conditions of this Agreement, including Sections 1.1 and 1.6, Agent shall deliver the amount of the Revolving Loan requested in the Notice of Borrowing for credit to any account of Borrowers at a bank in the United States of America as Borrowing Agent may specify (provided that such account must be one identified on Schedule 4.1 and approved by Agent as an account to be used for funding of loan proceeds) by wire transfer of immediately available funds (a) on the same day if the Notice of Borrowing is received by Agent on or before 11:00 a.m. Eastern Time on a Business Day, or (b) on the immediately following Business Day if the Notice of Borrowing is received by Agent after 11:00 a.m. Eastern Time on a Business Day, or is received by Agent on any day that is not a Business Day. Agent shall charge to the Revolving Loan Agent’s usual and customary fees for the wire transfer of each Loan. The Revolving Loans shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (a) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make the Revolving Loans (or other extension of credit) hereunder, nor shall any commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (b) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

(b)          In addition to Loans made upon any request by Borrowing Agent pursuant to the preceding Section 1.4(a), each Loan Party hereby agrees, directs and authorizes that, upon entry of the Final Order, without any further action by the Loan Parties, the Bankruptcy Court or any other party, at the option of Agent, the Borrowers shall be deemed to exchange and substitute all of the remaining Pre-Petition Obligations, including without limitation any remaining Pre-Petition Loans and reimbursement obligations, on a cashless, dollar-for-dollar basis. The Post-Petition Obligations deemed substituted and exchanged (and used to replace such Pre-Petition Obligations) under this paragraph shall be deemed indefeasible and such Pre-Petition Obligations shall be deemed exchanged (and fully satisfied) therefor. This “final roll-up” shall be authorized as compensation for, in consideration for, as a necessary inducement for, and on account of the agreement of the Lenders to provide the Loans and other credit extensions under this Agreement.

1.5          Other Provisions Applicable to Letters of Credit. No Letters of Credit shall be issued under this Agreement.

1.6          Conditions of Making the Loans. Each Lender’s obligation to make any Loan under this Agreement is subject to the following conditions precedent (as well as any other conditions set forth in this Agreement or any other Loan Document), all of which must be satisfied in a manner acceptable to Agent and Lenders (and as applicable, pursuant to documentation which in each case is in form and substance acceptable to Agent) as of each day that such Loan is made:

(a)          Loans Made and/or Issued on the Closing Date: With respect to Loans made on the Closing Date, (i) each applicable Loan Party shall have duly executed and/or delivered, or, as applicable, shall have caused such other applicable Persons to have duly executed and or delivered, to Agent such agreements, instruments, documents and/or certificates listed on the closing checklist attached hereto as Exhibit B; (ii) Revolving Lenders shall have received duly executed copies of the German Vendor Loan Amendment, the German Vendor Loan Deferral Agreement, the German Guarantee and the German Parallel Debt Agreement; (iii) Revolving Lenders shall have received a duly executed copy of the APA, in form and substance satisfactory to the Revolving Lenders; (iv) [reserved] and (v) Borrowers shall have paid to Agent all fees due on the date hereof, and shall have paid or reimbursed Agent for all of Agent’s and Lenders’ costs, charges and expenses incurred through the Closing Date (and in connection herewith, Borrowers hereby irrevocably authorize Agent to charge such fees, costs, charges and expenses as Revolving Loans); and

(b)          All Loans: With respect to Loans made on the Closing Date and/or at any time thereafter, in addition to the conditions specified in clause (a) above as applicable, (i) [reserved]; (ii) each applicable Loan Party shall have duly executed and/or delivered, or, as applicable, shall have caused such other applicable Persons to have duly executed and or delivered, to Agent such further agreements, instruments, documents, proxies and certificates as Agent may require in connection therewith; (iii) each of the representations and warranties set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (without duplication of materiality qualifiers therein) as of the date such Loan is made (or to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct in all material respects (without duplication of materiality qualifiers therein) as of such earlier date), both before and after giving effect thereto; (iv) no Default or Event of Default shall be in existence, both before and after giving effect thereto; (v) the Interim Order (in the case of the Loans made on or before July 24, 2023) or the Final Order (in the case of all other Loans), (a) shall have been entered upon an application or motion of Borrower reasonably satisfactory in form and substance to Lenders and upon prior notice to such parties required to receive such notice and such other parties as may be reasonably requested by Lenders, and (b) shall be in full force and effect and shall not be the subject of any appeal, stay, order or reversal or modification; and (vi) on or before July 24, 2023, the Bankruptcy Court shall have entered the Final Order which Final Order (a) shall have been entered upon an application or motion of Borrower reasonably satisfactory in form and substance to Lenders and upon prior notice to such parties required to receive such notice and such other parties as may be reasonably requested by Lenders; and (b) shall be in full force and effect and shall not have been amended, modified or stayed, or reversed; and, if the Final Order is the subject of a pending objection, appeal or motion for reconsideration in any respect, neither the Final Order, nor the making of the Loans, or the performance by Loan Parties of any of the Obligations shall be the subject of a presently effective stay. Loan Parties and Lenders shall be entitled to rely in good faith upon the Final Order notwithstanding any such objection, appeal or motion for reconsideration. Lenders may, however, in its sole discretion, defer any obligations of Lenders to make Loans or to issue until such time as no such objection, appeal or motion for reconsideration is pending and the period for lodging any such objection, appeal or motion for reconsideration has expired. With respect to Loans made on the Closing Date and/or at any time thereafter, Borrowers request for such Loan shall be a certification to the Agent that such amount is being used solely in accordance with the Approved Budget.

1.7          Repayments.

(a)          [Reserved].

(b)          Reserved.

(c)          Maturity Date Payments / Cash Collateral. All remaining outstanding monetary Obligations (including, all accrued and unpaid fees described on Schedule C) shall be payable in full on the Maturity Date.

(d)          Currency Due. If, notwithstanding the terms of this Agreement or any other Loan Document, Agent receives any payment from or on behalf of Borrowers or any other Person in a currency other than the Currency Due, Agent may convert the payment (including the monetary proceeds of realization upon any Collateral and any funds then held in a cash collateral account) into the Currency Due at exchange rate selected by Agent in the manner contemplated by Section 6.2(b) and Borrowers shall jointly and severally reimburse Agent on demand for all reasonable costs they incur with respect thereto. To the extent permitted by law, the obligation shall be satisfied only to the extent of the amount actually received by Agent upon such conversion.

(e)          Termination of Loan Facilities. The security interests, Liens and rights granted to Lender hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that no Obligations may be outstanding, until all Obligations have been indefeasibly paid in full in cash and all Commitments have been terminated, and Loan Parties have provided to Agent and Lenders a full release from all claims of Loan Parties and their estates for any matters arising out of, relating to or in connection, with this Agreement and the Loan Documents as required pursuant to Section 1.11.

1.8          Prepayments / Voluntary Termination / Application of Prepayments.

(a)          [Reserved].

(b)          Certain Mandatory Prepayment Events. Borrowers shall be required to prepay the outstanding principal balance of the Loans on the date of each and every Prepayment Event (and on any date thereafter on which proceeds pertaining thereto are received by any Loan Party), in each case without any demand or notice from Agent, any Lender or any other Person, all of which is hereby expressly waived by Borrowers, in the amount of 100% of the proceeds (net of documented reasonable out-of-pocket costs and expenses incurred in connection with the collection of such proceeds, in each case payable to Persons that are not Affiliates of any Loan Party) received by any Loan Party with respect to such Prepayment Event. Such repayments, other than repayments made with proceeds of Extraordinary Receipts (any such prepayment amount an “Extraordinary Receipt Amount”), shall be applied to either the Pre-Petition Obligations (other than the ETF) or the Post-Petition Obligations as Revolving Lenders may elect in its sole and absolute discretion in accordance with the Interim Order and the Final Order, subject to Borrowers’ ability to reborrow Loans in accordance with the terms hereof. Extraordinary Receipt Amounts shall be applied in accordance with Section 4.2(ii) hereof.

(c)          Voluntary Termination of Loan Facilities. Borrowers may, on at least ten (10) Business Days prior and irrevocable written notice received by Agent, permanently terminate the Loan facilities by repaying all of the outstanding Obligations, including all principal, interest and fees with respect to the Revolving Loans; the foregoing notwithstanding, a Borrower may rescind such written notice if it states that the proposed payment in full of the Obligations is to be made with the proceeds of third party Indebtedness and if the closing for such Indebtedness does not happen on or before the date of the proposed termination set forth in such notice (in which case, a new notice shall be required to be sent in connection with any subsequent termination). If, on the date of a voluntary termination pursuant to this Section 1.8(c), Agent and Lenders have not received indefeasible payment in full of the Obligations and an estate release in accordance with Section 10.24, Agent may hold a cash indemnity reserve in an amount reasonably anticipated to cover any litigation expenses or costs and expenses associated with defending any investigation with respect to the Obligations, the Loan Documents or the Pre-Petition Loan Documents. From and after such date of termination, Lenders shall have no obligation whatsoever to extend any additional Loans and all of its lending commitments hereunder shall be terminated.

1.9          Obligations Unconditional.

(a)          The payment and performance of all Obligations shall constitute the absolute and unconditional obligations of each Loan Party and shall be independent of any defense or rights of set-off, recoupment or counterclaim which any Loan Party or any other Person might otherwise have against Agent, any Lender or any other Person. All payments required by this Agreement and/or the other Loan Documents shall be made in Dollars (unless payment in a different currency is expressly provided otherwise in the applicable Loan Document).

(b)          If at any time and from time to time (i) any Change in Law or (ii) compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any Governmental Authority, central bank or comparable agency (A) subjects Agent or any Lender to any tax, levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to any Loan Document, or changes the basis of taxation of payments to Agent or any Lender of any amount payable thereunder (other than (1) Indemnified Taxes, (2) Excluded Taxes and (3) Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes), or (B) imposes on Agent or any Lender any other condition or increased cost in connection with the transactions contemplated thereby or participations therein, and the result of any of the foregoing is to increase the cost to Agent or any Lender of making or continuing any Loan or to reduce any amount receivable hereunder or under any other Loan Documents, then, in any such case, Borrowers shall promptly and jointly and severally pay to Agent or such Lender, when notified to do so by Agent or such Lender (together with a certificate provided by Agent or such Lender setting forth in reasonable detail the amount necessary to compensate such Lender or Agent, any additional amounts necessary to compensate Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount as determined by Agent or such Lender; provided that Borrowers shall not be required to compensate Agent or any Lender for any increased costs or reductions incurred more than 180 days before the date that Agent or such Lender, as the case may be, notifies Borrowers of such change giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if such change giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to indicate the period of retroactive effect thereof. Each such notice of additional amounts payable pursuant to this Section 1.9(b) submitted by Agent or Lender to Borrowing Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

(c)          This Section 1.9 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Obligations.

1.10          Reversal of Payments. To the extent that any payment or payments made to or received by Agent or any Lender pursuant to this Agreement or any other Loan Document are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to any trustee, receiver or other Person under any state, federal or other bankruptcy or other such applicable law, then, to the extent thereof, such amounts (and all Liens, rights and remedies therefore) shall be revived as Obligations (secured by all such Liens) and continue in full force and effect under this Agreement and under the other Loan Documents as if such payment or payments had not been received by Agent or such Lender. This Section 1.10 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Obligations.

1.11          Release. Upon the payment in full of all Obligations owed to Agent and Lenders by Loan Parties and termination of the rights and obligations arising under this Agreement, the Loan Documents and the DIP Orders, Agent and each Lender shall be released from any and all obligations, liabilities, actions, duties, responsibilities and causes of action arising or occurring in connection with or related to this Agreement, the Loan Documents and the DIP Orders (including without limitation any obligation or responsibility (whether direct or indirect, absolute or contingent, due or not due, primary or secondary, liquidated or unliquidated), on terms and conditions acceptable to Agent in its Permitted Discretion.

1.12          Independent Obligations. The Revolving Loans shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (a) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make the Revolving Loans (or other extension of credit) hereunder, nor shall any commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (b) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

1.13          Revolving Loans by Agent and Settlement Among Lenders.

(a)          Agent, on behalf of the Lenders, shall disburse all loans and advances to the Borrowing Agent and shall handle all collections of Collateral and repayment of all Obligations. If Agent elects to require that any Lender make funds available to Agent, prior to a disbursement by Agent to Borrowing Agent, Agent shall advise each Lender by telephone, facsimile or e-mail of the amount of such Lender’s Pro Rata Share of the Revolving Loan requested by Borrowers no later than noon (Eastern time) on the date of funding of such Revolving Loan, and each such Lender shall pay Agent on such date such Lender’s Pro Rata Share of such requested Revolving Loan, in same day funds, by wire transfer to Agent’s Account, or such other account as may be identified in writing by Agent to Lenders from time to time; provided, that no Lender shall have an obligation to make any Revolving Loan, if (i) one or more of the applicable conditions precedent set forth in Section 1.6 will not be satisfied on the requested date for the applicable Revolving Loan unless such condition has been waived, or (ii) [reserved]. It is understood that for purposes of advances to the Borrowing Agent and for purposes of this Section 1.12, unless Agent has made the election referred to in the immediately preceding sentence, Agent will be using the funds of Agent, and pending settlement, all interest accruing on such advances shall be payable to Agent.

(b)          Unless Agent shall have been notified in writing by any Lender prior to any advance to the Borrowing Agent that such Lender will not make the amount which would constitute its Pro Rata Share of the borrowing on such date available to Agent, Agent may assume that such Lender shall make such amount available to Agent on a Settlement Date, and in reliance upon such assumption, Agent may make available to the Borrowing Agent a corresponding amount. A certificate of Agent submitted to any Lender with respect to any amount owing under this subsection shall be conclusive, absent manifest error. If such Lender’s Pro Rata Share of such borrowing is not in fact made available to Agent by such Lender on the Settlement Date, Agent shall be entitled to recover from the Borrowers, on demand, such Lender’s Pro Rata Share of such borrowing, together with interest thereon (for the account of Agent) at the rate per annum applicable to such borrowing, without prejudice to any rights which Agent may have against such Lender under Section 10.19 hereof. Nothing contained herein shall be deemed to obligate Agent to make available to the Borrowers the full amount of a requested advance when Agent has any notice (written or otherwise) that any of the Lenders will not advance its Pro Rata Share thereof.

(c)          On each Settlement Date, Agent and the Lenders shall each remit to the other, in immediately available funds, all amounts necessary so as to ensure that, as of the Settlement Date, the Lenders shall have advanced their respective Pro Rata Share of all outstanding Revolving Loans. Each Lender’s obligation to make the settlements pursuant to this Section 1.12(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (v) any set-off, counterclaim, recoupment, defense or other right which any such Lender or Borrower may have against Agent, the other the Borrowers, any other Lender or any other person, (w) the occurrence or continuance of a Default or Event of Default, (x) any adverse change in the condition (financial or otherwise) of the Borrowers, or any of them, (y) any breach of this Agreement or any other Loan Document by the Borrowers, or any of them, or any other Lender or (z) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.	INTEREST AND FEES; LOAN ACCOUNT.

2.1          Interest. All Loans and other monetary Obligations (other than the Pre-Petition Obligations (which are governed as to rates of interest and other fees and related charges by the Pre-Petition Credit Agreement and the other Pre-Petition Loan Documents) shall bear interest at the interest rate set forth in Section 3 of Schedule A, and accrued interest shall be payable (a) on the first day of each month in arrears, (b) upon a prepayment of such Loan in accordance with Section 1.8, and (c) on the Maturity Date; provided, that after the occurrence and during the continuation of an Event of Default and notice by the Agent to the Borrowers at the option of the Agent or at the direction of the Revolving Lenders, all Loans and other monetary Obligations shall bear interest at a rate per annum equal to two (2) percentage points in excess of the rate otherwise applicable thereto (the “Default Rate”), and all such interest shall be payable on demand. Changes in the interest rate shall be effective as of the date of any change in the Base Rate or Term SOFR, as applicable.

2.2          Fees. Borrowers shall jointly and severally pay Agent, for its own benefit or the benefit of Lenders as indicated on Schedule C, the fees set forth on Schedule C on the dates set forth therein, which fees are in addition to all fees and other sums payable by Borrowers or any other Person to Agent and Lenders under this Agreement or under any other Loan Document, and, in each case are not refundable once paid.

2.3          Computation of Interest and Fees. All interest and fees shall be calculated daily on the outstanding monetary Obligations based on the actual number of days elapsed in a year of 360 days.

2.4          Loan Account; Monthly Accountings. Agent shall maintain a loan account for Borrowers reflecting all outstanding Loans, along with interest accrued thereon and such other items reflected therein (the “Loan Account”), and shall provide Borrowing Agent with a monthly accounting reflecting the activity in the Loan Account, viewable by Borrowing Agent on Passport 6.0. Each accounting shall be deemed correct, accurate and binding on Borrowers and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Agent), unless Borrowing Agent notifies Agent in writing to the contrary within thirty (30) days after such accounting is rendered, describing the nature of any alleged errors or omissions. However, Agent’s failure to maintain the Loan Account or to provide any such accounting shall not affect the legality or binding nature of any of the Obligations. Interest, fees and other monetary Obligations due and owing under this Agreement may, in Agent’s discretion, be charged to the Loan Account, and will thereafter be deemed to be Revolving Loans and will bear interest at the same rate as other Revolving Loans.

2.5          Further Obligations; Maximum Lawful Rate. With respect to all monetary Obligations for which the interest rate is not otherwise specified herein (whether such Obligations arise hereunder or under any other Loan Document, or otherwise), such Obligations shall bear interest at the rate(s) in effect from time to time with respect to the applicable Loan and shall be payable upon demand by Agent. In no event shall the interest charged with respect to any Loan or any other Obligation exceed the maximum amount permitted under applicable law. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable or other amounts hereunder or under any other Loan Document (the “Stated Rate”) would exceed the highest rate of interest or other amount permitted under any applicable law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest and other amounts payable shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrowers shall, to the extent permitted by applicable law, continue to pay interest and such other amounts at the Maximum Lawful Rate until such time as the total interest and other such amounts received is equal to the total interest and other such amounts which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable or such other amounts payable. Thereafter, the interest rate and such other amounts payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest or other such amounts received by Agent, for the benefit of Lenders, exceed the amount which it could lawfully have received had the interest and other such amounts been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, Agent, for the benefit of Lenders, has received interest or other such amounts hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other Obligations (other than interest) payable hereunder, and if no such principal or other Obligations are then outstanding, such excess or part thereof remaining shall be paid to Borrowers. In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

2.6          Special Provisions Regarding Term SOFR.

(a)          Term SOFR may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs (other than Taxes which shall be governed by Section 9), in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, or pursuant to any Change in Law or change in the reserve requirements imposed by the Board of Governors, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at Term SOFR. In any such event, the affected Lender shall give Borrowers and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrowers may, by notice to such affected Lender (A) require such Lender to furnish to Borrowers a statement setting forth in reasonable detail the basis for adjusting Term SOFR and the method for determining the amount of such adjustment, or (B) repay Loans bearing interest by reference to Term SOFR, in each case, of such Lender with respect to which such adjustment is made.

(b)          Subject to the provisions set forth in Section 2.6(c) below, in the event that any change in market conditions or any Change in Law shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain Loans bearing interest by reference to Term SOFR or to continue such funding or maintaining, or to determine or charge interest rates at the Term SOFR Reference Rate, Term SOFR or SOFR, such Lender shall give notice of such changed circumstances to Agent and Borrowers and Agent promptly shall transmit the notice to each other Lender and, so long as such circumstances shall continue, the Loans shall automatically bear interest at a per annum rate determined by reference to the Base Rate plus the margin with respect thereto set forth in Section 3 of Schedule A.

(c)          Benchmark Replacement Setting.

(i)          Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, Agent and Borrowing Agent may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Agent has delivered such proposed amendment to all affected Lenders and Borrowing Agent so long as Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.6(c) will occur prior to the applicable Benchmark Transition Start Date.

(ii)          Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)          Notices; Standards for Decisions and Determinations. Agent will promptly notify Borrowing Agent and the Lenders of (1) the implementation of any Benchmark Replacement and (2) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Agent will notify Borrowing Agent of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.6(c)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.6(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.6(c).

(iv)          Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if the then-current Benchmark is a term rate (including Term SOFR) and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (2) if a tenor that was removed pursuant to clause (1) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)          Benchmark Unavailability Period. Upon Borrowing Agent’s receipt of notice of the commencement of a Benchmark Unavailability Period, (1) Borrowing Agent may revoke any pending request for a borrowing of Loans bearing interest by reference to Term SOFR to be made during any Benchmark Unavailability Period and, failing that, Borrowing Agent will be deemed to have converted any such request into a request for a borrowing of Loans bearing interest by reference to the Base Rate and (2) any outstanding affected Loans bearing interest by reference to Term SOFR will be deemed to have been converted to Loans bearing interest by reference to the Base Rate at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current

Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(d)          No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to match fund any Obligation as to which interest accrues at Term SOFR or the Term SOFR Reference Rate.

(e)          Certain Defined Terms. As used in this Agreement, each of the following capitalized terms has the meaning given to such term below:

(i)          “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (A) if such Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an interest period pursuant to this Agreement or (B) otherwise, any payment period for interest calculated with reference to such Benchmark that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to the provisions of this Agreement.

(ii)          “Benchmark” means, initially, Term SOFR; provided, however, that if a Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to the provisions of this Agreement.

(iii)          “Benchmark Administrator” means, initially, the Term SOFR Administrator, or any successor administrator of the then-current Benchmark or any insolvency or resolution official with authority over such administrator.

(iv)          “Benchmark Replacement” means the sum of: (A) the alternate reference rate that has been selected by Agent as the replacement for the then-current Benchmark and (B) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent, in each case, giving due consideration to (x) any selection or recommendation by the Relevant Governmental Body at such time for a replacement reference rate, the mechanism for determining such a rate, the methodology or conventions applicable to such alternate reference rate, or the spread adjustment, or method for calculating or determining such spread adjustment, for such rate, or (y) any evolving or then-prevailing market convention for determining an alternate reference rate as a replacement to the then-current Benchmark, the methodology or conventions applicable to such rate, or the spread adjustment, or method for calculating or determining such spread adjustment, for such rate for U.S. dollar-denominated syndicated or bilateral credit facilities; provided, however, that if the Benchmark Replacement as determined as provided above would be less than 0.50%, then the Benchmark Replacement shall be deemed to be 0.50% for the purposes of this Agreement and the related loan documents, subject to any other applicable floor rate provision.

(v)          “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)          in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)          in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (C) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

(vi)          “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to any then-current Benchmark:

(1)          a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)          a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)          a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if the then-current Benchmark has any Available Tenors, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

(vii)          “Benchmark Transition Start Date” means with respect to any Benchmark, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

(viii)          “Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.6(c) and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.6(c).

(ix)          “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York or any successor thereto.

3.	SECURITY INTEREST GRANT / POSSESSORY COLLATERAL / FURTHER ASSURANCES.

3.1          Grant of Security Interest. To secure the full payment and performance of all of the Obligations, each Loan Party hereby assigns to Agent for the benefit of Lenders and grants to Agent for the benefit of Lenders, effective as of the Petition Date, a valid and perfected first priority continuing security interest in all pre-petition property and post-petition property of such Loan Party, whether existing on the Petition Date or thereafter acquired, whether tangible or intangible, real or personal, now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, and whether or not eligible for lending purposes, including: (a) all Accounts and all Goods whose sale, lease or other disposition by such Loan Party has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, such Loan Party; (b) all Chattel Paper (including Electronic Chattel Paper), Instruments, Documents, and General Intangibles (including all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory; (d) all Goods (other than Inventory), including Equipment, Farm Products, Health-Care-Insurance Receivables, vehicles, and Fixtures; (e) all Investment Property, including, without limitation, all rights, privileges, authority, and powers of such Loan Party as an owner or as a holder of Pledged Equity, including, without limitation, all economic rights, all control rights, authority and powers, and all status rights of such Loan Party as a member, equity holder or shareholder, as applicable, of each Issuer; (f) all Deposit Accounts (including, without limitation, the Term Loan Account), bank accounts, deposits and cash (provided that Agent and Lenders’ security interest in the Carve-Out Reserve Account shall be limited to the Loan Parties’ reversionary interest in such account and any amounts therein that are returned to the Loan Parties); (g) all Letter-of-Credit Rights; (h) all Commercial Tort Claims listed on Schedule 3.1 hereto and all other commercial tort claims (whether now existing or hereafter arising); (i) all Supporting Obligations; (j) all Real Property and all rents, issues, products and proceeds thereof, (k) any other property of such Loan Party now or hereafter in the possession, custody or control of a Lender or any agent or any parent, Affiliate or Subsidiary of a Lender or any Participant with a Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); (l) in accordance with the terms of the DIP Orders, any and all property and assets otherwise described in the DIP Orders; (m) upon entry of the Final Order and only to the extent set forth therein, all proceeds of Avoidance Actions; (n) without limitation of any of the foregoing, all of the Pre-Petition Collateral; and (o) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including proceeds of all insurance policies insuring the foregoing property, and all of such Loan Party’s books and records relating to any of the foregoing and to such Loan Party’s business. As consideration to Pre-Petition Secured Parties for their agreement to the terms hereof and as replacement collateral for the

Pre-Petition Collateral used, consumed or sold by the Debtors in the Case, the Collateral shall secure the adequate protection obligations owing to Pre-Petition Secured Parties pursuant to the DIP Orders.

3.2          Possessory Collateral. Promptly, but in any event no later than ten (10) Business Days after any Loan Party’s receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including any Tangible Chattel Paper, in each case with a value in excess of $500,000, and any Investment Property consisting of certificated securities, such Loan Party shall deliver the original thereof to Agent together with an appropriate endorsement or other specific evidence of assignment thereof to Agent (in form and substance acceptable to Agent). If an endorsement or assignment of any such items shall not be made for any reason, Agent is hereby irrevocably authorized, as attorney and agent-in-fact (coupled with an interest) for each Loan Party, to endorse or assign the same on such Loan Party’s behalf.

3.3          Further Assurances.

(a)          Each Loan Party will, without any further order of the Bankruptcy Court, at the time that any Loan Party forms any direct or indirect Subsidiary, acquires any direct or indirect Subsidiary after the Closing Date, within thirty (30) days of such event (i)  cause such new Subsidiary to become a Loan Party and to grant Agent, for the benefit of Lenders, a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary, (ii) provide, or cause the applicable Loan Party to provide, to Agent, for the benefit of Lenders, a pledge agreement and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary in form and substance reasonably satisfactory to Agent (which pledge, if reasonably requested by Agent, shall be governed by the laws of the jurisdiction of such Subsidiary), and (iii) provide to Agent all other documentation as it may reasonably require, including one or more opinions of counsel reasonably satisfactory to Agent if Agent determines such opinion of counsel is required, which, in its opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance, flood certification documentation or other documentation with respect to all Real Property owned in fee and subject to a mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 3.3 shall constitute a Loan Document.

(b)          Each Loan Party will, and will cause each of the other Loan Parties to, without any further order of the Bankruptcy Court, at any time upon the reasonable request of Agent, execute or deliver to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, mortgages, deeds of trust, opinions of counsel, and all other documents (the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue to be perfected or to better perfect Agent’s Liens in all of the assets of each of the Loan Parties (whether now owned or hereafter owned, arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Agent, for the benefit of Lenders, in any Real Property acquired by any Loan Party, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, if any Borrower or any other Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time following the request to do so, each Borrower and each other Loan Party hereby authorizes Agent to execute any such Additional Documents in the applicable Loan Party’s name and authorizes Agent to file such executed Additional Documents in any appropriate filing office.

(c)          Each Loan Party shall, without any further order of the Bankruptcy Court, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver (and/or use commercially reasonable efforts to cause such other applicable Person to take, execute, acknowledge and deliver) all such further acts, documents, agreements and instruments as Agent shall deem reasonably necessary in order to (i) carry out the intent and purposes of the Loan Documents and the transactions contemplated thereby, (ii)

establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of Agent, for the benefit of Lenders, in all Collateral (wherever located) from time to time owned by the Loan Parties, (iii) cause each Loan Party to guarantee all of the Obligations, all pursuant to documentation that is in form and substance satisfactory to Agent in its Permitted Discretion and (iv) facilitate the exercise and enforcement of rights and remedies with respect to the Collateral. Without limiting the foregoing, each Loan Party shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver (and/or use commercially reasonable efforts to cause such other applicable Person to take, execute, acknowledge and deliver) to Agent all promissory notes, security agreements, agreements with landlords, mortgagees and processors and other bailees, subordination and intercreditor agreements and other agreements, instruments and documents, in each case in form and substance reasonably acceptable to Agent, as Agent may request from time to time to perfect, protect, and maintain Agent’s security interests in the Collateral, including the required priority thereof, and to fully carry out the transactions contemplated by the Loan Documents.

3.4          UCC Financing Statements. Each Loan Party authorizes Agent to file, transmit, or communicate, as applicable, from time to time, without any further order of the Bankruptcy Court, Uniform Commercial Code financing statements, along with amendments and modifications thereto, in all filing offices selected by Agent, listing such Loan Party as the debtor and Agent as the secured party, and describing the collateral covered thereby in such manner as Agent may elect, including using descriptions such as “all personal property of debtor” or “all assets of debtor” or words of similar effect. Each Loan Party also hereby ratifies its authorization for Agent to have filed in any filing office any financing statements filed prior to the date hereof.

3.5          Superpriority Claims and Collateral Security.

(a)          Loan Parties hereby represent, warrant and covenant that, upon the entry by the Bankruptcy Court of the DIP Orders, and to the extent set forth therein and subject to the terms therein:

(i)          for all Obligations now existing or hereafter arising and for diminution in value of any Collateral used by Loan Parties pursuant to the Interim Order, this Agreement or otherwise, Agent and Lenders are granted an allowed Superpriority Claim;

(ii)          to secure the prompt payment and performance of any and all Obligations of Loan Parties to Agent and each Lender of whatever kind, nature or description, absolute or contingent, now existing or hereafter arising, Agent and each Lender shall have and is hereby granted, effective as of the Petition Date, valid and perfected first priority, security interests and liens in and upon all pre- and post- petition property of Loan Parties and in the case of Loan Parties, its estates, whether existing on the Petition Date or thereafter acquired, including without limitation, (i) pursuant to Section 364(c)(2) of the Bankruptcy Code, property of the Loan Parties that, on or as of the Petition Date is not subject to valid, perfected and non-avoidable liens, (ii) pursuant to Section 364(c) and (d) of the Bankruptcy Code, all of the Loan Parties’ Pre-Petition Collateral, and (iii) pursuant to Section 364(c) of the Bankruptcy Code, all of the Loan Parties’ Collateral. Such security interests and liens shall be senior in all respects to interests of other parties arising out of security interests or liens, if any, in such assets and property existing immediately prior to the Petition Date. The Liens securing the Obligations shall not be subject to Section 551 of the Bankruptcy Code;

(iii)          Neither the incurrence of the Obligations, the granting of Liens on the Collateral under this Agreement or the transfer of any interest in property was incurred, granted or transferred, as applicable, with any intent to hinder, delay or defraud any of its respective creditors; and

(iv)          The applicable DIP Order, has been entered by the Bankruptcy Court and is in full force and effect, and has not been amended or modified except to the extent consented to by Lender, or stayed, or reversed.

(b)          Loan Parties hereby represent, warrant and covenant that, upon the entry by the Bankruptcy Court of the DIP Orders (and to the extent set forth therein), all of the Obligations:

(i)          shall at all times constitute a Superpriority Claim; and

(ii)          pursuant to Section 364(c) and Section 364(d) of the Bankruptcy Code, this Agreement and the Loan Documents, shall at all times be secured by a first priority perfected Lien, subject to the Carve-Out, in all assets and property, whether now owned or hereafter acquired, of the Loan Parties and in the case of Borrower, its estates with the priority set forth in the DIP Orders. The Liens securing the Obligations shall not be subject to Section 551 of the Bankruptcy Code.

(c)          The agreement of Lenders to provide post-petition financing to Loan Parties will not prohibit Agent from moving in the Bankruptcy Court for other and further relief which Agent believes in good faith to be reasonably and immediately necessary to protect its rights with respect to the Collateral (including a request for Loan Parties to abandon any part of the Collateral) or otherwise.

(d)          The Liens securing the Obligations shall be deemed valid, perfected and duly recorded by entry of the Interim Order. Neither Agent nor any Lender shall be required to file any financing statements, mortgages, notices of Lien or similar instruments in any jurisdiction or filing office or to take any other action in order to validate or perfect the Liens granted by or pursuant to the DIP Orders, this Agreement or any Loan Document.

(e)          The Liens granted by or pursuant to the DIP Orders, this Agreement and any Loan Document are independently granted, and the administrative priority granted by the DIP Orders shall control. The DIP Orders, this Agreement and the Loan Documents supplement each other and the grants, priorities, rights and remedies hereunder and thereunder are cumulative. In the event of any inconsistency between the provisions of the DIP Orders and this Agreement, the provisions of the DIP Orders shall govern. In the event of any inconsistency between this Agreement and any other Loan Document (other than the DIP Orders), the provisions of this Agreement shall govern and control.

(f)          Each Loan Party agrees that (i) the Obligations shall not be discharged by the entry of an order confirming a Reorganization Plan (and each Loan Party, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge), (ii) the Superpriority Claim granted to Agent and each Lender pursuant to the Interim Order and the Final Order and the Liens granted to Agent and each Lender pursuant to the Interim Order, the Final Order, this Agreement and the Loan Documents, shall not be affected in any manner by the entry of an order confirming a Reorganization Plan, (iii) no Loan Party shall propose or support any Reorganization Plan that is not conditioned upon termination of Agent and each Lender's commitment to make Loans hereunder and indefeasible payment in full in cash of all Obligations and the release of Agent and each Lender in full from all claims of Loan Parties and their estates, in each case, on or before the effective date of such Reorganization Plan, and (iv) no Reorganization Plan shall be confirmed if it does not satisfy the foregoing requirements.

(g)          The Liens, priority, administrative priorities and other rights and remedies granted to the Lender pursuant to the DIP Orders, this Agreement and the other Loan Documents (specifically including the existence, perfection and priority of the Liens provided herein and therein, and the superpriority administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of Indebtedness by Loan Parties (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of the Case, or by any other act or omission whatever. Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:

(i)          no costs or expenses of administration which have been or may be incurred in the Case or any conversion of the same or in any other proceedings related thereto, and no priority claims, including claims and charges under Section 506(c) of the Bankruptcy Code, are or will be prior to or on a parity with any claim of the Agent or the Lenders against Loan Parties in respect of any Obligation;

(ii)          the Liens securing the Obligations shall constitute valid and perfected Liens and, subject only to the Carve-Out, shall be prior to all other Liens, now existing or hereafter arising, in favor of any other creditor or any other Person whatsoever;

(iii)          the Liens securing the Obligations shall continue to be valid and perfected without the necessity that Agent or any Lender file financing statements, mortgages or otherwise perfecting its Lien under applicable non-bankruptcy law; and

(iv)           the Liens securing the Obligations shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that the Obligations may from time to time be temporarily in a zero or credit position, until all of the Obligations have been paid in full in cash, Agent and each Lender's commitment to make Loans has been terminated and Agent and each Lender has received a full release from Loan Parties from all claims of Loan Parties and their estates for any matters arising out of, relating to or in connection, with the this Agreement and the Loan Documents.

(h)          Loan Parties and the Agent and each Lender know and understand that there are rights and remedies provided under the Bankruptcy Code, the Federal Rules of Civil Procedure, and the Bankruptcy Rules, pursuant to which parties otherwise bound by a previously entered order can attempt to obtain relief from such an order by alleging circumstances that may warrant a change or modification in the order, or circumstances such as fraud, mistake, inadvertence, excusable neglect, newly discovered evidence, or similar matters that may justify vacating the order entirely, or otherwise changing or modifying it (collectively, "Changed Circumstances"). Rights and remedies based on Changed Circumstances include, but are not limited to, modification of a plan of reorganization after confirmation of the plan and before its substantial consummation, pursuant to Section 1127(b) of the Bankruptcy Code, relief from a final order or judgment pursuant to Rule 60(b) of the Federal Rules of Civil Procedure and Bankruptcy Rule 9024, and the commencement and prosecution of a serial Chapter 11 case by a debtor which is in default of obligations under a stipulation or plan of reorganization confirmed in an earlier case. With full knowledge and understanding of what are, or may be, its present or future rights and remedies based on allegations of Changed Circumstances, each Loan Party (i) expressly disavows that there are any matters which constitute any kind of Changed Circumstances as of the date of entry of the Interim Order and (ii) expressly disavows that it is aware of any matters whatsoever that it is assuming, contemplating, or expecting in proceeding with the Final Order and the transactions contemplated by this Agreement and having the Final Order entered that would serve as a basis to allege such Changed Circumstances. Each Loan Party understands and agrees that the Agent and each Lender is not willing to bear any of the risks involved in Loan Parties’ business enterprises and Lender is not willing to modify any of the rights if such risks cause actual or alleged Changed Circumstances; and each Loan Party expressly assumes all risks of any and all such matters, and the consequences that Agent and each Lender will enforce its legal, equitable, and contractual rights if Agent and each Lender is not paid and dealt with strictly in accordance with the terms and conditions of the Interim Order, the Final Order, this Agreement and the Loan Documents. Without limiting the foregoing in any way, Loan Parties' use of any cash collateral that is included in the

Collateral will be governed exclusively by the terms and conditions of this Agreement, the Interim Order and the Final Order, and, until the Termination Date, no Loan Party will seek authority from the Bankruptcy Court to otherwise use any cash collateral that is included in the Collateral for any purpose whatsoever without Required Lender’s consent.

(i)          If any Loan Party asserts that it has any adverse claims against Agent or any Lender with respect to this Agreement and the transactions contemplated hereby, each Loan Party agrees that its sole and exclusive remedy for any and all such adverse claims will be an action for monetary damages (a "Damage Lawsuit"). Any such Damage Lawsuit, regardless of the procedural form in which it is alleged (e.g., by complaint, counterclaim, cross-claim, third-party claim, or otherwise) will be severed from any enforcement by Agent or any Lender of its legal, equitable, and contractual rights (including collection of the Obligations and foreclosure or other enforcement against the Collateral) pursuant to the Loan Documents, and the Damage Lawsuit (including any and all adverse claims alleged against the Lender) cannot be asserted by any Loan Party as a defense, setoff, recoupment, or grounds for delay, stay, or injunction against any enforcement by a Lender of its legal, equitable, and contractual rights under the DIP Orders, this Agreement, the other Loan Documents, and otherwise.

(j)          No Person will be permitted to use the Collateral for purposes of seeking to surcharge the Collateral under Section 506(c) of the Bankruptcy Code, nor shall any costs or expenses whatsoever be imposed against the Collateral. The prohibition on surcharging or priming of the Liens of Agent and each Lender on the Collateral will survive the termination of this Agreement and the dismissal of the Case, such that no Person will be permitted to obtain a Lien or rights (through any means, at law or in equity) which in any case are equal or senior to the Liens of Agent or any Lender on the Collateral prior to indefeasible payment in full of the Obligations. Upon the termination of this Agreement and the dismissal of the Case, the Bankruptcy Court will retain jurisdiction over the Collateral for the limited purpose of enforcing this Section 3.5.

(k)          Neither Agent nor any Lender shall be subject to any equitable remedy of marshalling.

4.	CERTAIN PROVISIONS REGARDING ACCOUNTS, INVENTORY, COLLECTIONS, APPLICATIONS OF PAYMENTS, INSPECTION RIGHTS, AND APPRAISALS.

4.1          Cash Management. Each Loan Party hereby represents and warrants that all Deposit Accounts and all other depository and other accounts maintained by each Loan Party as of the Closing Date are described in Schedule 4.1, which description includes for each such account the name of the Loan Party maintaining such account, the name of the financial institution at which such account is maintained, the account number, and the purpose of such account. After the Closing Date, no Loan Party shall open any new Deposit Accounts or any other depository or other accounts without the prior written consent of Agent and without updating Schedule 4.1 to reflect such Deposit Accounts or other accounts, as applicable. No Deposit Accounts or other accounts of any Loan Party shall at any time constitute a Restricted Account other than accounts expressly indicated on Schedule 4.1 as being a Restricted Account (and each Loan Party hereby represents and warrants that each such account shall at all times meet the requirements set forth in the definition of Restricted Account to qualify as a Restricted Account). Each Loan Party will, at its expense, establish (and revise from time to time as Agent may require in its Permitted Discretion) procedures acceptable to Agent, in Agent’s Permitted Discretion, for the collection of checks, wire transfers and all other proceeds of all of such Loan Party’s Accounts and other Collateral (“Collections”), which shall include depositing all Collections received by such Loan Party into one or more bank accounts maintained in the name of such Loan Party (but as to which Agent will have exclusive access) (each, a “DACA Account”), under an arrangement acceptable to Agent in its Permitted Discretion with a depository bank satisfactory to Agent in its Permitted Discretion, pursuant to which all funds deposited into such DACA Accounts are to be transferred to Agent in such manner, and with such frequency, as Agent shall specify. Each Borrower agrees to execute, and to cause its depository banks and other financial institutions at which Deposit Accounts are maintained to execute, such springing deposit account control agreements and other documentation as Agent shall require in its Permitted Discretion from time to time in connection with the foregoing, all in form and substance satisfactory to Agent in its Permitted Discretion, and in any event such arrangements and documents must be in place on the Closing Date with respect to accounts in existence on the Closing Date, in each case excluding Restricted Accounts. Prior to the Closing Date, Borrower shall deliver to Agent a complete and executed Authorized Accounts form regarding Borrower’s operating accounts into which the proceeds of Loans are to be paid in the form of Exhibit D annexed hereto. Notwithstanding the foregoing, (i) the Agent agrees that the cash management system in place prior to the Closing Date is acceptable to the Agent, (ii) so long as the accounts utilized by the Loan Parties are the DACA Accounts as in place prior to the Closing Date (and any deposit account control agreements covering such DACA accounts remain in full force and effect at all times), the Loan Parties shall be deemed to be in compliance with this Section 4.1 and no further actions shall be required by the Loan Parties, and (iii) the foregoing provisions shall not apply to any account or accounts established to maintain the Carve-Out Reserve Account.

4.2          Application of Payments. (i) Prior to the Maturity Date, all amounts received by Agent or any Lender in respect of the Obligations (except as provided in the following clause (ii) below) shall be applied either to the Pre-Petition Obligations (other than the ETF) or the Post-Petition Obligations as Revolving Lenders may elect in their sole and absolute discretion in accordance with the DIP Orders. To the extent applied to the Post-Petition Obligations, such amounts shall be applied pro rata to the Revolving Loans in accordance with the Pro Rata Share of each Revolving Lender, with any excess amount remaining after the outstanding Revolving Loan balance is reduced to $0 to be held by Agent and readvanced to Borrowers in accordance with the terms of this Agreement; (ii) prior to the Maturity Date (so long as no APA Trigger Event has occurred), all Extraordinary Receipt Amounts shall be applied pro-rata to the Loans in accordance with the Pro Rata Share of each Lender; and (iii) on and after the Maturity Date, after the occurrence of an APA Trigger Event, or in connection with the exercise of rights and remedies by the Agent or any Lender, all amounts paid to or received by Agent or any Lender in respect of the monetary Obligations, from whatever source (whether from any Borrower or any other Loan Party pursuant to such other Loan Party’s guaranty of the Obligations, any realization upon any Collateral, or otherwise) shall be applied by Agent as follows; provided that if the APA Closing Date occurs, then (x) RNN Lender shall not be permitted or entitled to receive any portion of the Cash Balance under this Section 4.2 or otherwise, and (y) with respect to application of the Cash Balance under this Section 4.2, RNN Lender shall not be included as a Lender and RNN Lender’s Pro Rata Share of the Term Loan shall be disregarded when calculating amounts payable under clauses (f) and (g) below:

(a)          FIRST, to reimburse Agent for all out-of-pocket costs and expenses, and all indemnified losses, incurred by Agent which are reimbursable to Agent in accordance with this Agreement and/or any of the other Loan Documents,

(b)          SECOND, to any unpaid Pre-Petition Obligations (other than the ETF), to each Pre-Petition Lender in accordance with their respective Pro Rata Shares (as defined in the Pre-Petition Loan Agreement) of the Pre-Petition Obligations,

(c)          THIRD, ratably to reimburse each Lender for all fees (other than the ETF) and out-of-pocket costs and expenses, and all indemnified losses, incurred by each Lender which are reimbursable to such Lender in accordance with this Agreement and/or any of the other Loan Documents (it being understood and agreed any fees and out-of-pocket costs and expenses, and all indemnified losses payable to RNN Lender shall be solely in their capacity as a Lender hereunder after the Closing Date (and not otherwise incurred as a result of, or in connection with, the APA),

(d)          FOURTH, to any unpaid accrued interest on the Revolving Loans, to each Lender holding a Revolving Loan Exposure in accordance with their respective Pro Rata Shares of the Revolving Loans;

(e)          FIFTH, to the outstanding principal of the Revolving Loans, to each Lender holding a Revolving Loan Exposure in accordance with their respective Pro Rata Shares of the Revolving Loans,

(f)          SIXTH, to any unpaid accrued interest on the Term Loan, to each Lender in accordance with their respective Pro Rata Shares of the Term Loan,

(g)          SEVENTH, to the outstanding principal of the Term Loans, to each Lender in accordance with their respective Pro Rata Shares of the Term Loan,

(h)          EIGHTH, if the APA Closing Date does not occur, to the payment of the ETF to each Revolving Lender in accordance with their respective Pro Rata Shares of the Revolving Loans,

(i)          NINTH, to the payment of any other outstanding Obligations which have become due and payable and otherwise not paid pursuant to clauses “FIRST” through “EIGHTH” above; and after payment in full in cash of all of the outstanding monetary Obligations, any further amounts paid to or received by Agent or any Lender in respect of the Obligations (so long as no monetary Obligations are outstanding) shall be paid over to Borrowers or such other Person(s) as may be legally entitled thereto. For purposes of computing interest on the Obligations, such items shall be deemed applied by Agent two Business Days after Agent’s receipt of advice of deposit thereof at Agent’s Bank.

4.3          Notification of Assignment of Receivables. At any time upon the occurrence and during the continuance of any Event of Default, Agent shall have the right to send notice of the assignment of, and Agent’s security interest in and Lien on, the Accounts to any and all Customers or any third party holding or otherwise concerned with any of the Collateral and, thereafter, Agent shall have the sole right to collect the Accounts, take possession of the Collateral, or both. Agent’s actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged as a Revolving Loan and added to the Obligations.

4.4          Power of Attorney. Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Borrower any and all checks, drafts and other instruments for the payment of money relating to the Accounts, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Borrower hereby constitutes Agent or Agent’s designee as such Borrower’s attorney with power (i) at any time: (A) to endorse such Borrower’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (B) to sign such Borrower’s name on any invoice or bill of lading relating to any of the Accounts, drafts against Customers, and assignments of Accounts; (C) to send verifications of Accounts to any Customer; (D) to sign such Borrower’s name on any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent’s interest in the Collateral and to file same; and (E) to receive and open all mail addressed to any Borrower in connection with the administration of any lockbox or similar services; and (ii) at any time following the occurrence and during the continuance of a Default or Event of Default: (A) to demand payment of the Accounts; (B) to enforce payment of the Accounts by legal proceedings or otherwise; (C) to exercise all of such Borrower’s rights and remedies with respect to the collection of the Accounts and any other Collateral; (D) to settle, adjust, compromise, extend or renew the Accounts; (E) to settle, adjust or compromise any legal proceedings brought to collect Accounts; (F) to prepare, file and sign such Borrower’s name on a proof of claim in bankruptcy or similar document against any Customer; (G) to prepare, file and sign such Borrower’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Accounts; and (H) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default or Default, to change the address for delivery of mail addressed to any Borrower to such address as Agent may designate and to receive, open and dispose of all mail addressed to any Borrower.

Any and all sums paid, and any and all costs, expenses, liabilities, obligations and reasonable attorneys’ fees incurred, by Agent with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations at such time. Each Loan Party agrees that Agent’s rights under the foregoing power of attorney and/or any of Agent’s other rights under this Agreement or the other Loan Documents shall not be construed to indicate that Agent is in control of the business, management or properties of such Loan Party.

4.5          Reserved.

4.6          Reserved.

4.7          Access to Collateral, Books and Records. At reasonable times during business hours (and prior to the occurrence and continuance of an Event of Default, following reasonable advance notice), Agent and/or its representatives or agents shall have the right to inspect the Collateral, and the right to examine and copy each Loan Party’s books and records. Each Loan Party agrees to give Agent access to any or all of such Loan Party’s, and each of its Subsidiaries’, premises to enable Agent to conduct such inspections and examinations. Such inspections and examinations shall be at Borrowers’ expense and the charge therefor shall be $1,500 per person per day (or such higher amount as shall represent Agent’s then current standard charge), plus out-of-pocket expenses. Upon the occurrence and during the continuance of an Event of Default, Agent may, at Borrowers’ expense, use each Loan Party’s personnel, computer and other equipment, programs, printed output and computer readable media, supplies and premises for the collection, sale or other disposition of Collateral to the extent Agent, in its sole discretion, deems appropriate. Each Loan Party hereby irrevocably authorizes all accountants and other financial professional third parties to disclose and deliver to Agent, at Borrowers’ expense, all financial information, books and records, work papers, management reports and other information in their possession regarding the Loan Parties.

4.8          Appraisals. At Agent’s request during the continuance of an Event of Default, each Loan Party will permit Agent and each of its representatives or agents to conduct appraisals and valuations of the Collateral at such times and intervals as Agent may designate. Such appraisals and valuations shall be at Borrowers’ expense. Agent shall promptly upon receipt of any appraisal or valuation provide a copy of same to Borrowers for review and Borrowers shall have a period of five (5) Business Days to review and raise questions or concerns with Agent and any applicable appraiser, provided that (i) Agent shall have no obligation to deliver any such appraisal or valuation to Borrowers if such disclosure is prohibited by the appraiser that prepared such appraisal or valuation (it being agreed that Agent shall use commercially reasonable efforts to obtain such appraiser’s consent to such disclosure), and (ii) Borrowers shall deliver executed non-reliance letters as may be reasonably requested by Agent or any such appraiser as a condition to receipt of copies of such appraisals.

5.	REPRESENTATIONS, WARRANTIES AND COVENANTS.

To induce Agent and Lenders to enter into this Agreement, each Loan Party represents, warrants and covenants as follows (it being understood and agreed that (a) each such representation and warranty (i) will be made as of the date hereof and be deemed remade as of each date on which any Loan is made (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date, in which case such representation or warranty will be made as of such earlier and/or specified date), and (ii) shall not be affected by any knowledge of, or any investigation by, Agent or any Lender, and (b) each such covenant shall continuously apply with respect to all times commencing on the date hereof and continuing until the Termination Date):

5.1          Existence and Authority. Each Loan Party is duly organized, incorporated, validly existing and in good standing under the laws of its jurisdiction of organization and is qualified to do business in each jurisdiction in which the operation of its business requires that it be qualified, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect. Each Loan Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect such Person’s valid existence and good standing in its jurisdiction of organization and, except as could not reasonably be expected to result in a Material Adverse Effect, good standing with respect to all other jurisdictions in which it is qualified to do business and any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to their businesses. Subject to the entry by the Bankruptcy Court of the DIP Orders, each Loan Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, and to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby. Subject to the entry by the Bankruptcy Court of the DIP Orders, the execution, delivery and performance by each Loan Party of this Agreement and all of the other Loan Documents to which such Loan Party is a party (a) have been duly and validly authorized, (b) do not (i) violate such Loan Party’s Organic Documents, (ii) any agreement or instrument to which such Loan Party is a party to the extent such violation would have a Material Adverse Effect, (iii) violate any law or regulation, or any court order which is binding upon any Loan Party or its property, except as would not have a Material Adverse Effect, (c) will not require the consent of any Governmental Authority, any party to a Material Contract or any other Person, all of which will have been duly obtained, made or compiled prior to the Closing Date and which are in full force and effect, and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Liens upon any asset of such Loan Party under the provisions of any agreement, instrument, Organic Document or other instrument to which such Loan Party is a party or by which it or its property is a party or by which it may be bound. Subject to the entry by the Bankruptcy Court of the DIP Orders, this Agreement and each of the other Loan Documents have been duly executed and delivered by, and are enforceable against, each of the Loan Parties who have signed them, in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, public policy or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Schedule 5.1 sets forth (x) the ownership of each Borrower (other than iMedia) as of the Closing Date and (y)  the ownership of each of Borrowers’ Subsidiaries as of the Closing Date.

5.2          Names; Trade Names and Styles. The name of each Loan Party set forth in the recitals to this Agreement is its correct and complete legal name as of the date hereof. Listed in Schedule 5.2 are all (x) prior names used by each Loan Party at any time in the past five years and (y) all of the present and prior trade names used by any Loan Party at any time in the past five years. No Loan Party will use any other name in any tax filing made in any jurisdiction. Borrowers shall give Agent at least thirty (30) days’ prior written notice before it or any other Loan Party changes its legal name or does business under any other name.

5.3          Title to Collateral; Third Party Locations; Permitted Liens. Each Loan Party has, and at all times will continue to have, good and marketable title to all of the Collateral. The Collateral now is, and at all times will remain, free and clear of any and all Liens, except for Permitted Liens. Agent now has, and will at all times continue to have, a first-priority (subject to Pre-Petition Prior Liens), perfected and enforceable security interest in all of the Collateral for the benefit of Lenders, and each Loan Party will at all times defend Agent and each Lender and the Collateral against all claims of others, subject only to Permitted Liens. Except for leases or subleases as to which Borrowers shall use commercially reasonable efforts to deliver to Agent a landlord’s waiver if required by the section labeled “Post Closing Deliverables and Covenants” on Exhibit B or by Agent after the Closing Date for any locations with Collateral in excess of $500,000 in form and substance reasonably satisfactory to Agent, no Loan Party is or will be a lessee or sublessee under any real property lease or sublease. Except for warehouses as to which Borrowers shall use commercially reasonable efforts to deliver to Agent a warehouseman’s waiver if required by the section labeled “Post Closing Deliverables and Covenants” on Exhibit B or by Agent after the Closing Date for any locations with Collateral in excess of $500,000 in form and substance reasonably satisfactory to Agent, no Loan Party is or will at any time be a bailor of any Goods at any warehouse or otherwise. Prior to causing or permitting any Collateral to at any time be located upon premises other than the locations listed on Schedule 5.8, in which any third party (including any landlord, warehouseman, or otherwise) has an interest, Borrowers shall give Agent no less than 30 days written notice thereof and the applicable Loan Party shall use commercially reasonable efforts to cause each such third party to execute and deliver to Agent, in form and substance reasonably acceptable to Agent, such waivers, collateral access agreements, and subordinations as Agent shall specify, so as to, among other things, ensure that Agent’s rights in the Collateral are, and will at all times continue to be, superior to the rights of any such third party and that Agent has access to such Collateral. Each applicable Loan Party will keep at all times in full force and effect, and will comply in all material respects at all times with all the terms of, any lease of real property where any of the Collateral now or in the future may be located. Notwithstanding the foregoing, (i) the Agent agrees that the waivers, collateral access agreements and subordinations in place prior to the Closing Date are acceptable to the Agent, and (ii) so long as the waivers, collateral access agreements and subordinations in place prior to the Closing Date have not been terminated and remain in full force and effect, the Loan Parties shall be deemed to be in compliance with this Section 5.3 and no further actions shall be required by the Loan Parties.

5.4          [reserved].

5.5          Electronic Chattel Paper. To the extent that any Loan Party obtains or maintains any Electronic Chattel Paper with an individual or aggregate value in excess of $500,000, promptly after written request of Agent, such Loan Party shall take all steps reasonably necessary to create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner as to grant Agent control of such Electronic Chattel Paper in accordance with the UCC and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, as in effect in any relevant jurisdiction of such Loan Party.

5.6          Capitalization; Investment Property.

(a)          No Loan Party, directly or indirectly, owns, or shall at any time own, any Equity Interests of any other Person except as set forth on Schedule 5.1 as of the Closing Date, which Schedule lists all Investment Property owned by each Loan Party as of the Closing Date, except in each case for Permitted Investments.

(b)          None of the Pledged Equity has been issued or otherwise transferred in violation of the Securities Act, or other applicable laws of any jurisdiction to which such issuance or transfer may be subject.

(c)          The Pledged Equity pledged by each Loan Party hereunder constitutes all of the issued and outstanding Equity Interests of each Issuer owned by such Loan Party.

(d)          All of the Pledged Equity has been duly and validly issued and is fully paid and non-assessable, and the holders thereof are not entitled to any preemptive, first refusal, or other similar rights. There are no outstanding options, warrants or similar agreements, documents, or instruments with respect to any of the Pledged Equity.

(e)          Reserved.

(f)          Each Loan Party will take any and all actions required or requested by Agent, from time to time, to (i) cause Agent to obtain exclusive control of any Investment Property in a manner reasonably acceptable to Agent and (ii) obtain from any Issuers and such other Persons as Agent shall specify, for the benefit of Agent, written confirmation of Agent’s exclusive control over such Investment Property and take such other actions as Agent may request to perfect Agent’s security interest in any Investment Property. For purposes of this Section 5.6, Agent shall have a perfected security interest in Investment Property pursuant to this Agreement and the DIP Orders. Each Loan Party that is a limited liability company or a partnership hereby represents and warrants that it has not, and at no time will, elect pursuant to the provisions of Section 8-103 of the UCC to provide that its Equity Interests are securities governed by Article 8 of the UCC.

(g)          No Loan Party owns, or has any present intention of acquiring, any “margin security” or any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System (herein called “margin security” and “margin stock”). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any margin security or margin stock or for any other purpose which might constitute the transactions contemplated hereby a “purpose credit” within the meaning of said Regulations T, U or X, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Exchange Act, or any rules or regulations promulgated under such statutes.

(h)          No Loan Party shall vote to enable, or take any other action to cause or to permit, any Issuer to issue any Equity Interests of any nature, or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Issuer.

(i)          No Loan Party shall take, or fail to take, any action that would in any manner impair the value or the enforceability of Agent’s Lien on any of the Investment Property, or any of Agent’s rights or remedies under this Agreement or any other Loan Document with respect to any of the Investment Property.

(j)          In the case of any Loan Party which is an Issuer, such Issuer agrees that the terms of Section 7.3(g)(iii) of this Agreement shall apply to such Loan Party with respect to all actions that may be required of it pursuant to such Section 7.3(g)(iii) regarding the Investment Property issued by it.

5.7          Commercial Tort Claims. No Loan Party has any Commercial Tort Claims with a claimed value in excess of $50,000 pending other than those listed on Schedule 3.1, and each Loan Party shall promptly (but in any case no later than ten (10) Business Days thereafter) notify Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof against any third party. Such notice shall constitute such Loan Party’s authorization to amend such Schedule 3.1 to add such Commercial Tort Claim and shall automatically be deemed to amend such Schedule 3.1 to include such Commercial Tort Claim.

5.8          Jurisdiction of Organization; Location of Collateral. Schedule 5.8 sets forth as of the Closing Date (a) each place of business of each Loan Party (including its chief executive office), (b) all locations where all Inventory, Equipment, and other Collateral owned by each Loan Party is kept, and (c) whether each such Collateral location and/or place of business (including each Loan Party’s chief executive office) is owned by a Loan Party or leased (and if leased, specifies the complete name and notice address of each lessor). No Collateral is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee, except as expressly indicated on Schedule 5.8 as of the Closing Date. Each Loan Party will give Agent at least thirty (30) days’ prior written notice before changing its jurisdiction of organization, opening any additional place of business or changing its chief executive office or the location of its books and records and such notice shall constitute such Loan Party’s authorization to amend the applicable section of the Schedule 5.8 of such Loan Party and such section shall automatically be deemed to be so amended upon the date specified therefor in the notice provided by such Loan Party to Agent hereunder.

5.9          Financial Statements and Reports; Budget.

(a)          All financial statements delivered to Agent or any Lender by or on behalf of any Loan Party have been, and at all times will be, prepared in conformity with GAAP in all material respects and completely and fairly reflect the financial condition of each Loan Party and its Subsidiaries covered thereby, at the times and for the periods therein stated.

(b)          The Initial Budget was, and each subsequent proposed budget shall have been, prepared in good faith by the Chief Transformation Officer of Borrowers and based upon assumptions which provide a reasonable basis for the projections contained therein and reflect Borrower’s reasonable judgment based on present circumstances of the most likely set of conditions and course of action for the projected period.

5.10          Tax Returns and Payments; Pension Contributions. Each Loan Party has timely filed all tax returns and reports required by applicable law except as otherwise disclosed to Agent, has timely paid all applicable Taxes, assessments, deposits and contributions owing by such Loan Party and will timely pay all such items in the future as they became due and payable, except to the extent that (i) such Taxes or assessments (a)  are being contested in good faith by the applicable Loan Party by appropriate proceedings promptly and diligently instituted and conducted; (b) are secured by a posted bonds or for which the applicable Loan Party has taken other commercially reasonable steps to keep the contested Taxes from becoming a Lien upon any of the Collateral unless such Lien is at all times junior and subordinate in priority to the Liens in favor of the Agent (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute and (c) for which the applicable Loan Party maintains adequate reserves in conformity with GAAP; or (ii) the payment of such Taxes or assessments is stayed during the Case. As of the Closing Date, no Loan Party is aware of any claims or adjustments proposed for any prior tax years that could result in additional taxes becoming due and payable by any Loan Party. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws. Each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of each Loan Party, nothing has occurred that would prevent or cause the loss of such tax-qualified status. There are no pending or, to the best knowledge of any Loan Party, threatened claims (other than normal claims for benefits in the ordinary course), actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to result in liabilities in excess of $500,000 on any Loan Party. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in liabilities individually or in the aggregate on any Loan Party in excess of $500,000. No ERISA Event has occurred. Each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained, in each case except as could not reasonably be expected to result in liabilities individually or in the aggregate to any Loan Party or any ERISA Affiliate in excess of $500,000.  As of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher. No Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $500,000.

5.11          Compliance with Laws; Intellectual Property; Licenses.

(a)          Each Loan Party has complied, and will continue at all times to comply with all provisions of all applicable laws and regulations, including those relating to the ownership, use or operations of real or personal property, the conduct and licensing of each Loan Party’s business, the payment and withholding of Taxes, ERISA and other employee matters, and safety and environmental matters, unless any non-compliance would not reasonably be expected to have a Material Adverse Effect.

(b)          No Loan Party has received written notice of default or violation with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other Governmental Authority relating to any aspect of any Loan Party’s business, affairs, properties or assets as of the Closing Date. No Loan Party has received written notice of or been charged with, or is, to the knowledge of any Loan Party, under investigation with respect to, any violation in any material respect of any provision of any applicable law as of the Closing Date. No Loan Party or any real property owned, leased or used in the operation of the business of any Loan Party is subject to any federal, state or local investigation to determine whether any remedial action is needed to address any hazardous materials or an environmental release (as that term is defined under environmental and health and safety laws) at, on, or under any real property currently leased, owned or used by a Loan Party nor is a Loan Party liable for any environmental release identified or under investigation at, on or under any real property previously owned, leased or used by a Loan Party. No Loan Party has any contingent liability with respect to any environmental release, environmental pollution or hazardous material on any real property now or previously owned, leased or operated by it as of the Closing Date.

(c)          No Loan Party owns any Intellectual Property as of the Closing Date, except as set forth on Schedule 5.11. Except as set forth on Schedule 5.11 as of the Closing Date, none of the Intellectual Property owned by any Loan Party is the subject of any licensing or franchise agreement pursuant to which such Loan Party is the licensor or franchisor. Each Loan Party shall promptly (but in any event within thirty (30) days thereafter) notify Agent in writing of any additional Intellectual Property acquired or arising after the Closing Date and shall submit to Agent a supplement to Schedule 5.11 to reflect such additional rights (provided, that such Loan Party’s failure to do so shall not impair Agent’s security interest therein). Each Loan Party shall, upon request by Agent, execute a separate security agreement granting Agent a security interest in such Intellectual Property (whether owned on the Closing Date or thereafter), in form and substance acceptable to Agent and suitable for registering such security interest in such Intellectual Property with the United States Patent and Trademark Office and/or United States Copyright Office, as applicable (provided, that such Loan Party’s failure to do so shall not impair Agent’s security interest therein). Each Loan Party owns or has, and will at all times continue to own or have, the valid right to use all material patents, trademarks, copyrights, software, computer programs, equipment designs, network designs, equipment configurations, technology and other Intellectual Property used, marketed and sold in such Loan Party’s business, and each Loan Party is in compliance, and will continue at all times to comply, in all material respects with all licenses, user agreements and other such agreements regarding the use of Intellectual Property. No Loan Party has any knowledge that, or has received any notice claiming that any of such Intellectual Property infringes upon or violates the rights of any other Person.

(d)          Each Loan Party has and will continue at all times to have, all federal, state, local and other licenses and permits required to be maintained in connection with such Loan Party’s business operations, and its ownership, use and operation of any real property, and all such licenses and permits, necessary for the operation of the business are valid and will remain and in full force and effect, except where the failure to have any such licenses or permits could not reasonably be expected to result in a Material Adverse Effect. Each Loan Party has, and will continue at all times to have, complied with the requirements of such licenses and permits except where any failure to comply could not reasonably be expected to result in a Material Adverse Effect, and as of the Closing Date, has received no written notice of any pending or threatened proceedings for the suspension, termination, revocation or limitation thereof. As of the Closing Date, no Loan Party is aware of any facts or conditions that could reasonably be expected to cause or permit any of such licenses or permits to be voided, revoked or withdrawn where such voiding, revocation or withdrawal could reasonably be expected to result in a Material Adverse Effect.

(e)          In addition to and without limiting the generality of clause (a) above, (i) comply in all material respects with applicable provisions of ERISA and the IRC with respect to all Plans, and (ii) without the prior written consent of Agent, not take any action or fail to take action the result of which could result in a Loan Party or ERISA Affiliate incurring a material liability to the PBGC or to a Multiemployer Plan (other than to pay contributions or premiums payable in the ordinary course). With respect to each Pension Plan (other than a Multiemployer Plan) except as could not reasonably be expected to result in material liability to the Loan Parties, the Loan Parties and the ERISA Affiliates shall (y) satisfy in full and in a timely manner, all of the contribution and funding requirements of the IRC and of ERISA, and (z) pay, or cause to be paid, to the PBGC in a timely manner, all premiums required pursuant to ERISA.

5.12          Litigation. Except for the Cases, (i) there are no claims, proceedings, litigation or investigations pending or (to the best of each Loan Party’s knowledge) threatened against any Loan Party as of the Closing Date, except those set forth on Schedule 5.12; and (ii) there is no claim, suit, litigation, proceeding or investigation pending or (to the best of each Loan Party’s knowledge) threatened by or against or affecting any Loan Party in any court or before any Governmental Authority (or any basis therefor known to any Loan Party) which would reasonably be expected to result, either separately or in the aggregate in any Material Adverse Effect, or in any material impairment in the ability of any Loan Party to carry on its business in substantially the same manner as it is now being conducted.

5.13          Use of Proceeds. All proceeds of all Loans shall be used by Borrowers solely (a) to repay any and/or all of the Pre-Petition Obligations, in whole or in part, in cash, and/or to reimburse any and/or all of the professional fees, costs and expenses of the Pre-Petition Agent and the Pre-Petition Lenders, in whole or in part, in cash, in each case as elected by Agent in its sole and absolute discretion from time to time as provided for herein, (b) to pay fees and expenses payable under this Agreement or any of the Loan Documents to the Post-Petition Secured Parties, (c) for Borrowers’ working capital purposes in accordance with the Initial Budget and each Approved Budget, (d) to fund the Carve-Out (including the Carve-Out Reserve Account) in accordance with the Initial Budget and each Approved Budget, and (e) for such other purposes as specifically permitted pursuant to the terms of this Agreement or the DIP Orders, in each case, to the extent such use of proceeds is not otherwise prohibited under the terms of this Agreement and is otherwise consistent with the terms of the Interim Order and the Final Order, as applicable. All proceeds of all Loans will be used solely for lawful business purposes.

5.14          Insurance.

(a)          Each Loan Party will at all times carry property, liability and other insurance, with insurers acceptable to Agent, in such form and amounts, and with such deductibles and other provisions, as are customary for similarly situated companies and reasonably acceptable to Agent, and upon Agent’s request, Borrowers will provide Agent with evidence satisfactory to Agent that such insurance is, at all times, in full force and effect. A true and complete listing of such insurance as of the Closing Date, including issuers, coverages and deductibles, is set forth on Schedule 5.14. Each property insurance policy shall name Agent as lender loss payee and shall contain a lender’s loss payable clause or endorsement in form acceptable to Agent, each liability insurance policy shall name Agent as an additional insured, and each business interruption insurance policy shall be collaterally assigned to Agent, all in form and substance reasonably satisfactory to Agent. All policies of insurance shall provide that they may not be cancelled or changed without at least thirty (30) days’ prior written notice to Agent (or ten (10) days in the case of cancellation for non-payment of premium), and shall otherwise be in form and substance reasonably satisfactory to Agent. Borrowers shall advise Agent promptly of any policy cancellation, non-renewal, reduction, or material amendment that is adverse to Agent and Lenders with respect to any insurance policies maintained by any Loan Party or any receipt by any Loan Party of any notice from any insurance carrier regarding any intended or threatened cancellation, non-renewal, reduction or material amendment that is adverse to Agent and Lenders of any of such policies, and Borrowers shall promptly deliver to Agent copies of all notices and related documentation received by any Loan Party in connection with the same. Notwithstanding the foregoing, Agent agrees that (i) the insurance in place prior to the Closing Date is acceptable to Agent, and (ii) so long as (x) the insurance in place prior to the Closing Date remains in place from and after the Closing Date, and (y) each property insurance policy names Agent as lender loss payee and contains a lender’s loss payable clause or endorsement in form acceptable to Agent, each liability insurance policy names Agent as an additional insured, and each business interruption insurance policy is collaterally assigned to Agent, all in form and substance reasonably satisfactory to Agent, the Loan Parties shall be deemed to be in compliance with this Section 5.14(a) and no further actions shall be required by the Loan Parties.

(b)          Borrowers shall deliver to Agent no later than fifteen (15) days prior to the expiration of any then current insurance policies, insurance certificates evidencing renewal of all such insurance policies required by this Section 5.14. Borrowers shall deliver to Agent, upon Agent’s request, certificates evidencing such insurance coverage in such form as Agent shall reasonably request. If any Loan Party fails to provide Agent with a certificate of insurance or other evidence of the continuing insurance coverage required by this Agreement within the time period set forth in the first sentence of this Section 5.14(b), Agent may purchase insurance required by this Agreement at Borrowers’ expense. This insurance may, but need not, protect any Loan Party’s interests.

5.15          Financial, Collateral and Other Reporting / Notices. Each Loan Party has kept and will at all times keep adequate records and books of account with respect to its business activities and the Collateral in which proper entries are made in accordance with GAAP reflecting all its financial transactions, in each case consistent with past practices. Each Loan Party will cause to be prepared and furnished to Agent, in each case in a form and in such detail as is reasonably acceptable to Agent the following items (the items to be provided under this Section 5.15 shall be delivered to Agent by posting on Passport 6.0 (or, if requested by Agent, by another form of Approved Electronic Communication or in writing)) and documents required to be delivered pursuant to Section 5.15(a) or (b) or Section 5.1(f) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which iMedia posts such documents, or provides a link thereto on iMedia’s website.

(a)          [Reserved];

(b)          [Reserved];

(c)          Interim Financial Statements. Not later than thirty (30) days after the end of each month hereafter, including the last month of each Fiscal Year, unaudited interim financial statements of each Loan Party as of the end of such month and of the portion of such Fiscal Year then elapsed, including balance sheet, income statement, statement of cash flow, and results of their respective operations during such month and the then-elapsed portion of the Fiscal Year, together with comparative figures for the same periods in the immediately preceding Fiscal Year and the corresponding figures from the budget for the Fiscal Year covered by such financial statements, on a consolidated basis, certified by an Authorized Officer of Borrowing Agent as prepared in accordance with GAAP and fairly presenting the consolidated financial position and results of operations (including management discussion and analysis of such results) of each Loan Party for such month and period subject only to changes from ordinary course year-end audit adjustments and except that such statements need not contain footnotes. Concurrently with the delivery of such financial statements, Borrowing Agent shall deliver to Agent a Compliance Certificate, indicating whether (i) Borrowers are in compliance with each of the covenants specified in Section 5.26, and setting forth a detailed calculation of such covenants, and (ii) any Default or Event of Default is then in existence;

(d)          Collateral Reports / Insurance Certificates / Information Certificates / Other Items. The items described on Schedule D hereto by the respective dates set forth therein.

(e)          Reserved.

(f)          Shareholder Reports, Etc. To the extent the following are not publicly available on https://investors.imediabrands.com or on the website of the Securities and Exchange Commission, promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which each Loan Party has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which any Loan Party files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or any national securities exchange;

(g)          ERISA Reports. Copies of any annual report to be filed pursuant to the requirements of ERISA in connection with each Pension plan subject thereto promptly upon request by

Agent and in addition, each Loan Party shall notify Agent promptly and within ten (10) Business Days upon having knowledge of any ERISA Event; and

(h)          Updates on Controls and Procedures. Not later than fifteen (15) days after the end of each month, updates in form and substance reasonably acceptable to Agent as to Borrower’s efforts to resolve the deficiencies in the control environment, risk assessment, control activities, information and communication, and monitoring components of the Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission that as of January 29, 2022 constituted material weaknesses, either individually or in the aggregate and progress-to-date. Upon the reasonable request of the Agent, the Loan Parties shall deliver, and hereby do irrevocably authorize and direct any independent auditor working with the Loan Parties on the matter to share with Agent, progress reports, updates, financial information and other information and reports relating to the immediately foregoing from time to time.

(i)          Notification of Certain Changes. Borrowers will promptly (and in no case later than the earlier of (i) five (5) Business Days after the occurrence of any of the following and (ii) such other date that such information is required to be delivered pursuant to this Agreement or any other Loan Document) notify Agent in writing of: (i) the occurrence of any Default or Event of Default, (ii) the occurrence of any event that has had, or could reasonably be expected to have, a Material Adverse Effect, (iii) receiving any Redemption Notice (as defined in the GCP Note) or any other demand for payment under the GCP SPA or GCP Note, (iv) any investigation, action, suit, proceeding or claim (or any development with respect to any existing investigation, action, suit, proceeding or claim) relating to any Loan Party, the Collateral or which could reasonably be expected to have a Material Adverse Effect, (v) any violation or asserted violation of any applicable law (including OSHA or any environmental laws), if an adverse resolution could reasonably be expected to have a Material Adverse Effect or otherwise result in material liability to any Loan Party, (vi) any other event or the existence of any circumstance that has resulted in, or could reasonably be expected to result in a Material Adverse Effect, (vii) any actual or alleged breaches (except to the extent such breach arose as a result of the commencement of the Cases) of any Material Contract or termination or threat to terminate any Material Contract or any material amendment to or modification of a Material Contract, or the execution of any new Material Contract by any Loan Party, (viii) any change in any Loan Party’s certified accountant and (ix) promptly upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectability of any portion of the Collateral, including any Borrower’s reclamation or repossession of, or the return to any Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor. In the event of each such notice under this Section 5.15(i), Borrowers shall give notice to Agent of the action or actions that each Loan Party has taken, is taking, or proposes to take with respect to the event or events giving rise to such notice obligation.

(j)          Bankruptcy Schedules. Borrowers shall:

(i)          File with the Bankruptcy Court and deliver to Lender, within twenty (20) days after the Closing Date, all schedules and statement of financial affairs required to be filed with the Bankruptcy Court under the Federal Rules of Bankruptcy Procedure with respect to Borrowers and the other debtors in the Case; and

(ii)          Serve (a) Agent and Lender; (b) the United States Trustee for the District of Delaware; (c) all parties known to Borrowers who hold any liens or security interest in Loan Parties’ assets who have filed UCC-1 financing statements against a Loan Party, or who, to Loan Parties’ knowledge, have asserted any liens on any of Loan Parties’ assets; (e) all landlords of Borrower; (f) the Internal Revenue Service and all taxing authorities in the State of Minnesota; (g) all creditors known to

Borrower to be holding a judgment and (h) certain other parties identified in the certificates of service filed with the Bankruptcy Court, a copy of all first day motions, the Interim Order and the Final Order as approved by the Bankruptcy Court, in each case in accordance with the Federal Rules of Bankruptcy Procedure.

(k)          Subsequent Budgets. Loan Parties shall:

(i)          Furnish Agent, not later than 5:00 p.m. (Eastern time) on the Wednesday of each week, a proposed update to the then in effect Initial Budget or Approved Budget, as applicable, for the period commencing the Sunday of the current week and through the following five (5) weeks, which shall be in substantially the same form and detail as the Initial Budget, each to be accompanied by a certificate signed by an Authorized Officer of Borrowers to the effect that such proposed budget has been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements, that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared and the proposed budget has been thoroughly reviewed by the Borrowers, their management and their advisors. Such proposed budget shall become the “Approved Budget” as defined and for all purposes hereunder and under the DIP Orders upon written approval thereof by the Required Lenders in their sole discretion following a reasonable opportunity to review and comment thereon. Until such time as the Required Lenders have approved (or deemed approved) such proposed budget, the applicable budget hereunder shall be the Initial Budget or the most recent Approved Budget, as applicable.

(ii)          Not later than 5:00 p.m. (Eastern time) on the Wednesday of each week, commencing on July 12, 2023 , in connection with the delivery of the proposed budget required in Section 5.15(k)(i), furnish to Agent, in form and substance satisfactory to the Required Lenders, a report (the “Budget Compliance Report”) that sets forth, for (a) the immediately preceding Budget Test Period, and (b) the immediately preceding week, a comparison of (1) [reserved], (2) the actual cash disbursements to the projected cash disbursements, (3) the actual cash receipts to the projected cash receipts, (4) the actual loan balance to the projected loan balance at the end of the applicable period, (5) the actual balance of Gross A/R and Inventory to projected Gross A/R and Inventory balance at the end of the applicable period, and (6) the actual aggregate net cash flow (as calculated in the line item “Net Cash Flow / (Deficit)” in the Initial Budget or Approved Budget) to the projected aggregate net cash flow (as calculated in the line item “Net Cash Flow / (Deficit)” in the Initial Budget or Approved Budget), each as set forth in the Initial Budget or the Approved Budget, as applicable, for such period (and in each case, stating the percentage by which such actual disbursements, receipts, or balance, as applicable, deviate from the Initial Budget or the Approved Budget, as applicable), together with a certification from the Loan Parties’ Chief Transformation Officer (in his capacity as an officer, not individually) stating whether a Material Budget Deviation has occurred, together with the calculations evidencing whether a Material Budget Deviation has occurred, in form and substance satisfactory to the Required Lenders.

(l)          Other Bankruptcy Documents. Deliver to Agent: (a) contemporaneous with the filing thereof, copies of all pleadings, motions, applications, financial information and other papers and documents filed by the Loan Parties in the Case, with copies of such papers and documents also provided to or served on Agent’s counsel; (b) contemporaneously with delivery thereof to any official or unofficial creditors’ committee in the Case, copies of all material written reports and all term sheets for a Reorganization Plan or any sale under Section 363 of the Bankruptcy Code given by the Loan Parties to any official or unofficial creditors’ committee in the Case, with copies of such reports and term sheets also provided to or served on Agent’s counsel; and (c) projections, operating plans and other financial information and information, reports or statements regarding the Loan Parties, their business and the Collateral as Agent may from time to time reasonably request. Notwithstanding the foregoing, (i) the filing on the docket of the Bankruptcy Court of any of the foregoing shall constitute delivery as required by this clause (l), and (ii) the Loan Parties shall have no obligation to deliver any of the foregoing to the extent such items (x) contain privileged information, or (y) would violate the requirements of the Bankruptcy Code.

(m)          Other Information. Promptly upon request, such other data and information (financial and otherwise) as Agent, from time to time, may reasonably request, bearing upon or related to the Collateral or each Loan Party’s business or financial condition or results of operations.

(n)          Milestones. Borrowers shall, within the time periods set forth below, perform each action with respect to the Case as set forth below:

(i)          obtain court approval of the Interim Order on or before July 6, 2023;

(ii)          obtain court approval of the Final Order on or before July 24, 2023;

(iii)          file a motion under section 363 of the Bankruptcy Code seeking authority to sell all or substantially all of the Loan Parties’ and their Subsidiaries’ assets pursuant to the APA (the “Sale Motion”), subject to the receipt of “higher and better” bids (the “Approved Sales”), in form and substance reasonably satisfactory to the Agent and Revolving Lenders, on or before the Closing Date;

(iv)          file with the Bankruptcy Court the schedule of Purchased Contracts, including any Cure Costs (as such terms are defined in the APA) on or before July 25, 2023;

(v)          the Bankruptcy Court shall have held the Sale Hearing on or before July 28, 2023;

(vi)          obtain a court order of the Approved Sale (the “Sale Order”) to the successful bidder on or before August 2, 2023, such Sale Order to be in form and substance reasonably satisfactory to the Revolving Lenders; and

(vii)          consummate the Approved Sale on or before August 5, 2023.

5.16          Litigation Cooperation. Should any third-party suit, regulatory action, or any other judicial, administrative, or similar proceeding be instituted by or against Agent or any Lender with respect to any Collateral or in any manner relating to any Loan Party, this Agreement, any other Loan Document or the transactions contemplated hereby, each Loan Party shall, without expense to Agent or any Lender, make available each Loan Party, such Loan Party’s officers, and employees, and any Loan Party’s books and records, without charge, to the extent that Agent may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

5.17          Maintenance of Collateral, Etc. Each Loan Party will maintain all of the Collateral in good working condition, ordinary wear and tear excepted, and no Loan Party will use the Collateral for any unlawful purpose.

5.18          Material Contracts. Except as expressly disclosed on Schedule 5.18 (as updated from time to time in accordance with Section 5.29), no Loan Party is (a) a party to any contract which has had or could reasonably be expected to have a Material Adverse Effect or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any contract to which it is a party or by which any of its assets or properties is bound, which default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect (a “Material Contract”).

5.19          No Default. No Default or Event of Default has occurred and is continuing and no Loan Party is in default in the payment or performance of any of its post-petition contractual obligations required to be performed by an order of the Bankruptcy Court.

5.20          No Material Adverse Change. Since the Petition Date, there has been no material adverse change in the financial condition, business, operations, or properties of any Loan Party.

5.21          Full Disclosure. No written report, notice, certificate, information or other statement delivered or made (including, in electronic form) by or on behalf of any Loan Party or any of their respective Affiliates to Agent or any Lender in connection with this Agreement or any other Loan Document contains or will at any time contain any untrue statement of a material fact, or omits or will at any time omit to state any material fact necessary to make any statements contained herein or therein not misleading. Except for matters of a general economic or political nature which do not affect any Loan Party uniquely, there is no fact presently known to any Loan Party which has not been disclosed to Agent or any Lender, which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.22          Sensitive Payments. No Loan Party (a) has made or will at any time make any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the applicable laws of the United States or the jurisdiction in which made or any other applicable jurisdiction, (b) has established or maintained or will at any time establish or maintain any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (c) has made or will at any time make any payments to any Person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment, or (d) has engaged in or will at any time engage in any “trading with the enemy” or other transactions violating any rules or regulations of the Office of Foreign Assets Control or any similar applicable laws, rules or regulations.

5.23          Cash Balance Payment. On the APA Closing Date, the Cash Balance (as defined in the APA) shall be paid to the Agent for the benefit of the ABL Lenders for application to the Obligations (other than Obligations owing to the RNN Lender).

5.24          Term Debt Permitted Indebtedness; Seller Note Permitted Indebtedness.

(a)          [reserved].

(b)          Borrowers have furnished Agent a true, correct and complete copy of (i) each of the Seller Debt Documents and (ii) each of the Convertible Note Documents.

(c)          Each Borrower and each other Loan Party acknowledges that Agent is entering into this Agreement and extending credit and making the Loans in reliance upon this Section 5.24.

5.25          Negative Covenants. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, without Required Lenders’ prior written consent:

(a)          merge or consolidate with another Person;

(b)          acquire any assets except in the ordinary course of business and as otherwise expressly permitted by this Agreement;

(c)          enter into any transaction outside the ordinary course of business that is not expressly permitted by this Agreement or the DIP Orders;

(d)          sell, transfer, return, or dispose of any Collateral or other assets, other than:

(i)          the sale by Loan Parties of Inventory in the ordinary course of its business,

(ii)          [reserved];

(iii)          [reserved],

(iv)          any sale, lease, transfer or other disposition constituting a Permitted Investment,

(v)          [reserved],

(vi)          dispositions and transfers of cash and cash equivalents in the ordinary course of business and not in violation of this Agreement; and

(vii)          any Approved Sale so long as the net cash proceeds (i.e., gross proceeds less the reasonable direct costs approved by Agent of such sales or other dispositions) therefrom are remitted to a DACA Account for application to the Obligations in accordance with Section 4.2 hereof;

(e)          make any loans to, or investments in, any Affiliate or other Person in the form of money or other assets unless otherwise approved in writing by Agent (acting at the direction of Required Lenders); provided, that (i) a Loan Party may acquire Permitted Investments, (ii) a Loan Party make investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss, and (iii) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business. Notwithstanding anything to the contrary herein and for the avoidance of doubt, no Loan Party may directly or indirectly, make a loan or investment in any direct or indirect Subsidiary of iMedia that is not a Loan Party;

(f)          incur any Indebtedness other than the Obligations and Permitted Indebtedness;

(g)          create, incur, assume or suffer to exist any Lien or other encumbrance of any nature whatsoever, other than in favor of Agent to secure the Obligations, on any of the Collateral whether now or hereafter owned, other than Permitted Liens;

(h)          guaranty or otherwise become liable with respect to the obligations of any Person other than (i) the Obligations, and (ii) guarantees in respect of Permitted Indebtedness;

(i)          pay or declare any dividends or other distributions on any Loan Party’s Equity Interests or redeem, retire, purchase or otherwise acquire, directly or indirectly, any Equity Interests of any Loan Party;

(j)          fail to timely fund the Carve-Out Reserve Account strictly in accordance with the Initial Budget or the Approved Budget;

(k)          [reserved];

(l)          engage, directly or indirectly, in a business other than the business which is being conducted on the date hereof or any business reasonably related, incidental or ancillary thereto, wind up its business operations or cease substantially all, or any material portion, of its normal business operations, or suffer any material disruption, interruption or discontinuance of a material portion of its normal business operations;

(m)          pay any principal or other amount on any Indebtedness that is contractually subordinated to Agent and Lenders in violation of the applicable subordination or intercreditor agreement or optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Loan Party or its Subsidiaries, other than the Obligations in accordance with this Agreement and the Seller Debt Permitted Indebtedness;

(n)          enter into any transaction with an Affiliate other than (i) transactions between or among Loan Parties expressly permitted by this Agreement (ii) transactions on arms-length terms in the ordinary course of business in a manner consistent with past practices and (iii) loans and/or extensions of credit to employees (or consultants functioning in similar capacities as an employee) extended in the ordinary course of business in an amount not to exceed $25,000 outstanding at any time, (iv) distributions permitted under Section 5.25(i) and (v) the payment of reasonable customary compensation and benefits and reimbursements of out-of-pocket costs to, and the provision of indemnity on behalf of, directors, officers, consultants, employees and members of the boards of directors of the Loan Parties and their subsidiaries;

(o)          change its jurisdiction of organization or enter into any transaction which has the effect of changing its jurisdiction of organization except as provided for in Section 5.8;

(p)          agree, consent, permit or otherwise undertake to amend or otherwise modify any of the terms or provisions of any Loan Party’s Organic Documents, except for such amendments or other modifications required by applicable law or that are not adverse to Agent or Lenders;

(q)          enter into or assume any agreement prohibiting the creation or assumption of any Lien on the Collateral to secure the Obligations upon its properties or assets, whether now owned or hereafter acquired, other than this Agreement and any other agreement relating to Permitted Indebtedness, applicable law and customary restrictions in leases, subleases, licenses and sublicenses or asset sale agreements otherwise permitted by this Agreement so long as such restrictions relate only To the assets subject thereto;

(r)          [reserved];

(s)          agree, consent, permit, waive or otherwise undertake to amend or otherwise modify any of the terms or provisions of (i) any Seller Debt Loan Document, (ii) any Convertible Note Documents, (iii) the APA, or (iv) the German Vendor Loan Amendment or the German Vendor Loan Deferral Agreement;

(t)          (i) divide or enter into any plan of division pursuant to section 18-217 of the Delaware Limited Liability Company Act or any similar stature or provision under any applicable law or otherwise, (ii) dispose of any property through a plan of division under the Delaware Limited Liability Company Act or any comparable transaction under any similar law or (iii) make any payment or distribution pursuant to a plan of division under the Delaware Limited Liability Company Act or any comparable transaction under any similar law; or

(u)          subject to approval of the Bankruptcy Court, (i) terminate, or fail to keep in full force and effect, the Huron Consultant Agreement at any time or (ii) change the engagement scope of the Huron Consultant Agreement without Required Lenders’ prior written consent.

5.26           [Reserved].

5.27           Employee and Labor Matters. As of the Closing Date, there is (a) no unfair labor practice complaint pending or, to the knowledge of any Borrower, threatened against any Loan Party or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or its Subsidiaries which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a material liability, (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Loan Party or its Subsidiaries that could reasonably be expected to result in a material liability, or (c) to the knowledge of any Borrower, after due inquiry, no union representation question existing with respect to the employees of any Loan Party or its Subsidiaries and no union organizing activity taking place with respect to any of the employees of any Loan Party or its Subsidiaries. As of the Closing Date, none of any Loan Party or its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of each Loan Party and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements. All material payments due from any Loan Party or its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Borrowers, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.28           [Reserved].

5.29           Updates to the Information Certificate. Deliver to Agent promptly as shall be required to maintain the related representations and warranties as true and correct, updates to the Schedules to this Agreement; provided, that absent the occurrence and continuance of any Event of Default, such updates shall be required solely on a monthly basis in connection with delivery of a Compliance Certificate with respect to the applicable month. Any such updated Schedules delivered by Borrowers to Agent in accordance with this Section 5.29 shall automatically and immediately be deemed to supplement or amend and restate, as applicable, the prior version of such sections of the Schedules previously delivered to Agent and attached to and made part of this Agreement.

5.30           Bankruptcy Matters. No Loan Party shall, and no Loan Party shall permit any Loan Party, to:

(a)          Directly or indirectly, seek, consent to or suffer to exist: (i) any modification, stay, vacation or amendment to the DIP Orders, unless the Agent and each Lender has consented to such modification, stay, vacation or amendment in writing; (ii) a priority claim for any administrative expense or unsecured claim (now existing or hereafter arising of any kind or nature whatsoever, including any administrative expenses of the kind specified in the Bankruptcy Code, including without limitation Sections 105, 326, 328, 330, 331, 364(c)(1), 365, 503, 506(c), 507, 546, 726, 1113 or 1114 of the Bankruptcy Code) equal or superior to the Superpriority Claim of Agent and Lenders in respect of the Obligations; or (iii)

subject to the Carve-Out, any Lien on any Collateral, having a priority equal or superior to the Lien in favor of the Agent and Lenders in respect of the Obligations;

(b)          Prior to the Termination Date, pay any administrative expense claims not provided for in the Initial Budget or an Approved Budget, as applicable; provided however that Borrowers may pay administrative expense claims with respect to (i) Obligations due and payable hereunder; (ii) an amount not to exceed $25,000 in the aggregate to pay Allowed Professional Fees of the Creditors’ Committee to investigate (but not prosecute) claims against and objections with respect to the Pre-Petition Obligations and pre-petition Liens and security interests of the Pre-Petition Agent and the Pre-Petition Lenders (including, without limitation, issues regarding validity, perfection, priority, or enforceability of the secured claims of the Agent and the Lenders), and (iii) the obligations benefitting from the Carve-Out.

(c)          Make any material expenditure except of the type and for the purposes provided for in the Initial Budget or an Approved Budget, as applicable.

6.	LIMITATION OF LIABILITY AND INDEMNITY.

6.1          Limitation of Liability. In no circumstance will Agent, any Lender, any Participant, any of their respective successors and assigns, any of their respective Affiliates, or any of their respective directors, officers, employees, attorneys or agents (the “Released Parties”) be liable for lost profits or other special, punitive, or consequential damages. Notwithstanding any provision in this Agreement to the contrary, this Section 6.1 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.

6.2          Indemnity/Currency Indemnity.

(a)          Each Loan Party hereby agrees to indemnify the Released Parties and hold them harmless from and against any and all claims, debts, liabilities, losses, demands, obligations, actions, causes of action, fines, penalties, costs and expenses (including attorneys’ fees and consultants’ fees), of every nature, character and description (including, without limitation, natural resources damages, property damage and claims for personal injury), which the Released Parties may sustain or incur based upon or arising out of any of the transactions contemplated by this Agreement or any other Loan Documents or any of the Obligations, any Collateral relating thereto, any drafts thereunder and any errors or omissions relating thereto , or any other matter, including any breach of any covenant or representation or warranty relating to any environmental and health and safety laws or an environmental release, cause or thing whatsoever occurred, done, omitted or suffered to be done by Agent or any Lender relating to any Loan Party or the Obligations (except any such amounts sustained or incurred solely as the result of the gross negligence or willful misconduct of such Released Parties, as finally determined by a court of competent jurisdiction). Notwithstanding any provision in this Agreement to the contrary, this Section 6.2 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Obligations.

(b)          If, for the purposes of obtaining or enforcing judgment in any court in any jurisdiction with respect to this Agreement or any Loan Document, it becomes necessary to convert into the currency of such jurisdiction (the “Judgment Currency”) any amount due under this Agreement or under any Loan Document in any currency other than the Judgment Currency (the “Currency Due”) (or for the purposes of Section 1.7(d)), then, to the extent permitted by law, conversion shall be made at the exchange rate reasonably selected by Agent on the Business Day before the day on which judgment is given (or for the purposes of Section 1.7(d), on the Business Day on which the payment was received by the Agent). In the event that there is a change in such exchange rate between the Business Day before the day on which the judgment is given and the date of receipt by the Agent of the amount due, each Loan Party shall to the extent permitted by law, on the date of receipt by Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any as may be necessary to ensure that the amount received by Agent on such date is the amount in the Judgment Currency which (when converted at such exchange rate on the date of receipt by Agent in accordance with normal banking procedures in the relevant jurisdiction) is the amount then due under this Agreement or such Loan Document in the Currency Due. If the amount of the Currency Due (including any Currency Due for purposes of Section 1.7(c)) which the Agent is so able to purchase is less than the amount of the Currency Due (including any Currency Due for purposes of Section 1.7(c)) originally due to it, each Loan Party shall to the extent permitted by law jointly and severally indemnify and save Agent and Lenders harmless from and against loss or damage arising as a result of such deficiency.

7.	EVENTS OF DEFAULT AND REMEDIES.

7.1          Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:

(a)          if any warranty, representation, statement, report or certificate made or delivered to Agent or any Lender by or on behalf of any Loan Party is untrue or misleading in any material respect;

(b)          if any Loan Party fails to pay to Agent or any Lender, (i) when due, any principal or interest payment required under this Agreement or any other Loan Document or pursuant to the DIP Orders, or (ii) within three (3) Business Days when due, any other monetary Obligation;

(c)                       (1)           if any Loan Party defaults in the due observance or performance of any covenant, condition or agreement contained in Section 3.2, 4.1, 4.6, 4.7, 4.8, 5.2, 5.3, 5.13, 5.14, 5.15 (excluding 5.15(n)(v) and 5.15(n)(vi)), 5.17, 5.23, 5.24, 5.25, 5.26, 5.29, or 5.30 of this Agreement;

(2)          if any Loan Party defaults in the due observance or performance of any covenant, condition or agreement contained in (x) Section 5.15(n)(v), and the continuance of such default unremedied for a period of 5 days, or (y) Section 5.15(n)(vi), and the continuance of such default unremedied for a period of 3 days; or

(3)          if any Loan Party defaults in the due observance or performance of any covenant, condition or agreement contained in any provision of this Agreement or any other Loan Document and not addressed in clauses Sections 7.1(a), (b) or (c)(1), and the continuance of such default unremedied for a period of fifteen (15) Business Days;

(d)          Any judgment or judgments are rendered against any Loan Party for an aggregate amount in excess of $500,000 or against all Loan Parties for an aggregate amount in excess of $500,000 and (i) enforcement proceedings shall have been commenced by a creditor upon such judgment, (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect, or (iii) any such judgment results in the creation of a Lien upon any of the Collateral (other than a Permitted Liens);

(e)          any default with respect to any Indebtedness (other than the Obligations and any pre-petition Indebtedness) of any Loan Party in a principal amount in excess of $500,000 if (i) such default shall consist of the failure to pay such Indebtedness when due, whether by acceleration or otherwise, or (ii) the effect of such default is to permit the holder, with or without notice or lapse of time or both, to accelerate the maturity of any such Indebtedness or to cause such Indebtedness to become due prior to the stated maturity thereof (without regard to the existence of any subordination or intercreditor agreements);

(f)          any default by RNN Buyer under the APA which permits the APA Sellers to terminate the APA (unless such default is waived by the APA Sellers or cured) or any default by any APA Seller under the APA which permits the RNN Buyer to terminate the APA (unless such default is waived by the RNN Buyer or cured);

(g)           [reserved]

(h)          (i) any default under the German Vendor Loan Amendment or the German Vendor Loan Deferral Agreement or (ii) the actual or attempted revocation or termination of the German Vendor Loan Amendment or the German Vendor Loan Deferral Agreement,

(i)           the actual or attempted revocation or termination of, or limitation or denial of liability under, any guaranty of any of the Obligations, or any security document securing any of the Obligations, by any Loan Party;

(j)           if any Loan Party makes any payment on account of any Indebtedness or obligation which has been contractually subordinated to the Obligations other than payments which are not prohibited by the applicable subordination provisions pertaining thereto or permitted under the Initial Budget or an Approved Budget, as applicable;

(k)          if a Change of Control occurs;

(l)           if any Lien purported to be created by any Loan Document shall cease to be a valid perfected first priority Lien (subject only to any priority accorded by law to Permitted Liens) on any material portion of the Collateral, except as a result of any action taken by, or inaction or failure on the part of, Agent or failure by Agent to maintain possession of Collateral, or any Loan Party shall assert in writing that any Lien purported to be created by any Loan Document is not a valid perfected first priority lien (subject only to any priority accorded by law to Permitted Liens) on the assets or properties purported to be covered thereby;

(m)          if any of the Loan Documents shall cease to be in full force and effect (other than as a result of the discharge thereof in accordance with the terms thereof or by written agreement of all parties thereto);

(n)          reserved;

(o)          (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted in liability of any Loan Party or any ERISA Affiliate under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000, (ii) the existence of any Lien under Section 430(k) or Section 6321 of the Code or Section 303(k) or Section 4068 of ERISA on any assets of a Loan Party or any ERISA Affiliate, or (iii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $500,000;

(p)          If (i) any Loan Party is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business, (ii) any Loan Party suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business, or (iii) there is a cessation of any material part of any Loan Party’s business for a material period of time;

(q)          Any Loan Party’s operations taken as a whole are materially interrupted at any time for more than 10 consecutive days, unless such Loan Party shall (i) be entitled to receive for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per diem cash needs during such period is at least equal to its average per diem cash needs for the consecutive three month period immediately preceding the initial date of interruption and (ii) receive such proceeds in the amount described in clause (i) preceding not later than thirty (30) days following the initial date of any such interruption; provided, however, that notwithstanding the provisions of clauses (i) and (ii) of this section, an Event of Default shall be deemed to have occurred if such Loan Party shall be receiving the proceeds of business interruption insurance for a period of thirty (30) consecutive days;

(r)          [reserved];

(s)          [reserved];

(t)          the Bankruptcy Court shall enter any order (i) revoking, reversing, staying, vacating, rescinding, modifying, supplementing or amending the DIP Orders, the cash management order,any other “first day” orders that affect the Approved Budget, this Agreement, any other Loan Document, or any Pre-Petition Loan Document any Sale Order (after entry thereof), or (ii) permitting any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority equal or superior to the priority of Agent and Lenders in respect of the Obligations (other than the Carve-Out), or there shall arise any such Superpriority Claim, or (iii) to grant or permit the grant of a Lien on the Collateral superior to, or pari passu with, the Liens of Agent and Lenders on the Collateral (other the Carve-Out);

(u)          the Bankruptcy Court shall enter any order (i) appointing a Chapter 11 trustee under Section 1104 of the Bankruptcy Code in the Case, (ii) appointing an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code in the Case, (iii) appointing a fiduciary or representative of the estate with decision-making or other management authority over some or all of any Loan Party's senior management, (iv) substantively consolidating the estate of any Loan Party with the estate of any other Person (other than a Loan Party with another Loan Party), (v) dismissing the Case or converting the Case to a Chapter 7 case; or (vi) that approves a sale of any Loan Party's assets which order (except in the case of a credit bid by the Lenders permitted by Section 10.26 hereof) does not provide for payment of good funds at closing that would, upon consummation of such sale, be sufficient to indefeasibly pay and satisfy all Obligations and which shall otherwise be satisfactory to the Required Lenders, and in connection with such sale order, Agent and Lenders shall not have received a release (on terms and conditions and in form and substance satisfactory to Required Lenders in their sole discretion) of Agent and Lenders in full from all claims of Loan Parties and their estates on or before the entry of such sale order;

(v)          this Agreement, any of the Loan Documents or the DIP Orders for any reason ceases to be in full force and effect or is declared to be null and void by a court of competent jurisdiction, or any of the Loan Parties or any other Person shall seek to, or shall support (in any such case by way of any motion or other pleading filed with the Bankruptcy Court or any other writing to another party-in-interest executed by or on behalf of such Loan Party or such Person) any other Person's motion (a "Third Party Motion") to, disallow in whole or in part Agent or any Lender's claim in respect of the Obligations or to challenge the validity and enforceability of the Liens in favor of Agent or any Lender and with respect to any such Third Party Motion, an order is granted by a court of competent jurisdiction granting such Third Party Motion;

(w)          any Loan Party files a motion with the Bankruptcy Court or supports a motion filed with the Bankruptcy Court which fails to provide that Agent, upon instruction of the Revolving Lenders, or RNN Lender, as purchaser under the APA, has the right to credit bid for any assets of Loan Parties in connection with any sale pursuant to Section 363(k) of the Bankruptcy Code;

(x)          the Bankruptcy Court shall enter any order granting relief from the automatic stay to any creditor holding or asserting a Lien, reclamation claim or other rights on the assets of any Loan Party, except matters where the amount in controversy is less than $100,000.00;

(y)          any application for any of the orders described in clauses (t), (u) or (w) above shall be made by a Person other than a Loan Party, and such application is not being diligently contested by any Loan Party in good faith;

(z)          except as permitted by the DIP Orders and set forth in the Initial Budget or an Approved Budget, as applicable, or as otherwise agreed to by Required Lenders in writing, any Loan Party shall make any Pre-Petition Payment (including, without limitation, related to any reclamation claims, but excluding any Pre-Petition Payment in respect of the Pre-Petition Obligations) following the Closing Date;

(aa)          any Loan Party shall be unable to pay its post-petition debts as they mature, shall fail to comply with any order of the Bankruptcy Court in any material respect, or shall fail to make any payment, as and when such payments become due or otherwise unless the failure to pay is the result of such payment not being permitted under the Initial Budget or an Approved Budget, as applicable;

(bb)         Any Loan Party shall file a motion in the Case (i) to use cash collateral of Lenders under Section 363 of the Bankruptcy Code without the Required Lenders’ prior written consent except to the extent expressly permitted in the DIP Orders (ii) to sell a material portion of the assets of any Loan Party without Required Lenders’ prior written consent, (iii) to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code, or to cut off rights in the Collateral under Section 552(b) of the Bankruptcy Code to the extent provided in the DIP Orders, (iv) to obtain additional loans or other financial accommodations under Sections 364(c) or (d) of the Bankruptcy Code not otherwise permitted under this Agreement, or (v) to take any other action or actions adverse to Lenders or their rights and remedies hereunder or under any of the Loan Documents or Agent’s or any Lender’s interest in any of the Collateral;

(cc)          (i) a Reorganization Plan is filed in the Case which does not contain provisions for (A) termination of the commitment of Agent and each Lender to make Loans hereunder, (B) the indefeasible payment in full in cash of all Obligations on or before the effective date of such Reorganization Plan, except that if (and only if) the Reorganization Plan results in the payment in full in cash of the Obligations (other than the Obligations owing to RNN Lender) at the consummation thereof, then the Reorganization Plan may provide that Obligations owing to RNN Lender may be converted into a purchase price for the Approved Sale if consented to by the RNN Lender, (C) the release (on terms and conditions and in form and substance satisfactory to Agent and Required Lenders) of the Agent and each Lender in full from all claims of Loan Parties and their estates on or before the effective date of such Reorganization Plan, and (D) the continuation of the Liens and security interests granted to Agent and each Lender and each Pre-Petition Secured Party until the effective date of such Reorganization Plan, or (ii) an order shall be entered by the Bankruptcy Court confirming a Reorganization Plan in the Case which does not contain provisions for (A) termination of the commitment of Agent and each Revolving Lender to make Loans hereunder and indefeasible payment in full in cash of all Obligations, (B) the release (on terms and conditions and in form and substance satisfactory to Agent and the Required Lenders) of the Agent and each Lender in full from all claims of Loan Parties and their estates on or before, and (C) the continuation of the Liens and security interests granted to Agent and each Lender and each Pre-Petition Secured Party until the effective date of such Reorganization Plan upon entry thereof;

(dd)         the expiration of the "exclusive period" and any extensions thereto of the Loan Parties under Section 1121 of the Bankruptcy Code for the filing of a plan of reorganization;

(ee)          (i) any Loan Party engages in or supports any challenge to the validity, perfection, priority, extent or enforceability of the credit facility provided hereunder or under the Pre-Petition Loan Documents, or the liens on or security interest in the assets of the Loan Parties securing the Obligations; (ii) any Loan Party engages in or supports any investigation or asserts any claims or causes of action (or directly or indirectly support assertion of the same) against Agent or any Lender or any Pre-Petition Secured Party; or (iii) any Loan Party files a motion or petitions the Bankruptcy Court to obtain additional financing that is pari passu or senior to the Obligations;

(ff)           the termination or rejection of any material contract of any Loan Party which could reasonably be expected to result in a Material Adverse Effect;

(gg)         the Final Order is not entered on or before July 24, 2023 or, if the Interim Order expires or terminates prior to such date, the Final Order is not entered on the date of expiration or termination of the Interim Order;

(hh)         a breach of the terms or provisions of the DIP Orders;

(ii)          any Person shall be permitted to surcharge the Collateral or the Pre-Petition Collateral under Section 506(c) of the Bankruptcy Code, or any costs or expenses whatsoever shall be imposed against the Collateral or the Pre-Petition Collateral, other than the Carve-Out;

(jj)          Agent or Pre-Petition Agent shall be made subject to any equitable remedy of marshalling or any similar doctrine with respect to the Collateral and the Pre-Petition Collateral; or

(kk)          the occurrence of any of the following (each, a “Material Budget Deviation”):

(i)          as of the last day of any Budget Test Period, actual Gross A/R and Inventory is less than ninety percent (90%) of the projected amount of Gross A/R and Inventory as of such date set forth in the Initial Budget. “Gross A/R and Inventory” means the sum of (i) the aggregate book value of Loan Parties’ Accounts, plus (ii) the aggregate book value of Loan Parties’ Inventory.

(ii)          for any Budget Test Period (excluding the Budget Test Period ending July 8, 2023), actual aggregate net cash flow (as calculated in the line item “Net Cash Flow / (Deficit)” in the Initial Budget or Approved Budget) for the such Budget Test Period is greater than 115% of the projected aggregate net cash flow for such Budget Test Period set forth in the Initial Budget or Approved Budget (the “Permitted Variance”); provided that the Permitted Variance shall not be used for, and does not apply to, the Carve-Out Reserve Account or the Carve-Out.

7.2          Remedies with Respect to Lending Commitments/Acceleration/Etc.. Upon the occurrence and during the continuance of an Event of Default and without the necessity of seeking relief from the automatic stay or any further order of the Bankruptcy Court, Agent may, in Agent’s sole discretion, and Agent shall, at the direction of the Required Lenders (or, following the occurrence and during the continuance of a Specified Event of Default, the Revolving Lenders), (a) terminate all or any portion of the commitments to lend to or extend credit to Borrowers under this Agreement and/or any other Loan Document, without prior notice to any Loan Party, and/or (b) demand payment in full of all or any portion of the Obligations (whether or not payable on demand prior to such Event of Default) and/or (c) take any and all other and further actions and avail itself of any and all rights and remedies available to Agent under this Agreement, any other Loan Document, under law and/or in equity.

7.3          Remedies with Respect to Collateral. Without limiting any rights or remedies Agent may have pursuant to this Agreement, the DIP Orders the other Loan Documents, under applicable law or otherwise, upon the occurrence and during the continuance of an Event of Default and without further notice, application or order of the Bankruptcy Court (except as expressly set forth in the DIP Orders):

(a)          Any and All Remedies. Agent may take any and all actions and avail itself of any and all rights and remedies available to Agent under this Agreement, the DIP Orders, any other Loan Document, under law or in equity, and the rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law or otherwise.

(b)          Collections; Modifications of Terms. Agent may but at the direction of Required Lenders (or, following the occurrence and during the continuance of a Specified Event of Default, the Revolving Lenders) shall (i) notify all appropriate parties that the Collateral, or any part thereof, has been assigned to Agent; (ii) demand, sue for, collect and give receipts for and take all necessary or desirable steps to collect any Collateral or Proceeds in its or any Loan Party’s name, and apply any such collections against the Obligations as Agent may elect; (iii) take control of any Collateral and any cash and non-cash Proceeds of any Collateral; (iv) enforce, compromise, extend, renew settle or discharge any rights or benefits of each Loan Party with respect to or in and to any Collateral, or deal with the Collateral as Agent may deem advisable; and (v) make any compromises, exchanges, substitutions or surrenders of Collateral Agent deems necessary or proper in its reasonable discretion, including extending the time of payment, permitting payment in installments, or otherwise modifying the terms or rights relating to any of the Collateral, all of which may be effected without notice to, consent of, or any other action of any Loan Party and without otherwise discharging or affecting the Obligations, the Collateral or the security interests granted to Agent under this Agreement or any other Loan Document.

(c)          Insurance. Agent may file proofs of loss and claim with respect to any of the Collateral with the appropriate insurer, and may endorse in its own and each Loan Party’s name any checks or drafts constituting Proceeds of insurance. Any Proceeds of insurance received by Agent may be applied by Agent against payment of all or any portion of the Obligations as Agent may elect in its reasonable discretion.

(d)          Possession and Assembly of Collateral. Agent may take possession of the Collateral. Upon Agent’s request, each Loan Party shall assemble the Collateral and make it available to Agent at a place or places to be designated by Agent.

(e)          Set-off; Sharing of Payments.

(i)          Agent and each Lender may and without any notice to, consent of or any other action by any Loan Party (such notice, consent or other action being expressly waived), set-off or apply (i) any and all deposits (general or special, time or demand, provisional or final) at any time held by or for the account of Agent, Lender or any Affiliate of Agent or any Lender, and/or (ii) any Indebtedness at any time owing by Agent, any Lender or any Affiliate of Agent or any Lender or any Participant in the

Loans to or for the credit or the account of any Loan Party, to the repayment of the Obligations irrespective of whether any demand for payment of the Obligations has been made; provided, that (subject to Section 10.21) all amounts so set off shall be paid over immediately to Agent for further application in accordance with the provisions of Section 4.2 and, pending such payment, shall be segregated by the applicable Lender from its other funds and deemed held in trust for the benefit of Agent and the other Lenders.

(ii)          If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Loan Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral, Proceeds or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Section 4.2 and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied as though it had been received by Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (A) if such payment is rescinded or otherwise recovered from such Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender without interest and (B) such Lender shall, to the fullest extent permitted by applicable requirements of law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Loan Party in the amount of such participation.

(f)          Disposition of Collateral.

(i)          Sale, Lease, etc. of Collateral. Agent may, without demand, advertising or notice, all of which each Loan Party hereby waives (except as the same may be required by the UCC or other applicable law), at any time or times in one or more public or private sales or other dispositions, for cash, on credit or otherwise, at such prices and upon such terms as determined by Agent (provided such price and terms are commercially reasonable within the meaning of the UCC to the extent such sale or other disposition is subject to the UCC requirements that such sale or other disposition must be commercially reasonable) (A) sell, lease, license or otherwise dispose of any and all Collateral, and/or (B) deliver and grant options to a third party to purchase, lease, license or otherwise dispose of any and all Collateral. Agent may sell, lease, license or otherwise dispose of any Collateral in its then-present condition or following any preparation or processing deemed necessary by Agent in its reasonable discretion. Agent may be the purchaser at any such public or private sale or other disposition of Collateral, and in such case Agent may make payment of all or any portion of the purchase price therefor by the application of all or any portion of the Obligations due to Agent and Lenders to the purchase price payable in connection with such sale or disposition. Agent may, if it deems it reasonable, postpone or adjourn any sale or other disposition of any Collateral from time to time by an announcement at the time and place of the sale or disposition to be so postponed or adjourned without being required to give a new notice of sale or disposition; provided, however, that Agent shall provide the applicable Loan Party with written notice of the time and place of such postponed or adjourned sale or disposition. Each Loan Party hereby acknowledges and agrees that Agent’s compliance with any requirements of applicable law in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any sale, lease, license or other disposition of such Collateral.

(ii)          Deficiency. Each Loan Party shall remain liable for all amounts of the Obligations remaining unpaid as a result of any deficiency of the Proceeds of the sale, lease, license or other disposition of Collateral after such Proceeds are applied to the Obligations as provided in this Agreement.

(iii)          Warranties; Sales on Credit. Agent may sell, lease, license or otherwise dispose of the Collateral without giving any warranties and may specifically disclaim any and all warranties, including but not limited to warranties of title, possession, merchantability and fitness. Each Loan Party hereby acknowledges and agrees that Agent’s disclaimer of any and all warranties in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any such disposition of the Collateral. If Agent sells, leases, licenses or otherwise disposes of any of the Collateral on credit, Borrowers will be credited only with payments actually made in cash by the recipient of such Collateral and received by Agent and applied to the Obligations. If any Person fails to pay for Collateral acquired pursuant to this Section 7.3(f) on credit, Agent may re-offer the Collateral for sale, lease, license or other disposition.

(g)          Investment Property; Voting and Other Rights; Irrevocable Proxy.

(i)          All rights of each Loan Party to exercise any of the voting and other consensual rights which it would otherwise be entitled to exercise in accordance with the terms hereof with respect to any Investment Property, and to receive any dividends, payments, and other distributions which it would otherwise be authorized to receive and retain in accordance with the terms hereof with respect to any Investment Property, shall immediately, at the election of Agent (without requiring any notice) cease, and all such rights shall thereupon become vested solely in Agent, and Agent (personally or through an agent) shall thereupon be solely authorized and empowered, without notice, to (A) transfer and register in its name, or in the name of its nominee, the whole or any part of the Investment Property, it being acknowledged by each Loan Party that any such transfer and registration may be effected by Agent through its irrevocable appointment as attorney-in-fact pursuant to Section 7.3(g)(ii) and Section 4.4 of this Agreement, (B) exchange certificates and/or instruments representing or evidencing Investment Property for certificates and/or instruments of smaller or larger denominations, (C) exercise the voting and all other rights as a holder with respect to all or any portion of the Investment Property (including, without limitation, all economic rights, all control rights, authority and powers, and all status rights of each Loan Party as a member or as a shareholder (as applicable) of the Issuer), (D) collect and receive all dividends and other payments and distributions made thereon, (E) notify the parties obligated on any Investment Property to make payment to Agent of any amounts due or to become due thereunder, (F) endorse instruments in the name of each Loan Party to allow collection of any Investment Property, (G) enforce collection of any of the Investment Property by suit or otherwise, and surrender, release, or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any liabilities of any nature of any Person with respect thereto, (H) consummate any sales of Investment Property or exercise any other rights as set forth in Section 7.3(f) hereof, (I) otherwise act with respect to the Investment Property as though Agent was the outright owner thereof, and (J) exercise any other rights or remedies Agent may have under the UCC, other applicable law, or otherwise.

(ii)          EACH LOAN PARTY HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS AGENT AS ITS PROXY AND ATTORNEY-IN-FACT FOR SUCH LOAN PARTY WITH RESPECT TO ALL OF EACH SUCH LOAN PARTY’S INVESTMENT PROPERTY WITH THE RIGHT, EXERCISABLE SOLELY DURING THE CONTINUANCE OF AN EVENT OF DEFAULT TO TAKE ANY OF THE FOLLOWING ACTIONS: (A) TRANSFER AND REGISTER IN AGENT’S NAME, OR IN THE NAME OF ITS NOMINEE, THE WHOLE OR ANY PART OF THE INVESTMENT PROPERTY, (B) VOTE THE PLEDGED EQUITY, WITH FULL POWER OF SUBSTITUTION TO DO SO, (C) RECEIVE AND COLLECT ANY DIVIDEND OR ANY OTHER PAYMENT OR DISTRIBUTION IN RESPECT OF, OR IN EXCHANGE FOR, THE INVESTMENT PROPERTY OR ANY PORTION THEREOF, TO GIVE FULL DISCHARGE FOR THE SAME AND TO INDORSE ANY INSTRUMENT MADE PAYABLE TO ANY LOAN PARTY FOR THE SAME, (D) EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES, AND REMEDIES (INCLUDING ALL ECONOMIC

RIGHTS, ALL CONTROL RIGHTS, AUTHORITY AND POWERS, AND ALL STATUS RIGHTS OF EACH LOAN PARTY AS A MEMBER OR AS A SHAREHOLDER (AS APPLICABLE) OF THE ISSUER) TO WHICH A HOLDER OF THE PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING, WITH RESPECT TO THE PLEDGED EQUITY, GIVING OR WITHHOLDING WRITTEN CONSENTS OF MEMBERS OR SHAREHOLDERS, CALLING SPECIAL MEETINGS OF MEMBERS OR SHAREHOLDERS, AND VOTING AT SUCH MEETINGS), AND (E) TAKE ANY ACTION AND TO EXECUTE ANY INSTRUMENT WHICH AGENT MAY DEEM NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT. THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE VALID AND IRREVOCABLE UNTIL (W) ALL OF THE OBLIGATIONS (OTHER THAN CONTINGENT INDEMNIFICATION OBLIGATIONS) HAVE BEEN PAID IN FULL IN CASH IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, (X) AGENT AND LENDERS HAVE NO FURTHER OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, (Y) AGENT AND EACH LENDER HAS RECEIVED A FULL RELEASE FROM LOAN PARTIES FROM ALL CLAIMS OF LOAN PARTIES AND THEIR ESTATES FOR ANY MATTERS ARISING OUT OF, RELATING TO OR IN CONNECTION WITH, THIS AGREEMENT, THE LOAN DOCUMENTS, THE INTERIM ORDER, THE FINAL ORDER AND THE PRE-PETITION LOAN DOCUMENTS AND (Z) THE COMMITMENTS UNDER THIS AGREEMENT HAVE EXPIRED OR HAVE BEEN TERMINATED (IT BEING UNDERSTOOD AND AGREED THAT SUCH OBLIGATIONS WILL BE AUTOMATICALLY REINSTATED IF AT ANY TIME PAYMENT, IN WHOLE OR IN PART, OF ANY OF THE OBLIGATIONS IS RESCINDED OR MUST OTHERWISE BE RESTORED OR RETURNED BY AGENT FOR ANY REASON WHATSOEVER, INCLUDING, WITHOUT LIMITATION, AS A PREFERENCE, FRAUDULENT CONVEYANCE, OR OTHERWISE UNDER ANY BANKRUPTCY, INSOLVENCY, OR SIMILAR LAW, ALL AS THOUGH SUCH PAYMENT HAD NOT BEEN MADE; IT BEING FURTHER UNDERSTOOD THAT IN THE EVENT PAYMENT OF ALL OR ANY PART OF THE OBLIGATIONS IS RESCINDED OR MUST BE RESTORED OR RETURNED, ALL REASONABLE AND DOCUMENTED OUT-OF-POCKET COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL REASONABLE ATTORNEYS’ FEES AND DISBURSEMENTS) INCURRED BY AGENT IN DEFENDING AND ENFORCING SUCH REINSTATEMENT SHALL HEREBY BE DEEMED TO BE INCLUDED AS A PART OF THE OBLIGATIONS). SUCH APPOINTMENT OF AGENT AS PROXY AND AS ATTORNEY-IN-FACT SHALL BE VALID AND IRREVOCABLE AS PROVIDED HEREIN NOTWITHSTANDING ANY LIMITATIONS TO THE CONTRARY SET FORTH IN ANY ORGANIC DOCUMENTS OF ANY LOAN PARTY, ANY ISSUER, OR OTHERWISE.

(iii)          In order to further effect the foregoing transfer of rights in favor of Agent, during the continuance of an Event of Default, each Loan Party hereby authorizes and instructs each Issuer of Investment Property pledged by such Loan Party to comply with any instruction received by such Issuer from Agent without any other or further instruction from such Loan Party, and each Loan Party acknowledges and agrees that each Issuer shall be fully protected in so complying, and to pay any dividends, distributions, or other payments with respect to any of the Investment Property directly to Agent.

(iv)          Upon exercise of the proxy set forth herein, all prior proxies given by any Loan Party with respect to any of the Pledged Equity or other Investment Property, as applicable (other than to Agent), are hereby revoked, and no subsequent proxies (other than to Agent) will be given with respect to any of the Pledged Equity or any of the other Investment Property, as applicable, unless Agent otherwise subsequently agrees in writing. Agent, as proxy, will be empowered and may exercise the irrevocable proxy to vote the Pledged Equity and/or the other Investment Property at any and all times during the existence of an Event of Default, including, without limitation, at any meeting of shareholders or members, as the case may be, however called, and at any adjournment thereof, or in any action by written consent, and may waive any notice otherwise required in connection therewith. To the fullest extent permitted by applicable law, Agent shall have no agency, fiduciary, or other implied duties to any Loan Party, any Issuer, any Loan Party, or any other Person when acting in its capacity as such proxy or attorney-in-fact. Each Loan Party hereby waives and releases any claims that it may otherwise have against Agent with respect to any breach, or alleged breach, of any such agency, fiduciary, or other duty.

(v)          Any transfer to Agent or its nominee, or registration in the name of Agent or its nominee, of the whole or any part of the Investment Property shall be made solely for purposes of effectuating voting or other consensual rights with respect to the Investment Property in accordance with the terms of this Agreement and is not intended to effectuate any transfer of ownership of any of the Investment Property. Notwithstanding the delivery by Agent of any instruction to any Issuer or any exercise by Agent of an irrevocable proxy or otherwise, Agent shall not be deemed the owner of, or assume any obligations or any liabilities whatsoever of the owner or holder of, any Investment Property unless and until Agent expressly accepts such obligations in a duly authorized and executed writing and agrees in writing to become bound by the applicable Organic Documents or otherwise becomes the owner thereof under applicable law (including through a sale as described in Section 7.3(f) hereof). The execution and delivery of this Agreement shall not subject Agent to, or transfer or pass to Agent, or in any way affect or modify, the liability of any Loan Party under the Organic Documents of any Issuer or any related agreements, documents, or instruments or otherwise. In no event shall the execution and delivery of this Agreement by Agent, or the exercise by Agent of any rights hereunder or assigned hereby, constitute an assumption of any liability or obligation whatsoever of any Loan Party to, under, or in connection with any of the Organic Documents of any Issuer or any related agreements, documents, or instruments or otherwise.

(h)          Election of Remedies. Agent shall have the right in Agent’s sole discretion to determine which rights, security, Liens and/or remedies Agent may at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way impairing, modifying or affecting any of Agent’s other rights, security, Liens or remedies with respect to such Property, or any of Agent’s rights or remedies under this Agreement or any other Loan Document.

(i)          Agent’s Obligations. Each Loan Party agrees that Agent shall not have any obligation to preserve rights to any Collateral against prior parties or to marshal any Collateral of any kind for the benefit of any other creditor of any Loan Party or any other Person. Agent shall not be responsible to any Loan Party or any other Person for loss or damage resulting from Agent’s failure to enforce its Liens or collect any Collateral or Proceeds or any monies due or to become due under the Obligations or any other liability or obligation of any Loan Party to Agent.

(j)          Waiver of Rights by Loan Parties. Except as otherwise expressly provided for in this Agreement or by non-waivable applicable law, each Loan Party waives: (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent or any Lender on which any Loan Party may in any way be liable, and hereby ratifies and confirms whatever Agent and such Lender may do in this regard, (ii) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies and (iii) the benefit of all valuation, appraisal, marshalling and exemption laws.

8.	LOAN GUARANTY.

8.1          Guaranty. Each Guarantor hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, all of the Obligations and all costs and expenses, including all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by Agent or Lenders in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, any Borrower, or any Guarantor of all or any part of the Obligations (and such costs and expenses paid or incurred shall be deemed to be included in the Obligations). Each Guarantor further agrees that the Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any branch or Affiliate of Agent or any Lender that extended any portion of the Obligations.

8.2          Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Guarantor waives any right to require Agent or any Lender to sue or otherwise take action against any Borrower, any other Guarantor, or any other Person obligated for all or any part of the Obligations, or otherwise to enforce its payment against any Collateral securing all or any part of the Obligations.

8.3          No Discharge or Diminishment of Loan Guaranty.

(a)          Except as otherwise expressly provided for herein, the obligations of each Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of all of the Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other Guarantor; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or any other Guarantor, or their assets or any resulting release or discharge of any obligation of any Borrower or any other Guarantor; or (iv) the existence of any claim, setoff or other rights which any Guarantor may have at any time against any Borrower, any other Guarantor, Agent, any Lender, or any other Person, whether in connection herewith or in any unrelated transactions.

(b)          The obligations of each Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Borrower or any other Guarantor, of the Obligations or any part thereof.

(c)          Further, the obligations of any Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of Agent or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for all or any part of the Obligations or all or any part of any obligations of any Guarantor; (iv) any action or failure to act by Agent or any Lender with respect to any Collateral; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all of the Obligations).

8.4          Defenses Waived. To the fullest extent permitted by applicable law, each Guarantor hereby waives any defense based on or arising out of any defense of any Guarantor or the unenforceability of all or any part of the Obligations from any cause, or the cessation from any cause of the liability of any Guarantor, other than the indefeasible payment in full in cash of all of the Obligations. Without limiting the generality of the foregoing, each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower, or any other Person. Each Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any Collateral, compromise or adjust any part of the Obligations, make any other accommodation with any Borrower or any other Guarantor or exercise any other right or remedy available to it against any Borrower or any other Guarantor, without affecting or impairing in any way the liability of any Guarantor under this Loan Guaranty except to the extent the Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Borrower or any other Guarantor or any security.

8.5          Rights of Subrogation. No Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Borrower or any other Guarantor, or any Collateral, until the Termination Date.

8.6          Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or any other Person, or otherwise, each Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not Agent or any Lender is in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Obligations shall nonetheless be payable by the Loan Parties forthwith on demand by Agent. This Section 8.6 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Obligations.

8.7          Information. Each Guarantor assumes all responsibility for being and keeping itself informed of Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Loan Guaranty, and agrees that neither Agent nor any Lender shall not have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.

8.8          Termination. To the maximum extent permitted by law, each Guarantor hereby waives any right to revoke this Loan Guaranty as to future Obligations.  If such a revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Agent, (b) no such revocation shall apply to any Obligations in existence on the date of receipt by Agent of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Lender, (d) no payment by any Borrower, any other Guarantor, or from any other source, prior to the date of Agent’s receipt of written notice of such revocation shall reduce the maximum obligation of any Guarantor hereunder, and (e) any payment, by any Borrower or from any source other than a Guarantor which has made such a revocation, made subsequent to the date of such revocation, shall first be applied to that portion of the Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of any Guarantor hereunder.

8.9          Maximum Liability. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any federal or state corporate law or other law governing business entities, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Parties, Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section with respect to the Maximum Liability of each Guarantor is intended solely to preserve the rights of Agent and Lenders to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other Person shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of Agent and Lenders hereunder, provided, that, nothing in this sentence shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

8.10          Contribution. In the event any Guarantor shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty (such Guarantor a “Paying Guarantor”), each other Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Applicable Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Section 8.10, each Non-Paying Guarantor’s “Applicable Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (a) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from Borrowers after the date hereof (whether by loan, capital infusion or by other means) to (b) the aggregate Maximum Liability of all Loan Parties hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantor, the aggregate amount of all monies received by such Loan Parties from Borrowers after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Guarantor’s several liability for the entire amount of the Obligations (up to such Guarantor’s Maximum Liability). Each of the Loan Parties covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of all of the Obligations. This provision is for the benefit of Agent, each Lender and the Loan Parties and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

8.11          Liability Cumulative. The liability of each Guarantor under this Section 8 is in addition to and shall be cumulative with all liabilities of each Guarantor to Agent and each Lender under this Agreement and the other Loan Documents to which such Guarantor is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

9.	PAYMENTS FREE OF TAXES; OBLIGATION TO WITHHOLD; PAYMENTS ON ACCOUNT OF TAXES.

9.1          Taxes.

(a)          Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall to the extent permitted by applicable laws be made free and clear of and without reduction or withholding for any Taxes, except as required by applicable law. If, however, applicable laws require the Loan Parties to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such laws as the case may be, upon the basis of the information and documentation to be delivered pursuant to clause (e) below.

(b)          If any Loan Party shall be required by applicable law to withhold or deduct any Taxes from any payment, then (i) such Loan Party shall withhold or make such deductions as are required based upon the information and documentation it has received pursuant to clause (e) below, (ii) such Loan Party shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the applicable law, and (iii) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Loan Parties shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made. Upon request by Agent or any Lender or other Recipient, Borrowers shall deliver to Agent or such Lender or such other Recipient, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment of Indemnified Taxes, a copy of any return required by applicable law to report such payment or other evidence of such payment reasonably satisfactory to Agent or such Lender or such other Recipient, as the case may be.

(c)          Without limiting the provisions of subsections (a) and (b) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(d)          Without limiting the provisions of subsections (a) through (c)  above, each Loan Party shall, and does hereby, on a joint and several basis indemnify Agent, each Lender and each other Recipient (and their respective directors, officers, employees, affiliates and agents) and shall make payment in respect thereof within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid or incurred by Agent, such Lender or any other Recipient on account of, or in connection with any Loan Document or a breach by a Loan Party thereof, and any penalties, interest and related expenses and losses arising therefrom or with respect thereto (including the fees, charges and disbursements of any counsel or other tax advisor for Agent, any Lender or any other Recipient (or their respective directors, officers, employees, affiliates, and agents)), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to Borrowers shall be conclusive absent manifest error. Notwithstanding any provision in this Agreement to the contrary, this Section 9.1 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.

(e)          If Agent, any Lender or any Participant is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, Agent and each Lender, as applicable, shall deliver to Borrowers and each such Participant shall deliver to such Lender granting the participation, at the time or times prescribed by applicable laws or reasonably requested by the Borrowers or such Lender granting the participation, such properly completed and executed documentation as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Agent and each Lender shall deliver to Borrowers and each Participant shall deliver to Agent and such Lender granting the participation, at the time or times prescribed by applicable laws or reasonably requested by the Borrowers or such Lender granting the participation, such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction or such other reasonably requested information as will enable Borrowers or such Lender granting the participation, as the case may be, to determine (i) whether or not payments made hereunder or under any other Loan Document are subject to Taxes or information reporting requirements, (ii) if applicable, the required rate of withholding or deduction, and (iii) such Lender’s or Participant’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Recipient by the Loan Parties pursuant to this Agreement or otherwise to establish such Recipient’s status for withholding tax purposes in the applicable jurisdiction. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 9.1(e)(i), (ii) or (iii)) shall not be required if in the Lender’s or Participant’s reasonable judgment such completion, execution or submission would subject such Lender or Participant to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or Participant (this provision shall be referred to as the “Lender Documentation Exception”).

Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States:

(i)          Each Lender (or Participant) that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to Borrowers (or such Lender granting a participation as applicable) on or about the date on which such Lender becomes a lender (or such Participant is granted a participation) under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or such Lender granting such participation), executed copies of Internal Revenue Service Form W-9 (or any successor form), certifying that such Lender (or such Participant) is exempt from U.S. federal backup withholding tax;

(ii)          Each Lender (or Participant) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Non-U.S. Recipient”) shall deliver to Borrowers (and such Lender granting a participation in case the Non-U.S. Recipient is a Participant) on or prior to the date on which such Non-U.S. Recipient becomes a lender (or such Participant is granted a participation) under this Agreement (and from time to time thereafter upon the reasonable request of Borrowers or such Lender granting such participation but only if such Non-U.S. Recipient is legally entitled to do so), whichever of the following is applicable: (A) executed copies of Internal Revenue Service Form W-8BEN (or any successor form) or Form W-8BEN-E (or any successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party; (B) executed copies of Internal Revenue Service Form W-8ECI (or any successor form); (C) to the extent a Non-U.S. Recipient is not the beneficial owner, executed copies of Internal Revenue Service Form W-8IMY (or any successor form) and all required supporting documentation; (D) each Non-U.S. Recipient claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, shall provide (x) a certificate to the effect that such Non-U.S. Recipient is not (I) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (II) a “10 percent shareholder” of the Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (III) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed copies of Internal Revenue Service Form W-8BEN (or any successor form) or Form W-8BEN-E (or any successor form); and/or (E) executed copies of any other form prescribed by applicable law (including FATCA) as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable law to permit Borrowers or any Lender granting a participation, to determine the withholding or deduction required to be made;

(iii)          If a payment made to Agent or any Lender (or Participant) under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if Agent or such Lender (or such Participant) were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Agent or such Lender (or such Participant) shall deliver to the Borrowers and such Lender granting such participation at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or such Lender granting such participation such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or such Lender granting such participation as may be necessary for the Borrowers and such Lender granting such participation to comply with their obligations under FATCA and to determine that such Lender or such Participant has complied with such Lender’s or such Participant’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and

(iv)          If any form or certification previously delivered by any Lender (or any Participant) expires or becomes obsolete or inaccurate in any respect, such Lender (or any Participant) shall update such form or certification or promptly notify Borrowers (or such Lender granting a participation) of its legal inability to do so.

(f)          If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 9.1 (including by the payment of additional amounts pursuant to this Section 9.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 9.1(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 9.1(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 9.1(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. For purposes of this Section 9.1(f), all references to “refund” shall include the monetary benefit of a credit received in lieu of a refund of Taxes.

(g)          Each party’s obligations under this Section 9.1 shall survive any assignment of rights by any Lender or any Participant and the repayment, satisfaction or discharge of all obligations under any Loan Document.

10.	GENERAL PROVISIONS.

10.1          Notices.

(a)          Notice by Approved Electronic Communications.

Agent, each Lender and each of its Affiliates is authorized to transmit, post or otherwise make or communicate, in its sole discretion (but shall not be required to do so), by Approved Electronic Communications in connection with this Agreement or any other Loan Document and the transactions contemplated therein. Agent is hereby authorized to establish procedures to provide access to and to make available or deliver, or to accept, notices, documents and similar items by posting to Passport 6.0. Each of the Loan Parties, Agent and each Lender hereby acknowledges and agrees that the use of Passport 6.0 and other Approved Electronic Communications is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing Agent, each Lender and each of its Affiliates to transmit Approved Electronic Communications. Passport 6.0 and all Approved Electronic Communications shall be provided “as is” and “as available”. None of Agent, any Lender or any of its Affiliates or related persons warrants the accuracy, adequacy or completeness of Passport 6.0 or any other electronic platform or electronic transmission and disclaims all liability for errors or omissions therein. No warranty of any kind is made by Agent, any Lender or any of its Affiliates or related persons in connection with Passport 6.0 or any other electronic platform or electronic transmission, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. Each Borrower and each other Loan Party executing this Agreement agrees that neither Agent, nor any Lender has responsibility for maintaining or providing any equipment, software, services or any testing required in connection with Passport 6.0, any Approved Electronic Communication or otherwise required for Passport 6.0 or any Approved Electronic Communication.

Prior to the Closing Date, Borrowing Agent shall deliver to Agent a complete and executed Client User Form regarding Borrowing Agent’s use of Passport 6.0 in the form of Exhibit C annexed hereto.

No Approved Electronic Communications shall be denied legal effect merely because it is made electronically. Approved Electronic Communications that are not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such Approved Electronic Communication, an E-Signature, upon which Agent, each Lender and the Loan Parties may rely and assume the authenticity thereof. Each Approved Electronic Communication containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original. Each E-Signature shall be deemed sufficient to satisfy any requirement for a “signature” and each Approved Electronic Communication shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to this Agreement, any other Loan Document, the Uniform Commercial Code, the Federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural law governing such subject matter. Each party or beneficiary hereto agrees not to contest the validity or enforceability of an Approved Electronic Communication or E-Signature under the provisions of any applicable law requiring certain documents to be in writing or signed; provided, that nothing herein shall limit such party’s or beneficiary’s right to contest whether an Approved Electronic Communication or E-Signature has been altered after transmission.

(b)          All Other Notices.

All notices, requests, demands and other communications under or in respect of this Agreement or any transactions hereunder, other than those approved for or required to be delivered by Approved Electronic Communications (including via Passport 6.0 or otherwise pursuant to Section 10.1(a)), shall be in writing and shall be personally delivered or mailed (by prepaid registered or certified mail, return receipt requested), sent by prepaid recognized overnight courier service, or by email to the applicable party at its address or email address indicated below,

If to Agent:

Siena Lending Group LLC
9 W Broad Street, Suite 540
Stamford, Connecticut 06902
Attention: Steve Sanicola
Email: ssanicola@sienalending.com

with a copy to:

Blank Rome, LLP
130 N. 18th Street
Philadelphia, PA 19103
Attention: Regina Stango Kelbon, Esq.
Email: regina.kelbon@blankrome.com

Attention: Chris Manion, Esq.
Email: chris.manion@blankrome.com

If to any Lender, to the address set forth on Schedule F for such Lender.

If to Borrowers or any other Loan Party:

iMedia Brands, Inc.
6740 Shady Oak Road
Eden Prairie, Minnesota 55344
Attention: Chief Financial Officer

Telephone: 952-943-6000

Facsimile: 952-943-6111
Email: mwageman@imediabrands.com

with a copy to:

Ropes & Gray LLP

1211 Sixth Avenue

New York, NY 10036

Attention: Leonard Klingbaum

Email: Leonard.Klingbaum@ropesgray.com

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party delivered as aforesaid. All such notices, requests, demands and other communications shall be deemed given (i) when personally delivered, (ii) three (3) Business Days after being deposited in the mails with postage prepaid (by registered or certified mail, return receipt requested), (iii) one (1) Business Day after being delivered to the overnight courier service, if prepaid and sent overnight delivery, addressed as aforesaid and with all charges prepaid or billed to the account of the sender, or (iv) when sent by email transmission to an email address designated by such addressee and the sender receives a confirmation of transmission.

10.2          Severability. If any provision of this Agreement or any other Loan Document is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement or such other Loan Document, as the situation may require, and this Agreement and the other Loan Documents shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein or therein, as the case may be.

10.3          Integration. This Agreement and the other Loan Documents represent the final, entire and complete agreement between each Loan Party party hereto and thereto, Agent and Lenders and supersede all prior and contemporaneous negotiations, oral representations and agreements, all of which are merged and integrated into this Agreement. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR AGREEMENTS BETWEEN THE PARTIES THAT ARE NOT SET FORTH IN THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

10.4          Waivers. The failure of Agent or any Lender at any time or times to require any Loan Party to strictly comply with any of the provisions of this Agreement or any other Loan Documents shall not waive or diminish any right of Agent or any Lender later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of Agent or any Lender or any of their agents or employees, but only by a specific written waiver signed by an authorized officer of Agent and delivered to Borrowers. Once an Event of Default shall have occurred, it shall be deemed to continue to exist and not be cured or waived unless specifically cured pursuant to the terms of this Agreement or waived in writing by an authorized officer of Agent and (except as set forth in Section 7.2 or 7.3) Required Lenders and delivered to Borrowers. Each Loan Party waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, Instrument, Account, General Intangible, Document, Chattel Paper, Investment Property or guaranty at any time held by Agent or any Lender on which such Loan Party is or may in any way be liable, and notice of any action taken by Agent or any Lender, unless expressly required by this Agreement or by applicable law, and notice of acceptance hereof.

10.5          Amendment.

(a)          No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by Agent, the Required Lenders (or by Agent with the consent of the Required Lenders), and the Loan Parties, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders directly affected thereby (or by Agent with the consent of all the Lenders directly affected thereby), in addition to Agent, the Required Lenders (or by Agent with the consent of the Required Lenders), and the Borrowers, do any of the following:

(i)          increase or extend the Commitment of such Lender (or reinstate any Commitments previously terminated);

(ii)           postpone or delay any date fixed for, or reduce or waive, any scheduled installment of principal or any payment of interest, fees or other amounts (other than principal) due to such Lender hereunder or under any other Loan Document (for the avoidance of doubt, mandatory prepayments pursuant to Section 1.8(b) may be postponed, delayed, reduced, waived or modified with the consent of the Required Lenders);

(iii)          reduce the principal of, or the rate of interest specified herein (it being agreed that waiver of the default interest margin shall only require the consent of Required Lenders) or the amount of interest payable in cash specified herein on the Loans of such Lender, or of any fees or other amounts payable hereunder or under any other Loan Document for such Lender;

(iv)          change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

(v)           amend, modify or eliminate Section 1.6 or 5.30;

(vi)          amend this Section 10.5 or, subject to the terms of this Agreement, the definition of Required Lenders, the definition of Pro Rata Share or any provision providing for consent or other action by all Lenders;

(vii)         discharge any Loan Party from its respective payment Obligations under the Loan Documents, except as otherwise may be provided in this Agreement or the other Loan Documents; or

(viii)        amend or modify Section 4.2;

it being agreed that all Lenders shall be deemed to be directly affected by an amendment or waiver of the type described in the preceding clauses (iv), (v), (vi), (vii) and (viii).

(b)          No amendment, waiver or consent shall, unless in writing and signed by Agent, and the Required Lenders or all Lenders directly affected thereby or all the Lenders, as the case may be (or by Agent with the consent of the Required Lenders or all the Lenders directly affected thereby or all the Lenders), affect the rights or duties of Agent under this Agreement or any other Loan Document.

(c)          Notwithstanding anything to the contrary contained in this Section 10.5 or any other provision of this Agreement or any other Loan Document, Agent and the Borrower may amend or modify this Agreement and any other Loan Document (without the consent of any Lender) to (i) cure any ambiguity, omission, defect or inconsistency therein, and (ii) grant a new Lien for the benefit of the Agent and Lenders, extend an existing Lien over additional assets for the benefit of the Lenders or join additional Persons as Loan Parties.

(d)          [reserved].

(e)          Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that any of the matters governed by Section 10.5(a)(i) through (iii) that affect such Defaulting Lender may not be amended without the consent of such Defaulting Lender.

(f)          In the event that (i) Agent or Borrowers request the consent of a Lender pursuant to this Section 10.5 with respect to any action to be taken by Lenders or Agent hereunder that requires the consent authorization, or agreement of all Lenders or all Lenders affected thereby, and such consent is denied by such Lender but otherwise obtained from the Required Lenders but not of all Lenders or all Lenders affected thereby, (ii) any Lender (other than Agent) makes a request makes any request for increased costs pursuant to Section 1.9(b) or (iii) any Lender (other than Agent) invokes the Lender Documentation Exception, then Agent or Borrowing Agent may, at its option, require such Lender to assign its interest in the Loans and its Revolving Loans Commitment to Agent or to another Lender or to any other Person designated by Agent or Borrower and reasonably acceptable to Agent (the “Designated Lender”), for a price equal to (i) the then outstanding principal amount thereof plus (ii) accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrowers. In the event Agent or Borrowing Agent elects to require any Lender to assign its interest to Agent or to the Designated Lender, Agent or Borrower will so notify such Lender in writing within thirty (30) days following such Lender’s denial, and such Lender will assign its interest to Agent or the Designated Lender no later than five (5) Business Days following receipt of such notice pursuant to the applicable documentation executed by such Lender, Agent or the Designated Lender, as appropriate, and Agent.

10.6          Time of Essence. Time is of the essence in the performance by each Loan Party of each and every obligation under this Agreement and the other Loan Documents.

10.7          Expenses, Fee and Costs Reimbursement. Borrowers hereby agree to promptly and jointly and severally pay (a) all fees, costs and expenses of Agent on its behalf or on behalf of Lenders (including Agent’s underwriting fees) and (b) all out of pocket fees, costs and expenses of one main legal counsel to Agent and one main legal counsel to each Lender (other than Lenders who are Affiliates of Agent) (and one local counsel in each relevant jurisdiction and one special or regulatory counsel for each relevant subject matter to the extent reasonably necessary), and appraisers, accountants, consultants and other professionals and advisors retained by or on behalf of, Agent on its behalf or on behalf of Lenders all of which shall be reasonable, prior to the occurrence and continuance of an Event of Default, and documented in connection with: (i) all loan proposals and commitments pertaining to the transactions contemplated hereby (whether or not such transactions are consummated), (ii) the examination, review, due diligence investigation, documentation, negotiation, and closing of the transactions contemplated by the Loan Documents (whether or not such transactions are consummated), (iii) the creation, perfection and maintenance of Liens pursuant to the Loan Documents, (iv) the performance by Agent or any Lender of its rights and remedies under the Loan Documents, (v) the administration of the Loans (including usual and customary fees for wire transfers and other transfers or payments received by Agent or any Lender on account of any of the Obligations) and Loan Documents, (vi) any amendments, modifications, consents and waivers to and/or under any and all Loan Documents (whether or not such amendments, modifications, consents or waivers are consummated), (vii) any periodic public record searches conducted by or at the request of Agent (including, title investigations and public records searches), pending litigation and tax lien searches and searches of applicable corporate, limited liability company, partnership and related records concerning the continued existence, organization and good standing of Loan Parties), (viii) protecting, storing, insuring, handling, maintaining, auditing, examining, valuing or selling any Collateral, (ix) any litigation, dispute, suit or proceeding relating to any Loan Document, (x) the Case, including, without limitation, (A) costs and expenses incurred in connection with review of pleadings and other filings made with the Bankruptcy Court, (B) attendance at all hearings in respect of the Case, and (C) defending and prosecuting any actions or proceedings arising out of or relating to the Pre-Petition Obligations, the Obligations, the Liens securing the Pre-Petition Obligations or the Obligations or any transactions related to arising in connection with the Pre-Petition Loan Documents or the Loan Documents, and (xi) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Loan Documents (it being agreed that such costs and expenses may include the costs and expenses of workout consultants, investment bankers, financial consultants, appraisers, valuation firms and other professionals and advisors retained by or on behalf of Agent), and (c) without limitation of the preceding clauses (a) and (b), all out of pocket costs and expenses of Agent in connection with Agent’s reservation of funds in anticipation of the funding of the initial Loans to be made hereunder. Any fees, costs and expenses owing by Borrowers or any other Loan Party hereunder shall be due and payable within three (3) days after written demand therefor.

10.8          Benefit of Agreement; Assignability.

(a)          The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrowers, each other Loan Party party hereto, Agent and each Lender; provided, that (a) neither any Borrower nor any other Loan Party may assign or transfer any of its rights under this Agreement without the prior written consent of Agent, and any prohibited assignment shall be void and (b) assignments by any Lender shall be subject to Sections 10.8(b) through10.8(f). No consent by Agent to any assignment shall release any Loan Party from its liability for any of the Obligations. Agent and each Lender shall have the right to assign all or any of its rights and obligations under the Loan Documents to one or more other Persons subject to Section 10.8(b), and each Loan Party agrees, to the extent applicable, to execute any agreements, instruments and documents reasonably requested by Agent in connection with any such assignments. Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, each Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement and the other Loan Documents to secure obligations of such Lender, including any pledge or grant to secure obligations to a Federal Reserve Bank.

(b)          Lender Assignments. Each Lender may sell, transfer, negotiate or assign all or a portion of its rights and obligations hereunder (including all or a portion of its Commitments and its rights and obligations with respect to its portion of the Loans) (each a “Sale”) to:

(i)          any existing Lender;

(ii)           any Affiliate or Approved Fund of any existing Lender;

(iii)          any other Person acceptable to (x) Agent, (y) the Revolving Lenders and (z) Borrowers (which acceptance by the Borrowers shall not be unreasonably withheld or delayed); provided, however, that:

(1)          in the event an Event of Default has occurred and is continuing, the consent of Borrowers shall not be required for any Sale;

(2)          the consent of Borrower shall be deemed to have been given unless an objection is delivered to Agent within ten (10) Business Days after notice of a proposed Sale is delivered to Borrowers;

(3)          for each Revolving Loan, the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment and Acceptance) of the Revolving

Loan and the Commitments subject to any such Sale shall be in a minimum amount of $5,000,000, unless such Sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in such facility or is made with the prior consent of Agent.

Notwithstanding the foregoing, Agent’s refusal to accept a Sale to a Loan Party, a Subsidiary or Affiliate of a Loan Party, or the imposition of conditions or limitations (including limitations on voting) upon Sales to such Persons, shall not be deemed to be unreasonable. No assignment hereunder shall be permitted if to any Ineligible Assignee.

(c)          Procedure. The assignee and assignor parties to each Sale made in reliance on clause (b) above (other than those described in clause (e) below) shall execute and deliver to Agent an Assignment and Acceptance evidencing such Sale, together with any existing note subject to such Sale (or any affidavit of loss therefor acceptable to Agent), any Tax forms required to be delivered pursuant to Section 9 and payment of an assignment fee in the amount of $3,500 to Agent, unless waived or reduced by Agent, provided that (1) if a Sale by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such Sale, and (2) if a Sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such Assignee, then only one assignment fee of $3,500 (unless waived or reduced by Agent) shall be due in connection with such Sale. Upon receipt of all the foregoing, and conditioned upon such receipt and, if such Sale is made in accordance with Section 10.9, upon Agent consenting to such Sale, from and after the effective date specified in the Assignment and Acceptance, Agent shall record or cause to be recorded in the Register the information contained in such Assignment and Acceptance.

(d)          Effectiveness. Subject to the Register recording requirements by Agent relating to an Assignment and Acceptance pursuant to Section 10.9, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender, (ii) any applicable note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except for those surviving the termination of the Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

(e)          Assignment to SPV. Notwithstanding any provision to the contrary, any Lender may assign to one or more related special purpose funding vehicles (each, an “SPV”), other than an Ineligible Assignee, all or any portion of its funded Loans (without, in the case of Revolving Loans, the corresponding Revolving Loan Commitment), without the consent of any Person or the payment of a fee, by execution of a written assignment agreement in a form agreed to by such Lender and such SPV, and may grant any such SPV the option, in such SPV’s sole discretion, to provide the Borrowers all or any part of any Loans that such Lender would otherwise be obligated to make pursuant to this Agreement. Such SPVs shall have all the rights which a Lender making or holding such Loans would have under this Agreement, but no obligations. The Lender making such assignment shall remain liable for all its original obligations under this Agreement, including its applicable Commitments (although the unused portion thereof shall be reduced by the principal amount of any Loans held by an SPV). Notwithstanding such assignment, the Agent and Borrowers may deliver notices to the Lender making such assignment (as agent for the SPV)

and not separately to the SPV unless the Agent and Borrower Agent are requested in writing by the SPV (or its agent) to deliver such notices separately to it. For the avoidance of doubt, Agent shall direct all settlements and related payments pursuant to Section 10.20 of this Agreement to the Lender that assigned its Loan(s) to an SPV and nothing shall require Agent to settle with or make any payments to any SPV pursuant to this Agreement. The Borrowers shall, at the request of any such Lender, execute and deliver to such Person as such Lender may designate, a note in the amount of such Lender's original note to evidence the Loans of such Lender and related SPV.

(f)          Matters Specific to SLR. Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, (i) neither SLR nor any of its Affiliates shall be required to comply with Section 10.8 or 10.9 in connection with any transaction involving any other Affiliate of SLR or any of its lenders or funding or financing sources, other than any of the foregoing constituting Ineligible Assignees, and neither SLR nor any of its Affiliates shall have an obligation to disclose any such transaction to any Person (except to the extent necessary to enable compliance with Section 9 hereof) and (ii) there shall be no limitation or restriction on (A) the ability of SLR or its Affiliates to assign or otherwise transfer its rights and/or obligations under this Agreement or any other Loan Document, any Commitment, any Loan or any Obligation to any other Affiliate of SLR or any lender or financing or funding source of SLR or any of its Affiliates, other than any of the foregoing constituting Ineligible Assignees, or (B) any such lender’s or funding or financing source’s ability to assign or otherwise transfer its rights and/or obligations under this Agreement or any other Loan Document, any Loan or any Obligation, other than any to any party constituting an Ineligible Assignee; provided, however, that SLR shall continue to be liable as a “Lender” under this Agreement and the other Loan Documents unless such other Person complies with the provisions of Section 10.8(b) this Agreement to become a “Lender” (including, without limitation, any applicable consents of Agent and Borrowers required under Section 10.8(b)), and until such time Borrowers shall at all times have the right to rely upon any amendments, waivers or consents signed by Agent and Required Lenders as being binding upon any party obtaining any rights under this Section 10.8(f).”

10.9          Recordation of Assignment. In respect of any Sale of all or any portion of any Lender’s interest in this Agreement and/or any other Loan Documents at any time and from time to time, the following provisions shall be applicable:

(a)          Borrowers, or any agent appointed by Borrowers, shall maintain a register (the “Register”) in which there shall be recorded the name and address of each Person holding any Loans or any commitment to lend hereunder, and the principal amount and stated interest payable to such Person hereunder or committed by such Person under such Person’s lending commitment. Borrowers hereby irrevocably appoint Agent (and/or any subsequent Agent appointed by Agent then maintaining the Register) as Borrowers’ non-fiduciary agent for the purpose of maintaining the Register.

(b)          In connection with any Sale as aforesaid, the transferor/assignor shall deliver to Agent then maintaining the Register an assignment and assumption agreement executed by the transferor/assignor and the transferee/assignee, setting forth the specifics of the subject transaction, including but not limited to the amount and nature of Obligations and/or lending commitments being transferred or assigned (and being assumed, as applicable), and the proposed effective date of such transfer or assignment and the related assumption (if applicable).

(c)          Subject to receipt of any required tax forms reasonably required by Agent, Agent shall record the subject transfer, assignment and assumption in the Register. Anything contained in this Agreement or other Loan Document to the contrary notwithstanding, no Sale shall be effective until it is recorded in the Register pursuant to this Section 10.9(c). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error; and each Borrower, Agent and each Lender shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement and the other Loan Documents. The Register shall be available for inspection by each Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

10.10         Participations. Anything in this Agreement or any other Loan Document to the contrary notwithstanding, each Lender may, at any time and from time to time, without in any manner affecting or impairing the validity of any Obligations, sell to one or more Persons participating interests in its Loans, commitments and/or other interests hereunder and/or under any other Loan Document (any such Person, a “Participant”). In the event of a sale by any Lender of a participating interest to a Participant, (a) such Lender’s obligations hereunder and under the other Loan Documents shall remain unchanged for all purposes, (b) Borrowers and Agent shall continue to deal solely and directly with each other in connection with such Lender’s rights and obligations hereunder and under the other Loan Documents and (c) all amounts payable by Borrowers shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender; provided, however, a Participant shall be entitled to the benefits of Section 9.1 as if it were a Lender if Borrowers are notified of the Participation and the Participant complies with Section 9.1(e). Borrowers agree that if amounts outstanding under this Agreement or any other Loan Document are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and the other Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided, that such right of set-off shall not be exercised without the prior written consent of such Lender and shall be subject to the obligation of each Participant to share with such Lender its share thereof. Borrowers also agree that each Participant shall be entitled to the benefits of Section 10.9 as if it were a Lender. Notwithstanding the granting of any such participating interests: (x) Borrowers shall look solely to Lenders for all purposes of this Agreement, the Loan Documents and the transactions contemplated hereby, (y) Borrowers shall at all times have the right to rely upon any amendments, waivers or consents signed by Agent and Required Lenders as being binding upon all of the Participants, and (z) all communications in respect of this Agreement and such transactions shall remain solely between Borrowers, Agent and Lenders (exclusive of Participants) hereunder. Each Lender granting a participation hereunder shall maintain, as a non-fiduciary agent of Borrowers, a register as to the participations granted and transferred under this Section containing the same information specified in Section 10.9 on the Register as if each Participant were a Lender to the extent required to cause the Loans to be in registered form for the purposes of Sections 163(f), 165(j), 871, 881, and 4701 of the Code.

10.11        Headings; Construction. Section and subsection headings are used in this Agreement only for convenience and do not affect the meanings of the provisions that they precede.

10.12        USA PATRIOT Act Notification. Agent hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it may be required to obtain, verify and record certain information and documentation that identifies such Person, which information may include the name and address of each such Person and such other information that will allow Agent to identify such Persons in accordance with the USA PATRIOT Act.

10.13        Counterparts; Email Signatures. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement. This Agreement may be executed by signatures delivered by electronic mail, each of which shall be fully binding on the signing party.

10.14        GOVERNING LAW. THIS AGREEMENT, ALONG WITH ALL OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED OTHERWISE IN SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED

THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW) EXCEPT TO THE EXTENT THAT THE APPLICATION OF THE BANKRUPTCY CODE IS MANDATORY. FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS AGREEMENT AND ALL SUCH OTHER LOAN DOCUMENTS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW) EXCEPT TO THE EXTENT THAT THE APPLICATION OF THE BANKRUPTCY CODE IS MANDATORY.

10.15          WAIVERS AND JURISDICTION.

(a)          CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; CONSENT TO SERVICE OF PROCESS. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE BANKRUPTCY COURT, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE BANKRUPTCY COURT. IF (I) THE CASE IS DISMISSED, (II) THE BANKRUPTCY COURT ABSTAINS FROM HEARING ANY ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS (OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO) OR (III) THE BANKRUPTCY COURT REFUSES TO EXERCISE JURISDICTION OVER ANY ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS (OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO), THEN ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM, RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE BOROUGH OF MANHATTAN, COUNTY OF NEW YORK, STATE OF NEW YORK. EACH OF THE LOAN PARTIES AND EACH LENDER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID COUNTY AND STATE. EACH OF THE LOAN PARTIES AND EACH LENDER AGREES THAT SAID FORUM AND VENUE SELECTION IS MANDATORY, AND HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST ANY SUCH PERSON IN ACCORDANCE WITH THIS SECTION. BORROWER AND EACH OTHER LOAN PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR UNDER ANY AMENDMENT, WAIVER, AMENDMENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE OTHER TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH BORROWER AND EACH OTHER LOAN PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON ANY BORROWER OR ANY OTHER LOAN PARTY AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWERS’ NOTICE

ADDRESS (ON BEHALF OF THE BORROWERS OR SUCH LOAN PARTY) SET FORTH IN SECTION 10.1 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE MAIL, OR, AT AGENT’S OPTION, BY SERVICE UPON BORROWERS OR ANY OTHER LOAN PARTY IN ANY OTHER MANNER PROVIDED UNDER THE RULES OF ANY SUCH COURTS.

10.16          Publication. Each Borrower and each other Loan Party consents to the publication by Agent and each Lender of a tombstone, press releases or similar advertising material relating to the financing transactions contemplated by this Agreement, and Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

10.17          Confidentiality. Agent and each Lender agrees not to disclose Confidential Information to any Person without the prior consent of Borrowers (whether received prior to or following the Closing Date); provided, however, that nothing herein contained shall limit any disclosure of the tax structure of the transactions contemplated hereby, or the disclosure of any information (a) to the extent required by applicable law, statute, rule, regulation or judicial process or in connection with the exercise of any right or remedy under any Loan Document, or as may be required in connection with the examination, audit or similar investigation of Agent, any Lender or any of its Affiliates, (b) to examiners, auditors, accountants or any regulatory authority, (c) to the officers, partners, managers, directors, employees, agents and advisors (including independent auditors, lawyers and counsel) of Agent, any Lender or any of their Affiliates on a need-to-know basis who are informed of the confidential nature thereof and directed to keep such information confidential, (d) in connection with any litigation or dispute which relates to this Agreement or any other Loan Document to which Agent or any Lender is a party or is otherwise subject, (e) [reserved], (f) to any assignee or participant (or prospective assignee or participant) which agrees to be bound by this Section 10.17 and (g) to any lender or other funding source of any Lender (each reference to Lender in the foregoing clauses shall be deemed to include the actual and prospective assignees and participants referred to in clause (f) and the lenders and other funding sources referred to in clause (g), as applicable for purposes of this Section 10.17), and provided further, that in no event shall Agent or any Lender be obligated or required to return any materials furnished by or on behalf of Borrowers or any other Loan Party. The obligations of Agent and each Lender under this Section 10.17 shall supersede and replace the obligations of Agent and each Lender under any confidentiality letter or provision in respect of this financing or any other financing previously signed and delivered by Agent or any Lender to Borrowers or any of their respective Affiliates. Notwithstanding the foregoing, no information relating to the sale of the Loan Parties or their assets may be shared with any RNN Lender or its Affiliates or advisors to the extent that such Lender is, or may be, a potential purchaser.

10.18          Borrowing Agency Provisions.

(a)          Appointment of Borrowing Agent. Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to (i) borrow, (ii) request advances, (iii) [reserved], (iv) sign and endorse notes, (v) execute and deliver all instruments, documents, applications, security agreements, reimbursement agreements and letter of credit agreements and all other certificates, notice, writings and further assurances now or hereafter required hereunder, (vi) make elections regarding interest rates, [reserved], and (viii) otherwise take action under and in connection with this Agreement and the other Loan Documents, all on behalf of and in the name such Borrower, and hereby authorizes Agent to pay over or credit all Loan proceeds hereunder in accordance with the request of Borrowing Agent.

(b)          Co-Borrowing. The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to the Borrowers and at their request. Neither Agent nor any Lender shall incur liability to any Borrower as a result thereof.

To induce Agent and each Lender to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 10.18 except due to willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

(c)          Joint and Several Obligations. All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by Agent and Lenders to any Borrower, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Lender to pursue or preserve its rights against any Borrower, the release by Agent and Lenders of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent and Lenders to the other Borrowers or any Collateral for such Borrower’s Obligations or the lack thereof. Each Borrower waives all suretyship defenses.

10.19          Agent Provisions.

(a)          Appointment and Duties.

(i)          Each Lender hereby appoints Siena Lending Group LLC (together with any successor Agent pursuant to Section 10.19(j)) as Agent hereunder and authorizes Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Loan Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.

(ii)          Without limiting the generality of clause (a)(i) above, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and are each hereby authorized, to (A) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including any bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Lender is hereby authorized to make such payment to Agent, (B) file and prove claims and file other documents necessary or desirable to allow the claims of the Lenders with respect to any Obligation in any bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (C) act as collateral agent for Agent and each Lender for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (D) manage, supervise and otherwise deal with the Collateral, (E) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (F) except as may be otherwise specified in any Loan Document, exercise all remedies given to Agent and the Lenders with respect to the Loan Parties and/or the Collateral, whether under the Loan Documents, applicable requirements of law or otherwise and (G) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver.

(iii)          Under the Loan Documents, Agent (A) is acting solely on behalf of the Lenders (except to the limited extent provided in Section 10.9 with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined terms “Agent” or the terms “agent” and “collateral agent” and similar terms in any Loan Document to refer to Agent, which terms are used for title purposes only, (B) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Person and (C) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender by accepting the benefits of the Loan Documents hereby waives and agrees not to assert any claim against Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (A) through (C) above.

(b)          Binding Effect. Each Lender, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

(c)          Use of Discretion.

(i)          Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (A) under any Loan Document or (B) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

(ii)          Notwithstanding clause (c)(i) above, Agent shall not be required to take, or to omit to take, any action (A) unless, upon demand, Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to Agent, any other Person) against all liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against Agent or any Related Person thereof or (B) that is, in the opinion of Agent or its counsel, contrary to any Loan Document or applicable requirement of law.

(d)          Exclusive Right to Enforce Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Agent, acting at the direction of the Required Lenders (or, following the occurrence and during the continuance of a Specified Event of Default, the Revolving Lenders) in accordance with the Loan Documents for the benefit of all the Lenders. In the event of a foreclosure or similar enforcement action by Agent on any of the Collateral pursuant to a public or private sale or other disposition (including pursuant to section 363(k), section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), Agent (or any Lender, except with respect to a “credit bid” pursuant to section 363(k), section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code, which can only be effected by (i) Agent, at the instruction of the Revolving Lenders, or (ii) RNN Lender to the extent permitted by Section 10.26) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Agent at such sale or other disposition. The foregoing shall not prohibit (i) Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (ii) Agent or any Lender from exercising setoff rights in accordance with Section 7.3(e) or (iii) subject to the following paragraph, Agent or any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any bankruptcy or other debtor relief law; and provided, further, that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then the Required Lenders shall have the rights otherwise ascribed to Agent pursuant to Sections 7.2 and 7.3 and in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 7.3(e)(ii), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. In case of the pendency of any bankruptcy or other debtor relief proceeding or any other judicial proceeding relative to any Loan Party, Agent (irrespective of whether the principal of any Loans shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Revolving Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Agent allowed in such judicial proceeding and to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent hereunder.

(e)          Delegation of Rights and Duties. Agent may, upon any term or condition it specifies, delegate or exercise any of their respective rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Lender). Any such Person shall benefit from this Section 10.19 to the extent provided by Agent.

(f)          Reliance and Liability.

(i)          Agent may, without incurring any liability hereunder, (A) rely on the Register to the extent set forth in Section 10.9, (B) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Loan Party) and (C) rely and act upon any document and information (including those transmitted by Approved Electronic Communication) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(ii)          Agent and its Related Persons shall not be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender and Loan Party hereby waive and shall not assert (and Borrower shall cause each other Loan Party not a signatory hereto to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, Agent: (A) shall not be responsible or otherwise incur liability to any Lender or other Person for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of Agent, when acting on behalf of Agent); (B) shall not be responsible to any Lender or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document; (C) make no warranty or representation, and shall not be responsible, to any Lender or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Loan Party or any Related Person of any Loan Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Loan Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Agent in connection with the Loan Documents; and (D) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Loan Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrower or any Lender describing such Default or Event of Default clearly labeled “notice of default” (in which case Agent shall promptly give notice of such receipt to all Lenders). For each of the items set forth in clauses (A) through (D) above, each Lender and the Loan Parties hereby waive and agree not to assert (and Borrower shall cause each other Loan Party not a signatory hereto to waive and agree not to assert) any right, claim or cause of action it might have against Agent based thereon.

(g)          Agent Individually. Agent and its Affiliates may make loans and other extensions of credit to, acquire Equity Interests of, engage in any kind of business with, any Loan Party or Affiliate thereof as though it were not acting as Agent, and may receive separate fees and other payments therefor. To the extent Agent or any of its Affiliates makes any portion of the Revolving Loans or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender” and “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Required Lenders.

(h)          Lender Credit Decision.

(i)          Each Lender acknowledges that it shall, independently and without reliance upon Agent or any Lender or any of their Related Persons or upon any document (including any offering and disclosure materials in connection with the syndication of the Loans) solely or in part because such document was transmitted by Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Loan Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by Agent to the Lenders, Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party that may come in to the possession of Agent or any of its Related Persons.

(ii)          If any Lender has elected to abstain from receiving material non-public information (“MNPI”) concerning the Loan Parties or their Affiliates such Lender acknowledges that, notwithstanding such election, Agent and/or the Loan Parties will, from time to time, make available syndicate-information (which may contain MNPI) as required by the terms of, or in the course of administering the Revolving Loans to the credit contact(s) identified for receipt of such information on such Lender’s administrative questionnaire who are able to receive and use all syndicate-level information (which may contain MNPI) in accordance with such Lender’s compliance policies and contractual obligations and applicable law, including federal and state securities laws; provided, that if such contact is not so identified in such questionnaire, the relevant Lender hereby agrees to promptly (and in any event within one (1) Business Day) provide such a contact to Agent and the Loan Parties upon request therefor by Agent or the Loan Parties. Notwithstanding such Lender’s election to abstain from receiving MNPI, such Lender acknowledges that if such Lender chooses to communicate with Agent, it assumes the risk of receiving MNPI concerning the Loan Parties or their Affiliates.

(i)          Expenses; Indemnities; Withholding.

(i)          Each Lender agrees to reimburse Agent and its Related Persons (to the extent not reimbursed by any Loan Party), promptly upon demand, severally and ratably, for any reasonable costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Loan Party) that may be incurred by Agent or its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including preparation for and/or response to any subpoena or request for document production relating thereto or otherwise)) in respect of, or legal advice with respect to its rights or responsibilities under, any Loan Document.

(ii)          Each Lender further agrees to indemnify, defend and hold Agent and its Related Persons (to the extent not reimbursed by any Loan Party), in each case, severally and ratably, harmless from and against liabilities (including, to the extent not indemnified pursuant to Section 9, Taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by or asserted against Agent or its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any related document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Agent or its Related Persons under or with respect to any of the foregoing; provided, that no Lender shall be liable to Agent or its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(iii)          To the extent required by any requirement of law, Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding Tax (including withholding Taxes imposed under Chapters 3 and 4 of Subtitle A of the Code). If the IRS or any other Governmental Authority asserts a claim that Agent did not properly withhold Tax from amounts paid to or for the account of any Lender (because the appropriate certification form was not delivered, was not properly executed, or fails to establish an exemption from, or reduction of, withholding Tax with respect to a particular type of payment, or because such Lender failed to notify Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding Tax ineffective, failed to maintain a Register and/or Participant Register or for any other reason), or Agent reasonably determines that it was required to withhold Taxes from a prior payment but failed to do so, such Lender shall promptly indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as Tax or otherwise, including penalties and interest, and together with all expenses incurred by Agent, including legal expenses, allocated internal costs and out-of-pocket expenses. Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding Tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which Agent or Revolver Agent is entitled to indemnification from such Lender under this Section 10.19(i)(iii).

(j)          Resignation of Agent.

(i)          Agent may resign at any time by delivering notice of such resignation to the Lenders and Borrowers, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of this Section 10.19(j)(i). If Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Agent. If, after thirty (30) days after the date of the retiring Agent’s notice of resignation, no successor Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent from among the Lenders. Each resignation and appointment under this clause (i) shall be subject to the prior consent of Borrowers which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default.

(ii)           Effective immediately upon its resignation, (A) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, (B) the Lenders shall assume and perform all of the duties of the retiring Agent until a successor Agent shall have accepted a valid appointment hereunder, (C) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such retiring Agent had been, validly acting as Agent under the Loan Documents and (D) subject to its rights under Section 10.19(c), the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Agent a successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Loan Documents.

(k)          Release of Collateral or Guarantors. Each Lender hereby consents to the release and hereby directs Agent to release (or, in the case of clause (ii)(B) below, release or subordinate) the following:

(i)          any Subsidiary of Borrower from its guaranty of any Obligation if all of the Equity Interests of such Subsidiary owned by any Loan Party are sold or transferred in a transaction expressly permitted under the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such transaction, such Subsidiary would not be required to guaranty any Obligations pursuant to the Loan Documents; and

(ii)           any Lien held by Agent for the benefit of the Lenders against (A) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Loan Party in an Approved Sale or in any other transaction expressly permitted by the Loan Documents (including pursuant to a valid waiver or consent), to the extent all Liens required to be granted in such Collateral pursuant to the Loan Documents after giving effect to such transaction have been granted, (B) any property subject to a Lien permitted hereunder in reliance upon clause (c) of the definition of Permitted Indebtedness and clause (a) of the definition of Permitted Liens and (C) all of the Collateral and all Loan Parties, upon (x) the occurrence of the Termination Date and (y) to the extent requested by Agent, receipt by Agent and the Lenders of liability releases from the Loan Parties each in form and substance satisfactory to Agent.

Each Lender hereby directs Agent, and Agent hereby agrees, upon receipt of reasonable advance written notice from Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 10.19(k).

10.20          Settlements; Payments. The Outstanding Amount may fluctuate from day to day through Agent’s disbursement of funds to, and receipt of funds from, Borrowers. In order to minimize the frequency of transfers of funds between Agent and each Lender, repayments of Loans may, at the election of Agent, be settled according to the procedures set forth in this Section 10.20. Notwithstanding the procedures set forth in this Section 10.20, each Lender’s obligation to fund its portion of any advances made by Agent to Borrowers will commence on the date such advances are made by Agent. Such payments will be made by such Lender without set-off, counterclaim or reduction of any kind.

(a)          Each Settlement Date Agent will advise each Lender by 1:00 p.m. (Eastern time) on a Business Day by telephone or written notice in accordance with this Agreement of the amount of each such Lender’s Pro Rata Share of the Outstanding Amount. If payments are necessary to adjust the amount of such Lender’s share of the Outstanding Amount to such Lender’s Pro Rata Share of the Outstanding Amount, the party from which such payment is due will pay the other party, in same day funds, by wire transfer to the other’s account, not later than 1:00 p.m. (Eastern time) on the Business Day immediately following the Settlement Date (provided that if Agent gives such notice at or prior to 1:00 p.m. (Eastern time) on the Settlement Date, such funding shall be made on the Settlement Date).

(b)          On the first Business Day of each month (each, an “Interest Settlement Date”), Agent will advise each Lender by written notice in accordance with this Agreement of the amount of interest and fees charged to and collected from Borrowers for the preceding month in respect of the Loans. Provided that such Lender is not then a Defaulting Lender, Agent will pay to such Lender, by wire transfer to such Lender’s account (as specified by such Lender in accordance with this Agreement) such Lender’s Pro Rata Share of such interest and fees not later than the next Business Day following the Interest Settlement Date.

10.21          Defaulting Lender. If any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)          such Defaulting Lender’s Revolving Loan Commitment and outstanding Revolving Loans shall be excluded for purposes of calculating the fee payable to Lenders in respect of the Unused Line Fee, and such Defaulting Lender shall not be entitled to receive any Unused Line Fee with respect to such Defaulting Lender’s Revolving Loan Commitment or Revolving Loans (in each case not including any fee in connection with any portion of such Defaulting Lenders Revolving Loan Commitment that has been reallocated to non-Defaulting Lenders pursuant to Section 10.21(d) hereof).

(b)          the Revolving Loan Commitments and Loans of such Defaulting Lender shall not be included in determining whether all Lenders, the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.5).

(c)          in the event a Defaulting Lender has defaulted on its obligation to fund any Revolving Loan until such time as the Default Excess with respect to such Defaulting Lender has been reduced to zero, any prepayments or repayments on account of the Revolving Loans, in each case to the extent they would be otherwise be payable to such Defaulting Lender, shall be applied first, to the payment of any amounts owing by such Defaulting Lender to Agent hereunder; second, [reserved]; third, [reserved]; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Agent; fifth, if so determined by Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) [reserved]; sixth, to the payment of any amounts owing to the Lenders or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 1.6 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 10.21(c) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(d)          [Reserved].

(e)          [Reserved].

(f)          No reallocation permitted pursuant to Section 10.21(d) shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(g)          In the event that Agent and the Issuing Bank each agrees in writing that a Defaulting Lender has adequately remedied all matters which caused such Lender to become a Defaulting Lender, then on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders or participations in the Revolving Loans as Agent shall determine may be necessary in order for such Lender to hold such Revolving Loans or participations in accordance with its Pro Rata Share; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

(h)          The rights and remedies with respect to a Defaulting Lender under this Section 10.21 are in addition to any other rights and remedies which the Borrowers, Agent or the Issuing Bank, as applicable, may have against such Defaulting Lender.

10.22          Erroneous Payments.

(a)          Each Lender and any other party hereto hereby severally agrees that if (i) Agent notifies (which such notice shall be conclusive absent manifest error) such Lender (or the Lender which is an Affiliate of a Lender) or any other Person that has received funds from Agent or any of its Affiliates, either for its own account or on behalf of a Lender (each such recipient, a “Payment Recipient”) that Agent has determined in its sole discretion (which determination shall be conclusive absent a manifest error) that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 10.22(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine, except in each case, any counterclaim, defense or right of set-off or recoupment based solely on manifest error in calculations.

(b)          Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify Agent in writing of such occurrence.

(c)          In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of Agent, and upon demand from Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than five (5) Business Days thereafter, return to Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Agent at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d)          In the event that an Erroneous Payment (or portion thereof) is not recovered by Agent for any reason, after demand therefor by Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of Agent and upon Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Loans”) to Agent or, at the option of Agent, Agent’s applicable lending affiliate (such assignee, the “Agent Assignee”) in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Loans, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by Agent Assignee as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, following the effectiveness of the Erroneous Payment Deficiency Assignment, Agent may make a cashless reassignment to the applicable assigning Lender of any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such reassignment all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, and (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 10.8.

(e)          Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, Agent (1) shall be subrogated to all the rights of such Payment Recipient and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by Agent to such Payment Recipient from any source, against any amount due to Agent under this Section 10.22 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Agent from the Borrower or any other Loan Party for the purpose of making for a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f)           Each party’s obligations under this Section 10.22 shall survive the resignation or replacement of Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g)          The provisions of this Section 10.22 to the contrary notwithstanding, (i) nothing in this Section 10.22 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment and (ii) there will only be deemed to be a recovery of the Erroneous Payment to the extent that Agent has received payment from the Payment Recipient in immediately available funds the Erroneous Payment Return, whether directly from the Payment Recipient, as a result of the exercise by Agent of its rights of subrogation or set off as set forth above in clause (e) or as a result of the receipt by Agent Assignee of a payment of the outstanding principal balance of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment, but excluding any other amounts in respect thereof (it being agreed that any payments of interest, fees, expenses or other amounts (other than principal) received by Agent Assignee in respect of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment shall be the sole property of Agent Assignee and shall not constitute a recovery of the Erroneous Payment)

10.23          Acknowledgment. Each Loan Party ratifies and affirms the stipulations set forth in Paragraph G(1) of the DIP Orders.

10.24          Release.

(a)          In consideration of and as a condition to Agent and the Lenders making Loans under this Agreement and providing other credit and financial accommodations to the Loan Parties pursuant to the provisions of this Interim Order and the Loan Documents, each Loan Party, on behalf of itself, its successors and assigns, its estate, and other legal representatives (collectively, the "Releasors"), hereby absolutely releases and forever discharges and acquits each Pre-Petition Secured Party and each of their respective successors, participants, and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, and other representatives (the Pre-Petition Agent and each Pre-Petition Lender, and all such other parties being hereinafter referred to collectively as the "Releasees") of and from any and all claims, demands, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages, and any and all other claims, counterclaims, cross claims, defenses, rights of set-off, demands, and liabilities whatsoever (individually, a "Pre-Petition Released Claim" and collectively, the "Pre-Petition Released Claims") of every kind, name, nature and description, known or unknown, foreseen or unforeseen, matured or contingent, liquidated or unliquidated, primary or secondary, suspected or unsuspected, both at law and in equity, including, without limitation, any so-called "lender liability" claims or defenses, that any Releasor may now or hereafter own, hold, have, or claim to have against the Releasees, or any of them for, upon, or by reason of any nature, cause, or thing whatsoever that arose or may have arisen at any time on or prior to the date of the Interim Order, in respect of the Loan Parties, the Pre-Petition Obligations, the Pre-Petition Loan Documents, and any Pre-Petition Loans, letters of credit, or other financial accommodations under the Pre-Petition Loan Documents.(b)      Upon the payment in full of all Obligations owed to Agent and the Lenders by the Loan Parties and termination of the rights and obligations arising under this Agreement, the Interim Order and the other Loan Documents (which payment and termination shall be on terms and conditions acceptable to the Required Lenders), the Agent and the Lenders shall be automatically deemed absolutely and forever released and discharged from any and all obligations, liabilities, actions, duties, responsibilities, commitments, claims and causes of action arising or occurring in connection with or related to this Agreement, the other Loan Documents, the Interim Order or the Final Order (whether known or unknown, direct or indirect, matured or contingent, foreseen or unforeseen, due or not due, primary or secondary, liquidated or unliquidated).(c)      Each Releasor hereby absolutely, unconditionally and irrevocably covenants and agrees with each Releasee that it will not sue (at law, in equity, in any regulatory proceeding, or otherwise) any Releasee on the basis of any Pre-Petition Released Claim that has been released and discharged by each Releasor pursuant to this Section 10.24. If any Releasor violates the foregoing covenant, Loan Parties agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

10.25          Adoption and Ratification. Each Loan Party, in its capacity as a Borrower or Guarantor under the Pre-Petition Loan Documents, as applicable, hereby (a) ratifies, assumes, adopts and agrees to be bound by all of the Pre-Petition Loan Documents to which it is a party and (b) agrees to pay all Pre-Petition Obligations for which it is obligated in accordance with the terms of the Pre-Petition Loan Documents and in accordance with the Interim Order, Final Order and this Agreement. All of the Pre-Petition Loan Documents to which any Debtor, in its capacity as a capacity as a Borrower or Guarantor under the Pre-Petition Loan Documents, as applicable, are hereby and shall be deemed adopted and assumed in full by each such Debtor, in each case as a debtor and debtor-in-possession, and considered as agreements among the Debtors, on the one hand, and the applicable Pre-Petition Secured Parties, on the other.

10.26          Credit Bidding. In the event that the transaction contemplated by the APA does not close on the terms and conditions set forth in the APA, the Pre-Petition Agent and the Agent, on behalf of the Pre-Petition Lenders, the Revolving Lenders and the Term Loan Lenders, as applicable, shall be deemed qualified bidders and shall have the right to credit bid in any sale of Collateral to the extent provided by section 363(k) of the Bankruptcy Code (a “Lender Credit Bid Right”); provided that, such Lender Credit Bid Right shall be exercised, if at all, in the following priority: first, by the Pre-Petition Agent and the Agent, at the direction of the Pre-Petition Lenders or Revolving Lenders, as applicable, on account of Pre-Petition Obligations and Post-Petition Obligations owing to Revolving Lenders with respect to their Revolving Loan Exposure (a “Senior Credit Bid”); provided that such credit bid shall not include the ETF unless such credit bid is a Combined Credit Bid, and, second, by the Agent, at the direction of the Non-RNN Lenders (which direction may only be given if a Senior Credit Bid is being exercised), to the extent of Term Loans actually funded by the Non-RNN Lenders and the Term Loans actually funded by the RNN Lender (a “Junior Credit Bid”). The exercise of the Lender Credit Bid Right that includes both a Senior Credit Bid and a Junior Credit Bid is referred to herein as a “Combined Credit Bid”.

The Pre-Petition Agent and the Agent, at the direction of the Pre-Petition Lenders and Revolving Lenders, shall have the option to purchase Collateral using a Senior Credit Bid in a transaction that does not include a Junior Credit Bid. Except as provided herein, no Junior Credit Bid shall be permitted that does not include a Senior Credit Bid. If a Combined Credit Bid is made, then the Agent shall provide the RNN Lender written notice of such Combined Credit Bid no later than 10 days prior to the scheduled credit bid sale (the “Credit Bid Sale Notice”). The RNN Lender shall elect, by irrevocable written notice to Agent (the “Election Notice”) made no later than 5 days after receipt of the Credit Bid Sale Notice (the “Election Notice Deadline”), to either (x) participate in the Junior Credit Bid portion of such Combined Credit Bid on a ratable basis with the Non-RNN Lenders, or (y) not participate in such Junior Credit Bid, and in the case of this clause (y), all Collateral purchased in such Junior Credit Bid shall be acquired by the purchaser free and clear of any Liens and claims of the RNN Lender. In the case of a Combined Credit Bid under the foregoing clause (x), the Collateral purchased in such transaction shall be acquired by an acquisition vehicle jointly formed by the Pre-Petition Lenders, the Revolving Lenders, the Non-RNN Lenders and the RNN Lender that provides for the monetization of such Collateral in accordance with the payment priorities set forth in Section 4.2(iii) of this Agreement (including payment of the ETF in accordance with the priorities set forth in Section 4.2(iii)). If RNN Lender does not provide an Election Notice on or before the Election Notice Deadline, then the RNN Lender shall be deemed to have elected to not participate in the Junior Credit Bid.

If (i) the APA terminates for any reason other than RNN Buyer’s breach of the APA and (ii) the Pre-Petition Lenders, the Revolving Lenders and the Non-RNN Lenders each elect not to exercise any Lender Credit Bid Right, then the RNN Lender shall be permitted to credit bid the Term Loans actually funded by the RNN Lender pursuant section 363(k) of the Bankruptcy Code (“RNN Credit Bid”) subject the following conditions:

(a)  such RNN Credit Bid shall repay in full in cash the Pre-Petition Obligations and Post-Petition Obligations of the Revolving Lenders with respect to their Revolving Loan Exposure (other than the ETF); and

(b)  the Non-RNN Lenders, with respect to Term Loans actually funded by the Non-RNN Lenders shall have the option to either (x) participate in the RNN Credit Bid on a ratable basis with the RNN Lender, in which case, the Collateral purchased in such transaction shall be acquired by an acquisition vehicle jointly formed by the Non-RNN Lenders and the RNN Lender that provides for the monetization of such Collateral in accordance with the payment priorities set forth in clauses SIXTH and SEVENTH of Section 4.2(iii) of this Agreement or (y) not participate in such RNN Credit Bid, and in the case of this clause (y), all Collateral purchased in such RNN Credit Bid shall be acquired by the purchaser free and clear of any Liens and claims of the Non-RNN Lender.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, Borrowers, each other Loan Party signatory hereto, Agent and Lenders have signed this Agreement as of the date first set forth above.

BORROWERS:

IMEDIA BRANDS, INC.

By:	/s /Tim Peterman
Name: Tim Peterman
Its: Chief Executive Officer and Assistant Secretary

VALUEVISION RETAIL, INC.

By:	/s/ Tim Peterman
Name: Tim Peterman
Its: Chief Executive Officer and Assistant Secretary

FL ACQUISITION COMPANY

By:	/s/ Tim Peterman
Name: Tim Peterman
Its: Chief Executive Officer and Assistant Secretary

PW ACQUISITION COMPANY, LLC

By:	/s/ Tim Peterman
Name: Tim Peterman
Its: Chief Executive Officer and Assistant Secretary

VALUEVISION MEDIA ACQUISITIONS, INC.

By:	/s/ Tim Peterman
Name: Tim Peterman
Its: Chief Executive Officer and Assistant Secretary

JWH ACQUISITION COMPANY

By:	/s/ Tim Peterman
Name: Tim Peterman
Its: Chief Executive Officer and Assistant Secretary

NORWELL TELEVISION, LLC

By:	/s/ Tim Peterman
Name: Tim Peterman
Its: Chief Executive Officer and Assistant Secretary

867 GRAND AVENUE LLC

By:	/s/ Tim Peterman
Name: Tim Peterman
Its: Chief Executive Officer and Assistant Secretary

VALUEVISION INTERACTIVE, INC.

By:	/s/ Tim Peterman
Name: Tim Peterman
Its: Chief Executive Officer and Assistant Secretary

GUARANTORS:

VVI FULFILLMENT CENTER, INC.

By:	/s/ Tim Peterman
Name: Tim Peterman
Its: Chief Executive Officer and Assistant Secretary

EP PROPERTIES, LLC

By:	/s/ Tim Peterman
Name: Tim Peterman
Its: Chief Executive Officer and Assistant Secretary

PORTAL ACQUISITION COMPANY

By:	/s/ Tim Peterman
Name: Tim Peterman
Its: Chief Executive Officer and Assistant Secretary

AGENT:

SIENA LENDING GROUP LLC

By:	/s/ Steven Sanicola
Name: Steven Sanicola
Its: Authorized Signatory

By:	/s/ James C. Simpson
Name: James C. Simpson
Its: Authorized Signatory

LENDERS:

SIENA LENDING GROUP LLC

By:	/s/ Steven Sanicola
Name: Steven Sanicola
Its: Authorized Signatory

By:	/s/ James C. Simpson
Name: James C. Simpson
Its: Authorized Signatory

CRYSTAL FINANCIAL SPV LLC

By:	/s/ Mirko Andric
Name: Mirko Andric
Its: Senior Managing Director

CRYSTAL FINANCIAL LLC D/B/A SLR CREDIT SOLUTIONS

By:	/s/ Mirko Andric
Name: Mirko Andric
Its: Senior Managing Director

NORTH MILL CAPITAL LLC D/B/A SLR BUSINESS CREDIT

By:	/s/ Beatriz Hernandez
Name:Beatriz Hernandez
Its: EVP

RNN-TV LICENSING CO. LLC

By:	/s/ Richard French Jr.
Name:Richard French Jr.
Its: Manager

Schedule A

Description of Certain Terms

1.	Loan Limits for Revolving Loans:

	(a) Maximum Revolving Facility Amount:	(i) from the Closing Date until the date immediately preceding the APA Closing Date, $16,947,305.40 and (ii) on the APA Closing Date (immediately prior to the payment of the Cash Balance), $19,947,305.40

2.	[reserved]

3.	Interest Rate for Revolving Loans and Term Loans:	10% per annum in excess of Term SOFR Or if the Base Rate is then in effect pursuant to Section 2.6, 9% per annum in excess of the Base Rate.

4.	[reserved]

5.	Agent’s Bank:	Wells Fargo Bank, National Association and its affiliates
Siena Lending Group Depository Account
Wells Fargo Bank NA
Account # 4986311751
ABA Routing # 121 000 248
Reference: iMedia Brands, Inc.
(which bank may be changed from time to time by notice from Agent to Borrowers)

6.	Scheduled Maturity Date:	The earliest to occur of (a) the APA Closing Date, (b) August 6, 2023, (c) the date of the conversion of the Case to a case under Chapter 7 of the Bankruptcy Code, (d) the date of the dismissal of the Case, and (e) July 24, 2023 if the Final Order has not been entered or has not become effective as of such date

A-1

Schedule B

Definitions

Unless otherwise defined herein, the following terms are used herein as defined in the UCC: Account, Account Debtor, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Product, Fixture, General Intangible, Goods, Health-Care-Insurance Receivable, Instruments, Inventory, Letter-of-Credit Rights, Proceeds, Supporting Obligations and Tangible Chattel Paper. As used in this Agreement, the following terms have the following meanings:

"ABL Lenders” means, collectively, Siena, Crystal Financial SPV LLC, SLR, North Mill Capital LLC, in their capacity as Lenders hereunder, and their permitted successors and assigns.

“Additional Documents” has the meaning set forth in Section 3.3(b).

“Affiliate” means, with respect to any Person, any other Person in control of, controlled by, or under common control with the first Person, and any other Person who has a substantial interest, direct or indirect, in the first Person or any of its Affiliates, including, any officer or director of the first Person or any of its Affiliates; provided, however, that neither Agent, any Lender nor any of its Affiliates shall be deemed an “Affiliate” of any Borrower for any purposes of this Agreement. For the purpose of this definition, a “substantial interest” shall mean the direct or indirect legal or beneficial ownership of more than ten (10%) percent of any class of equity or similar interest.

“Agent” has the meaning set forth in the heading to this Agreement.

“Agreement” and “this Agreement” have the meanings set forth in the heading to this Agreement.

"Allowed Professional Fees” shall have the meaning given to such term in the DIP Orders.

"APA” means that certain Asset and Equity Purchase Agreement dated as of July 3, 2023 by and between RNN Buyer as buyer and the APA Sellers.

"APA Closing” means the Closing (as defined in the APA).

"APA Closing Date” means the Closing Date (as defined in the APA).

"APA Sellers” means iMedia and the other sellers named in the APA as sellers.

“APA Trigger Event” means (i) a breach of the APA by RNN Buyer which permits the APA Sellers to terminate the APA (unless such default is waived by the APA Sellers or cured), (ii) the termination of the APA, or (iii) any amendment or modification of the APA that reduces the Cash Balance.

“Approved Electronic Communication” means each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, facsimile, Passport 6.0, or any other equivalent electronic service, whether owned, operated or hosted by Agent, any of its Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to Agent pursuant to this Agreement or any other Loan Document, including any financial statement, financial and other report, notice, request, certificate and other information or material; provided that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that Agent specifically instructs a Person to deliver in physical form.

“Approved Sale” has the meaning set forth in Section 5.15(n).

“Authorized Officer” means the chief executive officer, chief financial officer or treasurer of any Borrower and each other Person designated from time to time by any of the foregoing officers of any Borrower in a notice to Agent, which designation shall continue in force and effect until terminated in a notice to Agent from any of the foregoing officers of any Borrower.

"Availability Period” means the period commencing on the date on which all proceeds of the Term Loan have been used by the Borrowers in accordance with Section 5.13 hereof and ending on the Maturity Date.

“Avoidance Actions” shall have the meaning given to such term in the DIP Orders.

“Approved Budget” has the meaning given to such term in Section 5.5(k).

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (i)(a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business or (b) temporarily warehouses loans for any Lender or any Person described in clause (a) above and (i) is advised or managed by (a) such Lender, (b) any Affiliate of such Lender or (c) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit G to the Agreement.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.).

“Bankruptcy Court” has the meaning set forth in the recitals hereto.

“Base Rate” means, for any day, the greatest of (a) the per annum rate of interest which is identified as the “Prime Rate” and normally published in the Money Rates section of The Wall Street Journal (or, if such rate ceases to be so published, as quoted from such other generally available and recognizable source as Agent may select) (the “Published Prime Rate”) (and, if any such published rate is below zero, then the rate determined pursuant to this clause (a) shall be deemed to be zero), (b) the sum of the Federal Funds Rate plus 0.5% and (c) the most recently-used Term SOFR, plus 2.86488%. Any change in the Base Rate due to a change in such Published Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in such Published Prime Rate or the Federal Funds Rate, as applicable. Notwithstanding the foregoing, in no event shall the interest rate for any Loan based on the Base Rate be less than the interest rate that would have applied to such Loan if the interest rate for such Loan was based on Term SOFR.

“Borrowers” has the meaning set forth in the Preamble to this Agreement.

“Borrowing Agent” means iMedia Brands, Inc., acting for itself in its capacity as a Borrower or in its capacity as agent for all of the Borrowers (including itself).

“Borrowing Base Certificate” has the meaning given to such term in the Pre-Petition Credit Agreement (along with all related terms defined or referenced therein)

“Budget Compliance Report” has the meaning set forth in Section 5.15(k)(ii).

“Budget Test Period” means each of the following periods: (i) the one week period ending July 8, 2023, (ii) the two week period ending July 15, 2023, (iii) the three week period ending July 22, 2023, (iv) the four week period ending July 29, 2023, and (v) the five week period ending August 5, 2023.

“Business Day” means a day other than a Saturday or Sunday or any other day on which Agent or banks in New York are authorized to close.

“Capitalized Lease” means any lease which is or should be reflected on the balance sheet of the lessee as a finance lease thereunder in accordance with GAAP; provided that all obligations that would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations in this Agreement and the other Loan Documents (whether or not such operating lease obligations were in effect on such date).

“C&B Consignment Agreement” means that certain Amended and Restated Consignment Agreement dated as of November 23, 2022 between C&B Newco, LLC and iMedia.

“C&B Master Agreement” means that certain Master Agreement dated November 23, 2022 among C&B Newco, LLC, C&B Ipco, LLC and IMedia.

“Carve-Out” shall have the meaning given to such term in the DIP Orders.

“Carve-Out Reserve Account” shall have the meaning given to such term in the DIP Orders.

“Case” has the meaning set forth in the recitals hereto.

“Challenge” shall have the meaning given to such term in the DIP Orders.

"Challenge Period” shall have the meaning given to such term in the Dip Orders.

“Change in Law” means the occurrence after the date of this Agreement of: (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, (c) any new, or adjustment to, requirements prescribed by the Board of Governors for “Eurocurrency Liabilities” (as defined in Regulation D of the Board of Governors), requirements imposed by the Federal Deposit Insurance Corporation, or similar requirements imposed by any domestic or foreign governmental authority or resulting from compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority and related in any manner to SOFR, the Term SOFR Reference Rate or Term SOFR, or (d) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided, that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” shall mean (a) 100% of the Equity Interests of any Borrower (other than iMedia) is no longer owned or controlled by iMedia (including for the purposes of the calculation of percentage ownership, any Equity Interests into which any Equity Interests of any Borrower held by iMedia are convertible or for which any such Equity Interests of any Borrower or of any other Person may be exchanged and any Equity Interests issuable to iMedia upon exercise of any warrants, options or similar rights which may at the time of calculation be held by iMedia), (b) (i) any person or group of persons (within the meaning of Section 13(d) or 14(a) of the Exchange Act), other than an existing shareholders as of the date hereof who individually or as a group own at least 10% of the voting Equity Interest of iMedia, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 35% or more of the voting Equity Interest of iMedia; or (ii) from and after the date hereof, individuals who on the date hereof constitute the Board of Directors of iMedia (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of iMedia was approved by a vote of a majority of the directors then still in office who were either directors on the date hereof whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the board of directors of iMedia then in office; or (c) any merger, consolidation or sale of substantially all of the property or assets of any Borrower or any direct or indirect Subsidiary of any Borrower except as permitted by Section 5.25(a); provided however it shall not be deemed to be a Change of Change under (A) section (b)(i) of this definition, if any person or group of persons (within the meaning of Section 13(d) or 14(a) of the Exchange Act) acquires beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) 35% or more of the voting Equity Interest of iMedia and Required Lenders provides prior written consent, which consent shall not be unreasonably withheld or delayed or (B) section (c) of this definition, if any merger, consolidations or sale of all or of the property or assets of any Borrower or any direct or indirect Subsidiary of any Borrower, occurs and following such transaction, the Borrower is either combined with iMedia or remains a wholly-owned direct or indirect subsidiary of iMedia.

“Closing Date” means July 6, 2023.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property and interests in property in or upon which a security interest, mortgage, pledge or other Lien is granted pursuant to this Agreement or the other Loan Documents, including all of the property of each Loan Party described in Section 3.1.

“Collections” has the meaning set forth in Section 4.1.

“Commitments” means, the Revolving Loan Commitment.

“Compliance Certificate” means a compliance certificate substantially in the form of Exhibit F hereto to be signed by an Authorized Officer of Borrowing Agent, and in any event including a Budget Compliance Report.

“Confidential Information” means confidential information that any Loan Party or any of their subsidiaries and Affiliates furnishes to Agent or any Lender pursuant to any Loan Document concerning any Loan Party’s business, or its subsidiaries and Affiliates, but does not include any such information once such information has become, or if such information is, generally available to the public or available to Agent or any Lender (or other applicable Person) from a source other than the Loan Parties or their Affiliates which is not, to Agent’s or any Lender’s knowledge, bound by any confidentiality agreement in respect thereof.

“Conforming Changes” means any technical, administrative or operational changes (including, without limitation, changes to the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition, the timing and frequency of determining rates and making payments of interest, prepayment provisions and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of a Benchmark Replacement or to permit the use and administration of Term SOFR or a Benchmark Replacement by Agent in a manner substantially consistent with market practice.

“Convertible Note Documents” means (i) the Loan Agreement dated on or about April 10, 2023 among iMedia, BMSF Enterprises, LLC, OCI-VB, LLC, Landel Hobbs, Benjamin Schrag, Tim Peterman, Daryl Porter, Aaron Reitfkopf, Michael Friedman, and Alan Aldworth (the “Convertible Note Purchase Agreement”), (ii) the Convertible Notes issued on or about April 10, 2023 by iMedia pursuant to the Convertible Note Purchase Agreement, and (iii) all other instruments, agreements and documents executed in connection therewith.

“Creditors Committee” means the official unsecured creditors’ committee appointed in the Case.

“Customer” shall mean and include the account debtor with respect to any Account and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower, pursuant to which such Borrower is to deliver any personal property or perform any services.

“DACA Account” has the meaning set forth in Section 4.1.

“Default” means any event which with notice or passage of time, or both, would constitute an Event of Default.

“Default Excess” means with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of all Revolving Loans (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded their respective Pro Rata Shares of all Revolving Loans) over the aggregate outstanding principal amount of all Revolving Loans of such Defaulting Lender.

“Default Rate” has the meaning set forth in Section 2.1.

“Defaulting Lender” means, subject to Section 10.21(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Agent and Borrowing Agent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Agent, or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified Borrowing Agent and Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Agent or Borrowing Agent, to confirm in writing to Agent and Borrowing Agent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Agent and Borrowing Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 10.21(b)) upon delivery of written notice of such determination to Borrowing Agent, and each other Lender.

“DIP Orders” means, as applicable, and as the context may require, the Interim Order or the Final Order, whichever is then applicable.

“Dollar Equivalent Amount” means, at any time, (a) as to any amount denominated in Dollars, the amount hereof at such time, and (b) as to any amount denominated in a currency other than Dollars, the equivalent amount in Dollars as determined by Agent at such time that such amount could be converted into Dollars by Agent according to prevailing exchange rates selected by Agent.

“Dollars” or “$” means United States Dollars, lawful currency for the payment of public and private debts.

“Domestic Subsidiary” means any Subsidiary organized under the laws of any political subdivision of the United States of America.

“E-Signature” means the process of attaching to or logically associating with an Approved Electronic Communication an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Approved Electronic Communication) with the intent to sign, authenticate or accept such Approved Electronic Communication.

“Equity Interests” means, with respect to a Person, all of the shares of stock, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities Exchange Commission under the Securities Exchange Act of 1934, as in effect from time to time).

“ERISA” means the Employee Retirement Income Security Act of 1974 and all rules, regulations and orders promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of section 414(b) or (c) of the Code (and sections 414(m) and (o) of the Code for purposes of provisions relating to section 412 of the Code and section 302 of ERISA).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.

“Erroneous Payment” has the meaning specified therefor in Section 10.22 of this Agreement.

“Erroneous Payment Deficiency Assignment” has the meaning specified therefor in Section 10.22 of this Agreement.

“Erroneous Payment Impacted Loans” has the meaning specified therefor in Section 10.22 of this Agreement.

“Erroneous Payment Return Deficiency” has the meaning specified therefor in Section 10.22 of this Agreement.

“ETF” means the Early Payment/Termination Premium included in the Pre-Petition Obligations in the amount of $1,600,000, which amount is fully preserved a secured claim of the Pre-Petition Agent and Pre-Petition Lender at all times.

“Event of Default” has the meaning set forth in Section 7.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of Agent, its lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes; (b) United States federal withholding Taxes imposed on amounts payable to or for the account of such Recipient with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which such Recipient acquires such interest in the Loan or Commitment or acquires such participation, except in each case to the extent that, pursuant to Section 9.1 amounts with respect to such Taxes were payable either to such Recipient’s assignor (or Agent granting such participation) immediately before such assignment or grant of participation; (c) Taxes attributable to such Recipient’s failure to comply with Section 9.1(e); and (d) any withholding Taxes imposed pursuant to FATCA.

"Extraordinary Receipt Amount” has the meaning set forth in Section 1.8 hereof.

“Extraordinary Receipts” means any cash or cash equivalents received by or paid to or for the account of any Loan Party not in the ordinary course of business, including amounts received in respect of foreign, United States, state or local tax refunds, purchase price adjustments, indemnification payments, and pension plan reversions.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Reserve Business Day” means any day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed.

“Final Order” means a final order of the Bankruptcy Court in the Case authorizing and approving this Agreement and the Loan Documents under Sections 364(c) and (d) of the Bankruptcy Code on a final basis and entered at or after a final hearing, in form and substance satisfactory to Agent and Lenders. The Final Order shall, among other things, have:

(a)          authorized the transactions contemplated by this Agreement and the extensions of credit under this Agreement;

(b)          granted the claim and Lien status and Liens described in Section 3.5, and prohibited the granting of additional Liens on the assets of Loan Parties except for any Liens specifically provided for in such order, which Liens shall be Permitted Liens;

(c)          provided that such Liens are automatically perfected as of the Petition Date by the entry of the Final Order and also granted to Agent relief from the automatic stay of Section 362(a) of the Bankruptcy Code to enable Agent, if Agent elects to do so in its discretion, to make all filings and recordings and to take all other actions considered necessary or advisable by Agent to perfect, protect and insure the priority of its Liens upon the Collateral as a matter of non-bankruptcy law;

(d)          provided that no Person will be permitted to surcharge the Collateral under Section 506(c) of the Bankruptcy Code, nor shall any costs or expenses whatsoever be imposed against the Collateral, except for the Carve-Out; and

(e)          provided Lender with relief from the automatic stay in a manner consistent with the terms of Section 7.2.

“Fiscal Year” means the fiscal year of Borrowers which ends on the last Saturday in January of each year.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting

Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination, in any case consistently applied.

“GCP SPA” means the Securities Purchase Agreement, dated on or about April 18, 2022, between iMedia and Growth Capital Partners, LLC, pursuant to which iMedia will issue and sell to Growth Capital Partners, LLC the GCP Note.

“GCP Note” means a convertible promissory note dated on or about April 18, 2022 in the original principal amount of $10,600,000.00 executed by iMedia in favor of Growth Capital Partners, LLC or its successors and assigns.

“German Guarantee” means that certain Guarantee Agreement dated as of the Closing Date among Agent and the German Guarantors.

“German Guarantors” means iMedia&-1-2-3.TV Holding GmbH, 123TV Invest GmbH, 123TV Holding GmbH, 123TV Beteiligungs GmbH, 1-2-3.TV GmbH and 1-2-Play GmbH.

“German Parallel Debt Agreement” means that certain Parallel Debt Agreement among the German Guarantors, the Loan Parties, the Agent and the Lenders.

“German Vendor Loan Deferral Agreement” than certain Standstill Agreement dated as of the Closing Date among the German Vendor Loan Lenders, iMedia, and the German Guarantors. 1

“German Vendor Loan Amendment” that certain Amendment Agreement to the Share Purchase Agreement and Fifth Amendment to the Vendor Loan Agreement Relating to the Impulse Transaction, dated June 29, 2023 among German Vendor Loan Lenders, iMedia, iMedia&-1-2-3.TV Holding GmbH, 123TV Beteiligungs GmbH, 1-2-3.TV GmbH.

"German Vendor Loan Lenders” means Emotion Invest GmbH & Co. KG, BE Beteiligungen Fonds GmbH & Co. geschlossene Investmentkommanditgesellschaft, Iris Capital Fund II.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranty”, “Guaranteed” or to “Guarantee”, as applied to any Indebtedness, liability or other obligation, means (a) a guaranty, directly or indirectly, in any manner, including by way of endorsement (other than endorsements of negotiable instruments for collection in the ordinary course of business), of any part or all of such Indebtedness, liability or obligation, and (b) an agreement, contingent or otherwise, and whether or not constituting a guaranty, assuring, or intended to assure, the payment or performance (or payment of damages in the event of non-performance) of any part or all of

1 New signed version to be provided.

such Indebtedness, liability or obligation by any means (including, the purchase of securities or obligations, the purchase or sale of property or services, or the supplying of funds).

“Guarantors” has the meaning set forth in the heading to this Agreement.

“Huron Consultant Agreement” means (i) that certain letter agreement dated November 23, 2022 between Huron Consulting Services LLC and iMedia, as amended by that certain letter agreement dated April 1, 2023 and (ii) that certain letter agreement dated April 1, 2023, between Huron Consulting Services LLC and iMedia.

“iMedia&123tv Holding” means iMedia&123tv Holding GmbH, a limited liability company organized under the laws of Germany with its corporate seat in Munich/Germany and registered with the commercial register of the local court of Munich under HRB 267579.

“Initial Budget” means the five-week budget for the Loan Parties attached hereto as Exhibit H, setting forth Loan Parties’ cash flow forecast in reasonable detail including receipts, disbursements, and projected borrowings forecast for the five-week period commencing with the week in which the Closing Date shall occur.

“Interim Order” means a final order of the Bankruptcy Court in the Case authorizing and approving this Agreement and the Loan Documents, for an interim period, under Sections 364(c) and (d) of the Bankruptcy Code and entered at or after a hearing, in form and substance satisfactory to Agent and Lenders. The Interim Order shall, among other things, have:

(a)          authorized the transactions contemplated by this Agreement and the extensions of credit under this Agreement;

(b)          granted the claim and Lien status and Liens described in Section 3.5, and prohibited the granting of additional Liens on the assets of Loan Parties except for any Liens specifically provided for in such order, which Liens shall be Permitted Liens;

(c)          provided that such Liens are automatically perfected as of the Petition Date by the entry of the Interim Order and also granted to Lender relief from the automatic stay of Section 362(a) of the Bankruptcy Code to enable Agent, if Agent elects to do so in its discretion, to make all filings and recordings and to take all other actions considered necessary or advisable by Agent to perfect, protect and insure the priority of its Liens upon the Collateral as a matter of non-bankruptcy law;

(d)          upon entry of the Final Order, provided that no Person will be permitted to surcharge the Collateral under Section 506(c) of the Bankruptcy Code, nor shall any costs or expenses whatsoever be imposed against the Collateral; and

(e)          provided Lender with relief from the automatic stay in a manner consistent with the terms of Section 7.2.

“Indebtedness” means (without duplication), with respect to any Person, (a) all obligations or liabilities, contingent or otherwise, for borrowed money, (b) all obligations represented by promissory notes, bonds, debentures or the like, or on which interest charges are customarily paid, (c) all liabilities secured by any Lien on property owned or acquired, whether or not such liability shall have been assumed, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade payables and post-Petition Date trade payables which are not ninety (90) days past the agreed upon payment terms incurred in the ordinary course of business, (f) all Capitalized Leases of such Person, (g) all obligations (contingent or otherwise) of such Person as an account party or applicant in respect of letters of credit and/or bankers’ acceptances, or in respect of financial or other hedging obligations, (h) all Equity Interests issued by such Person subject to repurchase or redemption at any time on or prior to the Scheduled Maturity Date, other than voluntary repurchases or redemptions that are at the sole option of such Person, (i) all principal outstanding under any synthetic lease, off-balance sheet loan or similar financing product, and (j) all Guarantees, endorsements (other than for collection in the ordinary course of business) and other contingent obligations in respect of the obligations of others.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Ineligible Assignee” means (a) any natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), (b) any Loan Party or any of its Affiliates, or (c) any Defaulting Lender or any Affiliate of any Defaulting Lender or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or an Affiliate thereof.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks and trademark licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Expense” means, for the applicable period, for the Loan Parties on a consolidated basis, total interest expense (including interest attributable to Capitalized Leases in accordance with GAAP) and fees with respect to outstanding Indebtedness.

“Interest Period” means a period of one (1) month during which the entire outstanding principal balance of this Agreement bears interest determined in relation to Term SOFR, with the understanding that:

(i)	each Interest Period shall commence automatically, without notice to or consent from Borrower, on the first day of each month and shall continue up to, but shall not include, the first day of the immediately following month;

(ii)	if any Interest Period is scheduled to commence on a day that is not a Federal Reserve Business Day, then such Interest Period shall commence on the next succeeding Federal Reserve Business Day (and the preceding Interest Period shall continue up to, but shall not include, the first day of such Interest Period), unless the result of such extension would be to cause such Interest Period to begin in the next calendar month, in which event such Interest Period shall commence on the immediately preceding Federal Reserve Business Day (and the preceding Interest Period shall continue up to, but shall not include, the first day of such Interest Period); and

(iii)	if, on the first day of the last Interest Period applicable hereto the remaining term of this Agreement is less than one (1) month, said Interest Period shall be in effect only until the scheduled Maturity Date hereof.

“Investment Property” means the collective reference to (a) all “investment property” as such term is defined in Section 9-102 of the UCC, (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the UCC, and (c) whether or not constituting “investment property” as so defined, all Pledged Equity.

“Issuers” means the collective reference to each issuer of Investment Property.

“Judgment Currency” has the meaning set forth in Section 6.3(b).

“Lender” has the meaning set forth in the heading to this Agreement. Each party who signed this Agreement as a “Lender” shall be a Lender.

“Lender Documentation Exception” has the meaning set forth in the Section 9.1(e).

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement in the nature of a security interest of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan Account” has the meaning set forth in Section 2.4.

“Loan Documents” means, collectively, this Agreement and all notes, guaranties, security agreements, mortgages, certificates, landlord’s agreements, Lock Box and Blocked Account agreements, the Interim Order, the Final Order, the German Guarantee, the German Parallel Debt Agreement and all other agreements, documents and instruments now or hereafter executed or delivered by any Borrower, any Loan Party in connection with, or to evidence the transactions contemplated by, this Agreement; provided that in no event shall any agreement to which RNN Lender is a party constitute a Loan Document unless Agent has executed such agreement.

“Loan Guaranty” means Section 8 of this Agreement.

“Loan Limits” means, collectively, the Loan Limits for Revolving Loans set forth in Section 1 of Schedule A and all other limits on the amount of Loans set forth in this Agreement.

“Loan Party” means, individually, any Borrower, any Guarantor or any Subsidiary party to this Agreement; and “Loan Parties” means, collectively, Borrowers, Guarantors and all Subsidiaries party to this Agreement.

“Loans” means, collectively, the Revolving Loans.

“Material Adverse Effect” shall mean a material adverse effect on (a) the financial condition, results of operations, assets, business, or properties of the Borrowers, taken as a whole, (b) the Borrowers’ ability to duly and punctually pay or perform the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Agent’s Liens on the Collateral or the priority of any such Lien, or (d) the practical realization of the benefits of Agent’s and each Lender’s rights and remedies under this Agreement and the other Loan Documents other than those events that would reasonably be expected to result from the filing or commencement of the Cases or the announcement of the filing or commencement of the Cases.

“Material Contract” means has the meaning set forth in Section 5.18.

“Maturity Date” means the earliest of (a) Scheduled Maturity Date, (b) Termination Date, or (c) such earlier date as the Obligations may be accelerated in accordance with the terms of this Agreement (including without limitation pursuant to Section 7.2.

“Maximum Lawful Rate” has the meaning set forth in Section 2.5.

“Maximum Liability” has the meaning set forth in Section 8.9.

“Maximum Revolving Facility Amount” means the amount set forth in Section 1(a) of Schedule A.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Income” means, for the applicable period, for Borrowers or Loan Parties on a consolidated basis, as applicable, the net income (or loss) of Borrowers or Loan Parties on a consolidated basis, as applicable, for such period, in each case of Borrowers or Loan Parties on a consolidated basis, as applicable, for such period.

“Non-Paying Guarantor” has the meaning set forth in Section 8.10.

“Non-RNN Lenders” means each Lender holding a Term Loan Commitment or that advanced a portion of the Term Loan that is not the RNN Lender.

“Non-U.S. Recipient” has the meaning set forth in Section 9.1(e)(ii).

“Notice of Borrowing” has the meaning set forth in Section 1.4.

“Obligations” means (i) all Pre-Petition Obligations, and (ii) all present and future Loans, advances, debts, liabilities, fees, expenses, obligations, guaranties, covenants, duties and indebtedness at any time owing by any Borrower or any Loan Party to Agent and Lenders (including any interest, costs, fees, expenses and other amounts accruing thereon after maturity, or after the conversion of the Case to a chapter 7 case as to any Loan Party, whether or not a claim for post-filing or post-petition interest or other amounts is allowable or allowed in such proceeding), whether evidenced by this Agreement, any other Loan Document or otherwise whether arising from an extension of credit, , whether direct or indirect (including those acquired by assignment and any participation by any Lender in Borrowers’ indebtedness owing to others), whether absolute or contingent, whether due or to become due, and whether arising before or after the commencement of a proceeding under the Bankruptcy Code or any similar statute.

“Organic Documents” means, with respect to any Person, the certificate of incorporation, articles of incorporation, certificate of formation, certificate of limited partnership, by-

laws, operating agreement, limited liability company agreement, limited partnership agreement or other similar governance document of such Person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Amount” means with respect to the revolving credit facility provided in this Agreement on any date, the aggregate outstanding principal amount of all Revolving Loans as of such date.

“Participant” has the meaning set forth in Section 10.10.

“Passport 6.0” means the electronic and/or internet-based system approved by Agent for the purpose of making notices, requests, deliveries, communications, and for the other purposes contemplated in this Agreement or otherwise approved by Agent, whether such system is owned, operated or hosted by Agent, any of its Affiliates or any other Person.

“Paying Guarantor” has the meaning set forth in Section 8.10.

“Payment Recipient” has the meaning specified therefor in Section 10.22 of this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA, and any sections of the Code or ERISA related thereto that are enacted after the date of this Agreement.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by a Loan Party and or ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Discretion” means a determination made by Agent in the exercise of reasonable (from the perspective of an asset-based secured lender) business judgment exercised in good faith in accordance with customary business practices with comparable debtor-in-possession asset-based lending facilities.

“Permitted Indebtedness” means: (a) the Obligations; (b) the Indebtedness existing on the date hereof described in Schedule 5.25; (c) Capitalized Leases and purchase money Indebtedness secured by Permitted Liens and Indebtedness consisting of the financing of insurance premiums in the ordinary course of business in an aggregate amount not exceeding $500,000 at any time outstanding; (d) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; (e) [reserved]; (f) [reserved]; (g) the Seller Debt Permitted Indebtedness; (h) [reserved]; (i) [reserved]; (j) [reserved]; (k) secured or unsecured Indebtedness of any Unrestricted Foreign Subsidiary in an aggregate amount not to exceed $100,000; (l) other unsecured Indebtedness in an amount not to exceed $500,000 in the aggregate at any time outstanding, and (m) unsecured Indebtedness outstanding under the Convertible Note Documents.

“Permitted Investments” means:

(a)          direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)          marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least AA from Standard & Poor’s Ratings Services, a Division of the McGraw-Hill Companies, Inc. (“S&P”) or Aa from Moody’s Investors Service, Inc. (“Moodys”);

(c)          investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 from S&P or P-2 from Moody’s;

(d)          investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof, or by any Agent which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(e)          fully collateralized repurchase agreements with a term of not more than 120 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (d) of this definition; and

(f)             money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated at least AA by S&P or Aa by Moody’s and (iii) have portfolio assets of at least $1,000,000.000.

“Permitted Liens” means (a) purchase money security interests in specific items of Equipment securing Permitted Indebtedness described under clause (c) of the definition of Permitted Indebtedness; (b) Liens disclosed Schedule 5.25; provided, however, that to qualify as a Permitted Lien, any such Lien described on Schedule 5.25 shall only secure the Indebtedness that it secures on the Closing Date and any permitted refinancing in respect thereof; (c) Liens for taxes, fees, assessments, or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) for which adequate reserves in accordance with GAAP are being maintained, provided, that the same have no priority over any of Agent’s security interests; (d) liens of materialmen, mechanics, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent or are being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) for which adequate reserves in accordance with GAAP are being maintained; (e) Liens which constitute banker’s liens, rights of set-off, or similar rights as to deposit accounts or other funds maintained with a bank or other financial institution (but only to the extent such banker’s liens, rights of set-off or other rights are in respect of customary service charges relative to such deposit accounts and other funds, and not in respect of any loans or other extensions of credit by such bank or other financial institution to any Loan Party); (f) cash deposits or pledges of an aggregate amount not to exceed $500,000 to secure the payment of worker’s compensation, unemployment insurance, or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the ordinary course of business, (g)  [reserved], (h) the Seller Debt Permitted Liens to secure the Seller Debt Permitted Indebtedness, (i) Liens in favor of the Agent for the benefit of the Agent and the Lenders, (j) Liens securing Indebtedness represented by financed insurance premiums in the ordinary course of business provided that such Liens do not extend to any property or assets other than the insurance policies being financed, (k) [reserved], (l) Liens that are junior to the liens in favor of Agent securing indebtedness in an amount not to exceed $500,000, (m) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including without limitation, minor defects or irregularities in title and similar encumbrances), which do not in the aggregate interfere in any material respect with the ordinary course of business of the Borrowers and their Subsidiaries; (n) [reserved], (o) licenses, sublicenses or any other rights granted with respect to Intellectual Property in the ordinary course of business; (p) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business; (q) landlords’ and lessors’ statutory Liens; (r) Liens arising from precautionary Uniform Commercial Code filings regarding “true” operating leases or, to the extent permitted under this Agreement, the consignment of goods to a Borrower or a Guarantor; (s) Liens in favor of customs and revenues authorities imposed by applicable Law arising in the ordinary course of business in connection with the importation of goods; (t) restrictive covenants affecting the use to which real property may be put; provided that the covenants are complied with; (u) zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements; (w) Liens in favor of any credit card processor arising in the ordinary course of business under the applicable credit card arrangement and solely with respect to (i) any items returned by a customer who purchased such items thereunder, (ii) any reserve accounts established pursuant thereto or (iii) set off rights in favor of the applicable credit card processor solely relating to any payments due to any Borrower thereunder; (x) Liens securing Indebtedness permitted by clause (k) of the definition of Permitted Indebtedness and (y) the Pre-Petition Liens. For the avoidance of doubt, to the extent constituting a Lien, the Carve-Out, Carve-Out Reserve Account shall constitute Permitted Liens for all purposes hereunder.

“Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, government or any agency or political division thereof, or any other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained by any Loan Party or any such plan to which any Loan Party (or with respect to any plan subject to Section 412 or 430 of the Code or Section 302 or Title IV of ERISA, any ERISA Affiliate) is required to contribute.

“Pledged Equity” means the Equity Interests now owned or hereafter acquired by any Loan Party, including without limitation, the Equity Interests listed on Schedule 5.1 to this Agreement, together with any other Equity Interests, certificates, options, or rights or instruments of any nature whatsoever in respect of the Equity Interests of any Person that may be issued or granted to, or held by, any Loan Party while this Agreement is in effect, and including, without limitation, to the extent attributable to, or otherwise related to, such pledged Equity Interests, all of such Loan Party’s (a) interests in the profits and losses of each Issuer, (b) rights and interests to receive distributions of each Issuer’s assets and properties, and (c) rights and interests, if any, to participate in the management or each Issuer related to such pledged Equity Interests.

“Post-Petition Obligations” shall mean all Obligations other than Pre-Petition Obligations.

“Prepayment Event” means: (i) any sale (other than sales of inventory in the ordinary course of business), transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party other than assets with an aggregate fair market value which do not exceed $25,000 in any Fiscal Year; (ii) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any of any Loan Party with an aggregate fair value immediately prior to such event equal to or greater than $25,000 in any Fiscal Year; (iii) the issuance by any Loan Party to any Person (other than to another Loan Party) of any equity interests after the Closing Date, or the receipt by any Loan Party of any capital contribution from any Person (other than from another Loan Party) after the Closing Date; (iv) the incurrence by any Loan Party of any Indebtedness not permitted by this Agreement; and (v) the receipt by any Loan Party of any Extraordinary Receipts in excess of $25,000 in the aggregate in any Fiscal Year.

“Pre-Petition Agent” shall have the meaning set forth in the recitals hereto.

“Pre-Petition Collateral” shall mean all “Collateral” (as defined in Pre-Petition Credit Agreement) in existence as of the Petition Date of each Loan Party.

“Pre-Petition Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Pre-Petition Lender” shall have the meaning set forth in the recitals hereto.

“Pre-Petition Liens” means, collectively, the Liens granted by Loan Parties to the Pre-Petition Agent, for the benefit of itself and the Pre-Petition Secured Parties, on the Pre-Petition Collateral.

“Pre-Petition Loan” mean a “Loan” as defined in (and funded under) the Pre-Petition Credit Agreement.

“Pre-Petition Loan Documents” shall mean the Pre-Petition Credit Agreement, the “Loan Documents” as defined in the Pre-Petition Credit Agreement, and each document, agreement and instrument (and all schedules and exhibits thereto) executed in connection therewith, in each case, as in effect immediately prior to the Petition Date.

“Pre-Petition Obligations” means “Obligations” as defined in the Pre-Petition Credit Agreement.

“Pre-Petition Payment” means a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition Indebtedness or trade payables or other pre-petition claims against any Loan Party.

"Pre-Petition Prior Liens” has the meaning set forth in the DIP Orders.

“Pre-Petition Released Claim” or “Pre-Petition Released Claims” shall have the meaning set forth in Section 10.24 hereof.

“Pre-Petition Secured Parties” shall mean, collectively, those Persons that, as of the Petition Date, were “Agent” or “Lender”, each as defined under the Pre-Petition Credit Agreement, including without limitation the Pre-Petition Agent, the Pre-Petition Lenders, together with their successors and permitted assigns.

“Pro Rata Share” means:

(a) with respect to a Lender’s obligation to make all or a portion of the Revolving Loans, with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the Revolving Loans or Pre-Petition Obligations, and with respect to all other computations and other matters related to the Revolving Loan Commitments, the Revolving Loans or the Pre-Petition Obligations, the percentage obtained by dividing (x) the Revolving Loan Exposure of such Lender by (y) the aggregate Revolving Loan Exposure of all Lenders;

(b) with respect to a Lender’s obligation to make all or a portion of the Term Loan, with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the Term Loan, and with respect to all other computations and other matters related to the Term Loan Commitments or the Term Loan, the percentage obtained by dividing (x) the Term Loan Exposure of such Lender by (y) the aggregate Term Loan Exposure of all Lenders; and

(c) with respect to a Lender’s right to receive any Extraordinary Receipt Amount, the percentage obtained by dividing (x) the sum of the Term Loan Exposure and the Revolving Loan Exposure of such Lender by (y) the sum of the aggregate Term Loan Exposure and the Revolving Loan Exposure of all Lenders.

“Recipient” means any Agent, any Lender, any Participant, or any other recipient of any payment to be made by or on account of any Obligation of any Loan Party under this Agreement or any other Loan Document, as applicable.

“Register” has the meaning set forth in Section 10.9(a).

“Released Parties” has the meaning set forth in Section 6.1.

“Reorganization Plan” means a plan or plans of reorganization in the Case.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Restricted Accounts” means (i) Deposit Accounts (a) established and used (and at all times will be used) solely for the purpose of paying current payroll obligations (including payroll, payroll taxes and other employee wage payments) of Loan Parties (and which do not (and will not at any time) contain any deposits other than those necessary to fund current payroll, payroll taxes and other employee wage payments), in each case in the ordinary course of business, or (b) maintained (and at all times will be maintained) solely in connection with an employee benefit plan, but solely to the extent that all funds on deposit therein are solely held for the benefit of, and owned by, employees (and will continue to be so held and owned) pursuant to such plan and (ii) the Carve-Out Reserve Account (as defined in the DIP Orders); provided that such account will be a Restricted Account only so long as there are outstanding Professional Fees (as defined in the DIP Orders).

“Required Lenders” means, at any time, Lenders having or holding at least 66.6% of the aggregate Revolving Loan Exposure of all Lenders, provided that (w) if there are less than three (3) unaffiliated Lenders, Required Lenders shall mean all Lenders holding Revolving Loan Exposure, (x) the Revolving Loan Exposure of, and the portion of the liabilities held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders, (y) so long as an APA Trigger Event has not occurred, the Required Lenders will include the RNN Lender, and (z) after the Revolving Loans have been paid in full and all Revolving Loan Commitments have terminated, the Required Lenders shall mean the ABL Lenders having or holding at least 66.6% of the aggregate Term Loan Exposure of all ABL Lenders and, so long as an APA Trigger Event has not occurred, RNN Lender.

“Revolving Loan Commitment” means, with respect to each Lender, its obligation to make a Revolving Loan to the Borrowers pursuant to Section 1.1(a) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1(a) under the caption “Revolving Loan Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 10.8 of this Agreement.

“Revolving Loan Exposure” means, with respect to any Lender, as of any date of determination (a) prior to the termination of the Revolving Loan Commitments, the amount of such Lender’s Revolving Loan Commitment, and (b) after the termination of the Revolving Loan Commitments, the aggregate outstanding principal amount of the Revolving Loans of such Lender.

“Revolving Lender” means a Lender holding Revolving Loan Commitment or Revolving Loan Exposure (or who held Revolving Loan Commitments prior to the termination thereof and the repayment of all Revolving Loan Exposure).

“Revolving Loans” has the meaning set forth in Section 1.1(a).

"RNN Buyer” means RNN-TV LICENSING CO. LLC.

"RNN Lender” means RNN-TV LICENSING CO. LLC.

“Sale Order” has the meaning set forth in Section 5.15(n).

“Scheduled Maturity Date” means the date set forth in Section 6 of Schedule A.

“Securities Act” means the Securities of Act of 1933, as amended.

“Seller” means Synacor, Inc., a Minnesota corporation, together with its successors and permitted assigns.

“Seller Debt Documents” means, collectively, (i) the Seller Note and (ii) all other instruments, agreements and documents executed in connection therewith.

“Seller Debt Note” means the Secured Promissory Note dated as of the date hereof executed by iMedia, Portal and Seller.

“Seller Debt Permitted Indebtedness” means the Indebtedness evidenced by the Seller Debt Documents in an aggregate principal amount outstanding at any time not to exceed $10,000,000.

“Seller Debt Permitted Liens” means, collectively all Liens in favor of the Seller Debt Lenders securing the Seller Debt Permitted Indebtedness.

“Settlement Date” means Tuesday of each week (or if any Tuesday is not a Business Day on which all Lenders are open for business, the immediately preceding Business Day on which all Lenders are open for business), provided that, Agent, in its discretion, may require that the Settlement Date occur more frequently (even daily) so long as any Settlement Date chosen by Agent is a Business Day on which each Lender is open for business.

“SLR” means Crystal Financial LLC d/b/a SLR Credit Solutions.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

"Specified Event of Default” means an Event of Default pursuant to Section 7.1(b), 7.1(c) (solely with respect to a breach of Section 5.15(n)) or Section 7.1(kk).

“Stated Rate” has the meaning set forth in Section 2.5.

“Subsidiary” means any corporation or other entity of which a Person owns, directly or indirectly, through one or more intermediaries, more than 50% of the Equity Interests at the time of determination. Unless the context indicates otherwise, references to a Subsidiary shall be deemed to refer to a Subsidiary of Borrowers.

“Superpriority Claim” shall have the meaning given to the term DIP Superpriority Claim in the DIP Orders.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means the Term SOFR Reference Rate for a tenor of one month commencing on the day (such day, the “Term SOFR Determination Day”) that is three (3) U.S. Government Securities Business Days prior to the first day of each calendar month, as such rate is published by the Term SOFR Administrator; provided, however, that (i) if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day and (ii) if Term SOFR determined as provided above (including pursuant to clause (i) of this proviso) shall ever be less than 0.50%, then Term SOFR shall be deemed to be 0.50%.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the date on which (i) all of the Obligations have been paid in full in cash (other than any contingent indemnification obligations or any Obligations which have been cash collateralized in accordance with the terms of this Agreement), (ii) all of Agent’s and Lenders’ lending commitments under this Agreement and under each of the other Loan Documents have been terminated and (iii) the Agent and Lenders have received a full release from the Loan Parties from all claims of the Loan Parties and their estates for any matters arising out of, relating to or in connection, with the Pre-Petition Loan Documents, this Agreement and the Loan Documents.

“Term Loan” has the meaning set forth in Section 1.1(a).

“Term Loan Commitment” means, with respect to each Lender, its obligation to make a Term Loan to the Borrowers pursuant to Section 1.1(a) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1(a) under the caption “Term Loan Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 10.8 of this Agreement.

“Term Loan Exposure” means, with respect to any Lender, as of any date of determination (a) prior to the termination of the Term Loan Commitments, the amount of such Lender’s Term Loan Commitment, and (b) after the termination of the Term Loan Commitments, the aggregate outstanding principal amount of the Term Loan of such Lender.

“Term Loan Lender” means a Lender holding a Term Loan Commitment or that advanced a portion of the Term Loan.

“UCC” means, at any given time, the Uniform Commercial Code as adopted and in effect at such time in the State of New York or such other applicable jurisdiction.

“Unrestricted Foreign Subsidiary” means any Foreign Subsidiary that is not a Loan Party.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Value Pay Plan” shall mean that certain purchase plan offered by Borrowers to consumer Customers pursuant to which a consumer Customer may be approved to purchase Inventory through a payment plan of up to six (6) payments over five (5) months.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Loan Document, and either Borrowers or Agent shall so request, Lenders and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, that until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrowers shall provide to Agent financial statements and other documents required under this Agreement and the other Loan Documents which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (Codification of Accounting Standards 825-10) to value any Indebtedness or other liabilities of any Loan Party at “fair value”, as defined therein.

References in this Agreement to “Articles”, “Sections”, “Annexes”, “Exhibits” or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation”. “Or” shall be construed to mean “and/or”. Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds. Time is of the essence for each performance obligation of the Loan Parties under this Agreement and each Loan Document. All amounts used for purposes of financial calculations required to be made herein shall be without duplication. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. References to any agreement, instrument or document (a) shall include all schedules, exhibits, annexes and other attachments thereto and (b) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Unless otherwise specified herein Dollar ($) baskets set forth in the representations and warranty, covenants and event of default provisions of this Agreement (and other similar baskets) are calculated as of each date of measurement by the Dollar Equivalents thereof as of such date of measurement.

Schedule C

FEES

1.	Closing Fee. To Agent, For the ratable account of the Term Lenders, a fee equal to $300,000 (the “Closing Fee”). The full amount of the Closing Fee shall be deemed to be fully earned and payable on the Closing Date, and shall be allocated to the Term Lenders in accordance with their Pro Rata Shares.

2.	Collateral Monitoring Fee. To Agent, for its sole and separate account and not the account of any Lender, a collateral monitoring fee in the amount of $10,000 per month, payable on the Closing Date and on the first day of each month thereafter. The collateral monitoring fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

3.	Unused Line Fee. For the ratable benefit of Lenders holding the Revolving Loan Commitments, an unused line fee equal to 0.50% per annum of the amount by which (i) the Maximum Revolving Facility Amount exceeds (ii) the average daily outstanding principal balance of the Revolving Loans during the immediately preceding month (or part thereof), which each such monthly fee shall be deemed to be fully earned and payable, in arrears, on the first Business Day of each month until the Termination Date.

C-1

Schedule D

Provide Agent and each Lender with each of the documents set forth below at the following times in form satisfactory to the Required Lenders:

Weekly (due on Wednesday of each week for the preceding week)

•      Compliance Certificate and Budget Compliance Report

•      Borrowing Base Certificate

•      reporting of weekly sales, collections and credits,

•      a Value Pay Plan ageing summary,

•      updated In-transit Credit Card Receipts for the prior week,

•      Inventory reports, and

•      A system generated perpetual inventory report.

Monthly (no later than 30 days after the end of each calendar month), as set forth in Section 5.15(c)

•      the unaudited interim financial statements of each Loan Party as of the end of such month and of the portion of such Fiscal Year then elapsed,

•      Compliance Certificate, and

•      updates to the Schedules to this Agreement required by Section 5.29

Promptly upon delivery or receipt, or request, as applicable, thereof

•     copies of any and all written notices (including notices of default or acceleration), reports and other deliveries received by or on behalf of any Loan Party from or sent by or on behalf of any Loan Party to, any holder, agent or trustee with respect to any or all of the Seller Debt Permitted Indebtedness (in such holder’s, agent’s or trustee’s capacity as such), or the Unsecured Creditor’s Committee or the US Trustee,

•      confirmatory assignment schedules as Agent may reasonably request,

Weekly (due on Wednesday of each week)	• copies of all reports delivered by any Borrower to C&B Newco, LLC pursuant to Section 6 of the C&B Consignment Agreement (as in effect on November 23, 2022)
Promptly upon request	• any information regarding the C&B Consignment Agreement and the transactions effectuated thereby that Agent may reasonably request from time to time

D-1

Schedule E

[Reserved]

E-1

Schedule F

Lender Notice Information

[Attached]

F-1

Schedule 1.1(a) – Lender Commitments

Lender	Revolving Loan Commitment	Term Loan Commitment
Siena Lending Group LLC	$12,467,065.88	$4,687,500
Crystal Financial SPV LLC	$0	$0
Crystal Financial LLC d/b/a SLR Credit Solutions	$3,740,119.76	$1,406,250.00
North Mill Capital LLC d/b/a SLR Business Credit	$3,740,119.76	$1,406,250.00
RNN Lender	$0	$7,500,000
Total	$19,947,305.40	$15,000,000

F-2

Exhibit A

FORM OF NOTICE OF BORROWING

[letterhead of Borrowing Agent]

Siena Lending Group LLC
9 W Broad Street, Suite 540
Stamford, Connecticut 06902
Attention: Steve Sanicola

Dear Mr. Sanicola:

Please refer to the Debtor-In-Possession Loan and Security Agreement dated as of July 3, 2023 (as amended, restated or otherwise modified from time to time, the “Loan Agreement”) among the undersigned, as a Borrower and Borrowing Agent, each of the other Borrowers (as defined therein) the Loan Parties (as defined therein) party thereto, the financial institutions party thereto from time to time (the “Lenders”) and Siena Lending Group LLC, as agent for the Lenders (the “Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement. This notice is given pursuant to Section 10 of the Loan Agreement and constitutes a representation by Borrowing Agent, on behalf of Borrowers, that the conditions specified in Section 1.6 of the Loan Agreement have been satisfied. Without limiting the foregoing, (a) each of the representations and warranties set forth in the Loan Agreement and in the other Loan Documents is true and correct in all respects as of the date hereof (or to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct as of such earlier date), both before and after giving effect to the Loans requested hereby, and (b) no Default or Event of Default is in existence, both before and after giving effect to the Loans requested hereby (if not true, in the “Comments Regarding Exceptions” section below, specify the Default of Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such Default of Event of Default).

Borrowing Agent, on behalf of Borrowers, hereby requests a borrowing under the Loan Agreement as follows:

The aggregate amount of the proposed borrowing is $[______________]. The requested borrowing date for the proposed borrowing (which is a Business Day) is [______________], [____].

Borrowing Agent has caused this Notice of Borrowing to be executed and delivered by its Authorized Officer thereunto duly authorized on [_____________].

Comments Regarding Exceptions: ______________________________.

IMEDIA BRANDS, INC.

By:
Title:

Ex. A-1

Exhibit B

CLOSING CHECKLIST

[attached]

Ex. B-1

Exhibit C

CLIENT USER FORM

Siena Lending Group LLC
Passport 6.0 – Client User Form

Borrowing Agent: iMedia Brands, Inc.

Borrower Number: ________

Debtor-In-Possession Loan and Security Agreement Date: July 3, 2023

We, being two Authorized Officers of the above Borrower (the “Borrowing Agent”), refer to the above Loan and Security Agreement (as amended, restated or otherwise modified from time to time, the “Loan Agreement”) between the Borrowing Agent, each of the other Borrowers (as defined therein) the financial institutions party thereto from time to time (the “Lenders”) and Siena Lending Group LLC, as agent for the Lenders (the “Agent”). This is the Client User Form, used to determined client access to Passport 6.0.

Being duly authorized by the Borrowing Agent, we each confirm that the following people have been authorized by the Borrowing Agent to have access (Full Access or Read Only, as indicated below) to Passport 6.0:

First Name	Last Name	Full Access or Read Only Access[2]	Email Address	Phone Number

IMEDIA BRANDS, INC.

By:	By:

Name:	Name:
Title:	Title:
Date:	Date:

2 Note: “Full Access” means the designated user will have the following rights: (i) upload documents into Passport 6.0; (ii) access to Borrowers’ portal within Passport 6.0 module; and (iii) authority to request advances.

“Read Only Access” means the designated user will be limited to (i) and (ii).

Ex. C-1

Exhibit D

AUTHORIZED ACCOUNTS FORM

Siena Lending Group LLC
Authorized Accounts Form

Borrowing Agent: iMedia Brands, Inc.

Borrower Number: ________

Debtor-In-Possession Loan and Security Agreement Date: July 3, 2023

I, being an Authorized Officer of the above Borrower (the “Borrowing Agent”), refer to the above Loan and Security Agreement (as amended, restated or otherwise modified from time to time, the “Loan Agreement”) between the Borrowing Agent, each of the other Borrowers (as defined therein) the financial institutions party thereto from time to time (the “Lenders”) and Siena Lending Group LLC, as agent for the Lenders (the “Agent”). This is the Authorized Accounts Form, referring to authorized operating bank accounts of the Borrowers. Terms defined in the Loan Agreement have the same meaning when used in this Authorized Accounts Form.

Being duly authorized by the Borrowing Agent, I confirm that the following operating bank accounts of the Borrowing Agent are the accounts into which the proceeds of any Loan may be paid:

Bank	Routing Number	Account number	Account name

IMEDIA BRANDS, INC.

By:	By:

Name:	Name:
Title:	Title:
Date:	Date:

Ex. D-1

Exhibit F

FORM OF COMPLIANCE CERTIFICATE

[letterhead of Borrowing Agent]

To:  Siena Lending Group LLC

9 W Broad Street, Suite 540

Stamford, Connecticut 06902

Attention: Steven Sanicola

Re: Compliance Certificate dated _______________

Ladies and Gentlemen:

Reference is made to that certain Debtor-In-Possession Loan and Security Agreement dated as of July 3, 2023 (as amended, restated or otherwise modified from time to time, the “Loan Agreement”) by and among Siena Lending Group LLC (together with its successors and assigns, “Agent”), iMedia Brands, Inc., a Minnesota corporation (“iMedia”), VALUEVISION INTERACTIVE, INC., a Minnesota corporation (“Value Interactive”), VALUEVISION RETAIL, INC., a Delaware corporation (“Value Retail”), PW ACQUISITION COMPANY, LLC, a Minnesota limited liability company (“PW Acquisition”), FL ACQUISITION COMPANY, a Minnesota corporation (“FL Acquisition”), VALUEVISION MEDIA ACQUISITIONS, INC., a Delaware corporation (“Value Media”), JWH Acquisition Company, a Minnesota corporation (“JWH Acquisition”), NORWELL TELEVISION LLC, a Delaware limited liability company (“Norwell”), and 867 GRAND AVENUE LLC, a Minnesota limited liability company (“867 Grand Avenue” and together with iMedia, Value Interactive, Value Retail, PW Acquisition, FL Acquisition, Value Media, JWH Acquisition, Norwell, and any other Person who from time to time becomes a Borrower hereunder, individually and collectively as the context may require, “Borrowers”) and each of the Loan Parties (as defined therein) party thereto. Capitalized terms used in this Compliance Certificate have the meanings set forth in the Loan Agreement unless specifically defined herein.

Pursuant to Section 5.15 of the Loan Agreement, the undersigned Authorized Officer of Borrowing Agent, on behalf of the Borrowers, hereby certifies (solely in his capacity as an officer of Borrowing Agent and not in his individual capacity) that:

1.          The financial statements of Borrowers for the ___ -month period ending _____________ attached hereto have been prepared in accordance with GAAP, and fairly present the financial condition of Borrowers for the periods and as of the dates specified therein.

2.          As of the date hereof, there does not exist any Default or Event of Default.

3.          Borrowers are in compliance with the applicable financial covenants contained in Section 5.26 of the Loan Agreement for the periods covered by this Compliance Certificate. Attached hereto are statements of all relevant facts and computations in reasonable detail sufficient to evidence Borrowers’ compliance with such financial covenants, which computations were made in accordance with GAAP.

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned Authorized Officer this ____ day of _______________, ______.

IMEDIA BRANDS, INC.

By:
Name:
Title:

Ex. F-1

Exhibit G

FORM OF ASSIGNMENT AND ACCEPTANCE

[On File with Agent]

Exhibit H

INITIAL BUDGET